The information in this preliminary prospectus supplement is not complete and may be changed. We may not deliver these securities until a prospectus supplement is delivered in final form. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-143865

PROSPECTUS SUPPLEMENT (Subject to Completion, dated June 19, 2007)

(To Prospectus dated June 19, 2007)

$693,657,000

United Air Lines, Inc.

2007-1 Pass Through Trusts

PASS THROUGH CERTIFICATES, SERIES 2007-1

This prospectus supplement relates to new pass through certificates to be issued by three separate pass through trusts to be formed by United Air Lines, Inc. Each certificate will represent an interest in a pass through trust. The certificates do not represent interests in or obligations of United or any of its affiliates.

The pass through trusts will use the proceeds from the sale of certificates to acquire equipment notes. The equipment notes will be issued by United to finance thirteen (13) Boeing aircraft owned by United. Payments on the equipment notes held in each pass through trust will be passed through to the certificateholders of such trust.

Interest on the equipment notes held in the related pass through trust will be payable on January 2 and July 2 of each year, beginning on January 2, 2008. Principal paid on the equipment notes will be payable on January 2 and July 2 in scheduled years, beginning on January 2, 2008.

Distributions on the certificates will be subject to certain subordination provisions as described herein.

Morgan Stanley Senior Funding, Inc. will provide a liquidity facility for each of the Class A and Class B certificates. The liquidity facilities are expected to provide an amount sufficient to pay up to three semiannual interest payments on the certificates of the related pass through trust. The Class C certificates will not have the benefit of a liquidity facility.

The payment obligations of United under the equipment notes will be fully and unconditionally guaranteed by UAL Corporation.

The Class B and Class C certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Investing in the pass through certificates involves risks. See “ RISK FACTORS” beginning on page S-15.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class A	$485,086,000%		July 2, 2022	100%
Class B	106,835,000%		July 2, 2019	100
Class C	101,736,000	Six-Month LIBOR plus %	July 2, 2014	100
(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $693,657,000. United Air Lines, Inc. will pay the underwriters a commission of $            . The underwriters expect to deliver the pass through certificates to purchasers on June     , 2007. The certificates will not be listed on any national securities exchange.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

MORGAN STANLEY	CREDIT SUISSE
(Sole Structuring Agent)

June     , 2007

Prospectus Supplement

i

Prospectus

Page
About This Prospectus	1
Cautionary Statement Concerning Forward-Looking Statements	1
Where You Can Find More Information	2

Page
Incorporation of Certain Documents by Reference	2
Ratio of Earnings to Fixed Charges	4
Legal Matters	4
Experts	4

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of United since the date of this prospectus supplement.

ii

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the certificates that we are currently offering, and (2) the accompanying prospectus, which provides general information about our certificates, some of which may not apply to the certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

We have given certain terms specific meanings for purposes of this prospectus supplement. The “Glossary” attached as Appendix I to this prospectus supplement defines each of these terms.

At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents on the preceding page. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking and thus reflect United Air Lines, Inc.’s, referred to herein as “United”, and UAL Corporation’s, referred to herein as “UAL”, current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to United’s and UAL’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

United’s and UAL’s actual results could differ materially from these forward-looking statements due to numerous factors, including, without limitation, the following: their ability to comply with the terms of United’s credit facility and other financing arrangements; the costs and availability of financing; their ability to execute their business plan; their ability to realize benefits from the resource optimization efforts and cost reduction initiatives; their ability to utilize net operating losses; their ability to attract, motivate and/or retain key employees; their ability to attract and retain customers; demand for transportation in the markets in which they operate; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); their ability to cost-effectively hedge against increases in the price of aviation fuel; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom they have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of United and/or competitors; U.S. or foreign governmental legislation, regulation and other actions, including open skies agreements; their ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by their labor groups; weather conditions; and other risks and uncertainties, including those stated in the Securities and Exchange Commission reports incorporated in the prospectus by reference or as stated in this prospectus supplement or incorporated by reference herein under the caption “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by United or UAL that such matters will be realized.

iii

SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission (the “SEC”), that are considered to be part of this prospectus supplement and the accompanying prospectus.

United Air Lines

United Air Lines, Inc. (together with its consolidated subsidiaries, “we,” “our,” “us,” “United” or the “Company”) is the principal, wholly-owned subsidiary of UAL Corporation (“UAL”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft (which we refer to as our “mainline” operations), as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,600 flights a day to more than 200 destinations through its mainline and United Express services. United offers approximately 1,550 average daily mainline (including Ted(SM)) departures to more than 120 destinations in 30 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express carriers, which provide more than 2,050 average daily departures to approximately 160 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

United offers services that we believe will allow us to generate a revenue premium by meeting distinct customer needs. This strategy of market segmentation is intended to optimize margins and costs by offering the right service to the right customer at the right time. These services include:

•

United mainline, including United First®, United Business® and Economy Plus®, the last providing three to five inches of extra legroom on all United mainline flights (including Ted), and on explus(SM) regional jet flights;

•	Ted, a low-fare service, now operates 56 aircraft and serves 20 airports with over 230 daily departures from all United’s hubs;

•	p.s.(SM)—a premium transcontinental service connecting New York with Los Angeles and San Francisco; and

•	United Express, with a total fleet of 289 aircraft operated by regional partners, including over 100 70-seat aircraft that offer explus, United’s premium regional service.

United also generates significant revenue through its Mileage Plus® Frequent Flyer Program (“Mileage Plus”), United Cargo(SM) and United Services.

United was incorporated under the laws of the State of Delaware on December 30, 1968. Corporate headquarters is located at 77 West Wacker Drive, Chicago, Illinois 60601 (telephone number (312) 997-8000).

Summary of Terms of Pass Through Certificates

	Class A Certificates	Class B Certificates	Class C Certificates
Aggregate Face Amount	$485,086,000	$106,835,000	$101,736,000
Interest Rate	%	%	Six-Month LIBOR plus %
Ratings:
Moody’s	Baa2	Ba2	B1
Standard & Poor’s	BBB	BB-	B
Initial Loan to Aircraft Value Ratio (cumulative)(1)	52.4%	64.0%	75.0%
Highest Loan to Aircraft Value Ratio (cumulative)(2)	52.4%	64.0%	75.0%
Expected Principal Distribution Window (in years)	0.5-15.0	0.5-12.0	0.5-7.0
Initial Average Life (in years from Issuance Date)	9.7	8.6	5.5
Regular Distribution Dates	January 2 and July 2	January 2 and July 2	January 2 and July 2
Final Expected Regular Distribution Date(3)	July 2, 2022	July 2, 2019	July 2, 2014
Final Legal Distribution Date(4)	January 2, 2024	January 2, 2021	July 2, 2014
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	None

(1)	The initial loan to aircraft value ratios measure the ratio of (a) (x) in the case of the Class A certificates, the aggregate principal amount of the Series A Equipment Notes relating to all aircraft, (y) in the case of the Class B certificates, the aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes relating to all aircraft and (z) in the case of the Class C certificates, the aggregate principal amount of all Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes relating to all aircraft to (b) the aggregate appraised base value of all aircraft (determined based on three appraisals setting forth values as of May 15, 2007, May 23, 2007 and May 15, 2007). These ratios are calculated assuming that the aggregate appraised base value of all aircraft is $924,876,667 on the Issuance Date. The aggregate appraised base value is only an estimate and reflects certain assumptions. See “DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS.”
(2)	The highest loan to aircraft value ratios are based on the aggregate appraised base value of all aircraft as of a certain future date. See “SUMMARY—Loan to Aircraft Value Ratios.” The aggregate appraised base value is only an estimate and reflects certain assumptions. See “DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS.”
(3)	Equipment Notes will mature on or before the Final Expected Regular Distribution Date for the certificates issued by the pass through trusts that own such Equipment Notes.
(4)	The Final Legal Distribution Date for each of the Class A certificates and Class B certificates is the Final Expected Regular Distribution Date for that class of certificates plus eighteen months, which represents the period corresponding to the applicable Liquidity Facility coverage of three semiannual interest payments.

Equipment Notes and the Aircraft

Set forth below is certain information about the Equipment Notes to be held in the pass through trusts and the aircraft that will secure such Equipment Notes:

Aircraft Type	Aircraft Registration Number	Manufacturer’s Serial Number	Original Delivery Date	Appraised Value(1)	Initial Principal Amount of Equipment Notes
Boeing 767-322ER	N672UA	30027	12/22/1999	$43,240,000	$32,430,000
Boeing 767-322ER	N677UA	30029	11/14/2001	49,560,000	37,170,000

Boeing 777-222	N211UA	30217	5/18/2000	64,580,000	48,435,000
Boeing 777-222	N212UA	30218	7/28/2000	65,430,000	49,072,500
Boeing 777-222	N213UA	30219	8/15/2000	65,860,000	49,395,000
Boeing 777-222	N214UA	30220	8/25/2000	65,860,000	49,395,000

Boeing 777-222ER	N216UA	30549	7/21/2000	84,140,000	63,105,000
Boeing 777-222ER	N217UA	30550	8/14/2000	84,390,000	63,292,500
Boeing 777-222ER	N228UA	30556	2/14/2002	92,513,333	69,385,000
Boeing 777-222ER	N229UA	30557	3/7/2002	92,783,333	69,587,500

Boeing 747-422	N104UA	26902	1/22/1998	70,000,000	52,500,000
Boeing 747-422	N107UA	26900	8/20/1998	72,470,000	54,352,500
Boeing 747-422	N116UA	26908	12/29/1998	74,050,000	55,537,004

				$924,876,667	$693,657,000

(1)	The appraised value of each aircraft provided above is based on the lesser of the average and the median appraised base values (as defined in the appraisal letters) of such aircraft as appraised by three independent appraisal and consulting firms, Aircraft Information Services, Inc., BACK Aviation Solutions and Morten Beyer & Agnew, Inc. as of May 15, 2007, May 23, 2007 and May 15, 2007, respectively. The appraisers based the appraisals on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely on any appraisal as an estimate of realizable value.

Loan to Aircraft Value Ratios

The following table provides loan to aircraft value ratios—also referred to as LTV ratios—for each class of certificates as of the issuance date and as of each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTV ratios but a mathematical calculation based on one set of assumptions.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled to certain specified cross-collateralization provisions as described under “DESCRIPTION OF THE EQUIPMENT NOTES—Security.” The relevant LTV ratios in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform United’s obligations under the Indentures. Therefore, the following LTV ratios are presented for illustrative purposes only.

		Outstanding Pool Balance			LTV Ratios(2)
Date	Assumed Aggregate Aircraft Value(1)	Class A Certificates	Class B Certificates	Class C Certificates	Class A Certificates	Class B Certificates	Class C Certificates
At Issuance	$924,876,667	$485,086,000	$106,835,000	$101,736,000	52.4%	64.0%	75.0%
January 2, 2008	907,213,984	471,899,525	98,476,396	95,870,481	52.0	62.9	73.4
July 2, 2008	889,551,302	461,539,263	96,654,112	92,831,176	51.9	62.7	73.2
January 2, 2009	871,888,619	451,629,892	95,044,206	90,242,761	51.8	62.7	73.1
July 2, 2009	854,225,937	441,550,089	93,441,599	87,483,915	51.7	62.6	72.9
January 2, 2010	836,563,254	431,495,311	91,356,657	84,750,092	51.6	62.5	72.6
July 2, 2010	818,900,572	421,464,711	89,529,180	82,040,449	51.5	62.4	72.4
January 2, 2011	801,237,890	411,439,495	87,731,644	79,336,189	51.4	62.3	72.2
July 2, 2011	783,575,207	388,422,737	86,163,184	76,438,180	49.6	60.6	70.3
January 2, 2012	765,912,525	377,997,487	84,123,801	73,280,505	49.4	60.3	69.9
July 2, 2012	748,249,842	367,736,616	82,027,810	69,873,955	49.1	60.1	69.4
January 2, 2013	730,587,160	357,775,988	80,030,632	66,701,704	49.0	59.9	69.1
July 2, 2013	712,435,309	347,421,292	77,627,975	63,603,459	48.8	59.7	68.6
January 2, 2014	693,787,428	335,789,779	76,023,567	59,298,424	48.4	59.4	67.9
July 2, 2014	674,642,900	318,293,361	73,199,993	0	47.2	58.0	N/A
January 2, 2015	655,498,373	307,655,461	69,810,884	0	46.9	57.6	N/A
July 2, 2015	636,075,057	299,701,403	67,451,780	0	47.1	57.7	N/A
January 2, 2016	613,930,300	287,368,894	64,073,362	0	46.8	57.2	N/A
July 2, 2016	591,785,542	274,611,623	61,149,977	0	46.4	56.7	N/A
January 2, 2017	569,640,785	261,608,168	58,120,543	0	45.9	56.1	N/A
July 2, 2017	546,090,542	248,338,576	55,015,471	0	45.5	55.6	N/A
January 2, 2018	522,540,298	234,957,661	51,893,555	0	45.0	54.9	N/A
July 2, 2018	498,500,887	229,379,207	48,718,424	0	46.0	55.8	N/A
January 2, 2019	473,965,445	214,108,660	45,144,515	0	45.2	54.7	N/A
July 2, 2019	448,933,356	204,181,139	0	0	45.5	N/A	N/A
January 2, 2020	423,901,268	188,679,613	0	0	44.5	N/A	N/A
July 2, 2020	398,590,392	172,416,993	0	0	43.3	N/A	N/A
January 2, 2021	370,558,074	156,214,618	0	0	42.2	N/A	N/A
July 2, 2021	342,525,755	134,987,060	0	0	39.4	N/A	N/A
January 2, 2022	314,493,437	115,171,875	0	0	36.6	N/A	N/A
July 2, 2022	285,055,633	0	0	0	N/A	N/A	N/A

(1)	In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised base value of each aircraft declines by approximately 3% of the initial appraised base value each year for the first 15 years after the year of delivery of the aircraft by the manufacturer, by approximately 4% each year thereafter for the next five years and by approximately 5% each year after that. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any aircraft.
(2)	The LTV ratios for each class of certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class together with the expected outstanding pool balance of all other classes senior in right of payment to such class after giving effect to the distributions expected to be made on such date by (ii) the assumed aggregate value of all the aircraft on such date based on the assumptions described above.

Cash Flow/Structure Chart

The following diagram illustrates the structure of the offering of the certificates and cash flows.

(1)	Each aircraft will be subject to a separate indenture with a separate loan trustee.
(2)	The initial amount of the Liquidity Facility for each of the Class A and Class B certificates will cover up to three consecutive semiannual interest payments with respect to the certificates of the related pass through trust. There will be no Liquidity Facility for the Class C certificates.

The Offering

Pass Through Trusts

United and Wilmington Trust Company, as Pass Through Trustee, will form three pass through trusts under three separate pass through trust supplements to a basic Pass Through Trust Agreement between United and the Pass Through Trustee.

Certificates Offered

•	Class A certificates

•	Class B certificates

•	Class C certificates

Each class of pass through certificates will represent 100% of the fractional undivided interest in the corresponding pass through trust.

Use of Proceeds

The proceeds from the sale of the pass through certificates of each pass through trust will be used by the respective Pass Through Trustee to purchase Equipment Notes issued by United. The Equipment Notes will be full recourse obligations of United.

United will issue the Equipment Notes under a separate Indenture for each aircraft. United will use the proceeds from the issuance of the Equipment Notes to refinance the existing debt on certain aircraft and for general corporate purposes.

Subordination Agent, Pass Through Trustee and Loan Trustee	Wilmington Trust Company.

Liquidity Provider	Morgan Stanley Senior Funding, Inc.

Liquidity Guarantor	Morgan Stanley

Trust Property	The property of each pass through trust will include:

•	For the Class A pass through trust, the Series A Equipment Notes.

•	For the Class B pass through trust, the Series B Equipment Notes.

•	For the Class C pass through trust, the Series C Equipment Notes.

•	All rights of such pass through trust under the Intercreditor Agreement described below (including all monies receivable pursuant to such rights).

•	All rights of such pass through trust to acquire the related series of Equipment Notes under the Note Purchase Agreement.

•	For each of the Class A and Class B pass through trusts, all monies receivable under the Liquidity Facility for that pass through trust.

•	Funds from time to time deposited with the Pass Through Trustee in accounts for such pass through trust.

UAL Guarantee	UAL will unconditionally guarantee the payment obligations of United under each Equipment Note issued by United pursuant to a guarantee agreement (the “UAL Guarantee”).

Regular Distribution Dates	January 2 and July 2, commencing on January 2, 2008.

Record Dates	The fifteenth day preceding each distribution date.

Distributions

The Pass Through Trustee will distribute all payments of principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest received on the Equipment Notes held in each pass through trust to the holders of the certificates of that pass through trust. Distributions will be subject to the subordination provisions applicable to the certificates.

Subject to the subordination provisions applicable to the certificates, the Pass Through Trustee will distribute scheduled payments of principal and interest made on the Equipment Notes held by each pass through trust on the applicable Regular Distribution Dates. Subject to the subordination provisions applicable to the certificates, the Pass Through Trustee will distribute payments of principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest made on any Equipment Notes resulting from any early redemption of any Equipment Notes on a Special Distribution Date after not less than 15 days’ notice to the holders of the certificates.

Intercreditor Agreement	The Pass Through Trustees, the Liquidity Provider and the Subordination Agent will enter into an intercreditor agreement.

Subordination

Under the Intercreditor Agreement, after paying certain amounts ranking senior to the distributions on the certificates, the Subordination Agent will generally make distributions on the certificates in the following order:

•	first, to make distributions in respect of interest on the Class A certificates to the holders of the Class A certificates;

•	second, to make distributions in respect of interest on the Preferred B Pool Balance of the Class B certificates to the holders of the Class B certificates;

•	third, to make distributions in respect of interest, at the Class C Adjusted Interest Rate, on the Preferred C Pool Balance of the Class C certificates to the holders of the Class C certificates;

•	fourth, to make distributions in respect of the Pool Balance of the Class A certificates to the holders of the Class A certificates;

•	fifth, to make distributions in respect of interest on the Pool Balance of the Class B certificates not previously distributed under clause “second” above to the holders of the Class B certificates;

•	sixth, to make distributions in respect of the Pool Balance of the Class B certificates to the holders of the Class B certificates;

•

seventh, to make distributions in respect of interest on the Pool Balance of the Class C certificates not previously distributed under clause “third” above to the holders of the Class C certificates; and

•	eighth, to make distributions in respect of the Pool Balance of the Class C certificates to the holders of the Class C certificates.

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes).

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of final distributions to the holders of Class A certificates, the Class B Trustee.

•	Upon payment of final distributions to the holders of Class B certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C certificates have purchased the Series A Equipment Notes and Series B Equipment Notes, in each case, issued under an Indenture, pursuant to buyout right described in “—Right to Buy Equipment Notes” below, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture (the “Instructing Holders”) rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies, during the period ending on the date occurring nine months after the earlier of: (1) the acceleration of the Equipment Notes issued under any Indenture and (2) the occurrence of a United Bankruptcy Event the Controlling Party or the Instructing Holders, as applicable, may not, without the consent of each Trustee, direct the Subordination Agent or Loan Trustee, as applicable, to sell such

Equipment Notes or the aircraft subject to the lien of that Indenture if the net proceeds from such sale would be less than the lesser of (x) in the case of such aircraft, 75%, or in the case of such Equipment Notes, 85%, of the Appraised Current Market Value of such aircraft and (y) the sum of (i) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Notes under such Indenture and (ii) certain expenses and other amounts payable with respect to the Liquidity Facilities under such Indenture.

Lease of Aircraft as Exercise of Remedies

In exercising remedies under an Indenture, the Controlling Party or the Instructing Holders, as applicable, may direct the Subordination Agent (to direct the Loan Trustee) or Loan Trustee, as applicable, to lease the aircraft subject to the lien of that Indenture to any person (including United) so long as in doing so the Loan Trustee acts in a “commercially reasonable” manner within the meaning of the Uniform Commercial Code.

Rights to Buy Other Classes of Certificates	If United is in bankruptcy and certain specified circumstances then exist, the certificateholders may have the right to buy certain other Classes of certificates on the following basis:

•	The Class B certificateholders will have the right to purchase all but not less than all of the Class A certificates.

•	The Class C certificateholders will have the right to purchase all but not less than all of the Class A and Class B certificates.

The purchase price in each case described above will be the outstanding balance of the applicable Class of certificates plus accrued and unpaid interest and certain other amounts.

Rights to Buy Equipment Notes

Subject to certain conditions, if (x) United is in bankruptcy and certain specified events have occurred or (y) if any Indenture Event of Default under any Indenture has continued for five years without a disposition of the related Equipment Notes or Aircraft, then during a period of six months after such event shall have occurred, Certificateholders will have the right to buy certain Series of Equipment Notes on the following basis:

•	The Class B Certificateholders will have the right to purchase all (but not less than all) of the Series A Equipment Notes under any one or more Indentures.

•	The Class C Certificateholders will have the right to purchase all (but not less than all) of the Series A and B Equipment Notes under any one or more Indentures.

The purchase price for any Equipment Note in each case described above will be the outstanding principal amount of such Equipment Note plus accrued and unpaid interest and certain other amounts.

Liquidity Facilities for Class A and B Certificates

Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount that is expected to be sufficient to pay an amount equal to the interest on the certificates of the related Trust on up to three successive semiannual Regular Distribution Dates at the interest rate for the Equipment Notes held in such Trust.

There will be no Liquidity Facility for the Class C Trust.

Notwithstanding the subordination provisions applicable to the certificates, the holders of the Class A and Class B certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for the related Trust.

Upon each drawing under any Liquidity Facility to pay interest, the Subordination Agent must reimburse the applicable Liquidity Provider for the amount of that drawing, together with interest on the drawing. This reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the certificates in right of payment.

Obligation to Purchase Equipment Notes

The Pass Through Trustees will be obligated to purchase on the Issuance Date the corresponding series of Equipment Notes issued with respect to the aircraft pursuant to a note purchase agreement (the “Note Purchase Agreement”).

Issuances of Additional Classes of Certificates

Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by the aircraft, may be issued. Any such transaction may relate to a refinancing or reissuance of Series B Equipment Notes or Series C Equipment Notes issued with respect to all (but not less than all) of the aircraft or the issuance of one or more new series of subordinated equipment notes with respect to some or all of the aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of any Class of certificates not subject to such refinancing or reissuance. See “Possible Issuance of Additional Certificate and Refinancing of Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class A, Class B and Class C certificates and/or the Equipment Notes issued under any Indenture. See “DESCRIPTION OF CERTIFICATES—Purchase Rights of Certificateholders” and “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Equipment Note Buyout Right of Subordinated Certificateholders.”

Equipment Notes

(a) Issuer	United will issue Series A, Series B and Series C Equipment Notes, which will be acquired by the Class A, Class B and Class C Trusts, respectively.

(b) Interest

The Equipment Notes held in each Trust will accrue interest at the respective Stated Interest Rate. Interest on the Equipment Notes will be payable on January 2 and July 2 of each year, commencing on January 2, 2008. Interest on the Series A and Series B Equipment Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Series C Equipment Notes will be calculated on the basis of a 360-day year and actual number of days elapsed.

(c) Principal	Principal payments on the Equipment Notes are scheduled to be received in specified amounts on January 2 and July 2 in specified years, commencing on January 2, 2008.

(d) Redemption

Aircraft Event of Loss. If an Event of Loss occurs with respect to an aircraft, we will redeem all of the Equipment Notes issued for such aircraft under the related Indenture, unless we replace such aircraft. The redemption price will be the unpaid principal amount of the related Equipment Notes, together with accrued interest, plus Break Amount, if any, but without any Prepayment Premium or Make-Whole Amount.

Optional Redemption. At any time prior to maturity but subsequent to the No Call Date, United may redeem (i) all of the Equipment Notes related to an aircraft, (ii) the Series B or Series C Equipment Notes with respect to all (but not less than all) aircraft in connection with a refinancing of such Series and reissuance of new Equipment Notes for such Series or (iii) the Series C Equipment Notes with respect to all (but not less than all) aircraft without issuing any new equipment notes; provided, that the Series C Equipment Notes may be so redeemed only if the Rating Agencies have provided a confirmation that such redemption will not result in a withdrawal, suspension or downgrading of the ratings on any class of certificates then rated by the Rating Agencies that will remain outstanding. The redemption price will be the unpaid principal amount of those Equipment Notes, together with accrued interest, plus Make-Whole Amount, if any, Break Amount, if any, and Prepayment Premium, if any.

The “No Call Date” will be , .

In the case of an optional redemption of the Series A or Series B Equipment Notes, United will pay a make-whole premium (the “Make-Whole Amount”) for any such Equipment Notes equal to an amount (as determined by an independent investment bank of national standing selected by United) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest from the determination date to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

The “Make-Whole Spread” applicable to the Series A and Series B Equipment Notes is set forth below:

Make-Whole Spread
Series A Equipment Notes		%
Series B Equipment Notes		%

In the case of an optional redemption of the Series C Equipment Notes, United will pay a prepayment premium (the “Prepayment Premium”) equal to the following percentage of the principal amount of the Series C Equipment Notes so redeemed:

If redeemed during the year prior to the anniversary of the Issuance Date indicated below	Prepayment Premium for Series C Equipment Notes

(e) Security and Cross-Collateralization	United will secure the Equipment Notes issued for each aircraft by a security interest in the aircraft.

In addition, the obligations under each Indenture will be cross-collateralized as each Indenture will secure all amounts owing under all the Indentures. This means that any excess proceeds from the exercise of remedies with respect to an aircraft will be available to cover any shortfalls then due under Equipment Notes then held by the Subordination Agent issued with respect to the other aircraft. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

(f) Cross-Default

The only cross-default in the Indentures is if (x) all amounts owing under any Equipment Note issued under another Indenture have not been paid in full on or before July 2, 2022 (the “Final Payment Date”) and (y) to the extent not prohibited by law, United shall have received not less than twenty (20) Business Days’ notice of such amounts. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

So long as no default in the payment of principal or interest or certain other amounts or other event of default has occurred and is continuing under any other Indenture, if (x) United exercises its right to redeem all the Equipment Notes under an Indenture or (y) in any other circumstance, all the Equipment Notes under an Indenture are paid in full, the aircraft subject to the lien of such Indenture would be released. Once the lien on an aircraft is released, that aircraft will no longer secure the amounts owing under the other Indentures.

(g) Subordination

Payments on the Series B Equipment Notes will be subordinate and subject in right of payment to the prior payment in full of all amounts in respect of the Series A Equipment Notes. Payments on the Series C Equipment Notes will be subordinate and subject in right of payment to the prior payment in full of all amounts in respect of the Series A Equipment Notes and the Series B Equipment Notes.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes held by the Subordination Agent may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of certificates. If a Class B or Class C certificateholder has exercised its buyout right for any Equipment Notes, such Equipment Notes will held by such certificateholder, not the Subordination Agent, and will not be subject to the cross-subordination provisions of the Intercreditor Agreement.

(h) Section 1110 Protection

Vedder, Price, Kaufman & Kammholz, P.C., special counsel to United, will provide an opinion to the Pass Through Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available for each aircraft with respect to all Equipment Notes secured thereby.

(i) Post-Default Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from a payment default on any Equipment Note (and on each Regular Distribution Date while such event is continuing), the Subordination Agent will prepare and distribute to the Pass Through Trustees, Liquidity Providers, Rating Agencies and United a report containing certain information as to each aircraft and its status, the outstanding certificates and Equipment Notes and the Liquidity Facilities and other information as described under “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Reports.”

Federal Income Tax Consequences

The pass through trusts themselves will not be subject to federal income tax. Each certificateholder should report on its federal income tax return its pro rata share of the income from the Equipment Notes (including amounts paid by the Liquidity Provider), if any, and the other property held by the relevant pass through trust, in accordance with the certificateholder’s method of accounting.

ERISA Considerations

In general, employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, or entities that may be deemed to hold the assets of those plans, will be eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans.

Each person who acquires or accepts a certificate or an interest therein will be deemed by the acquisition or acceptance to have represented and warranted that either:

(a) no assets of a plan or an individual retirement account have been used to acquire the certificate or an interest therein; or

(b) the purchase and holding of the certificate or an interest therein by that person are exempt from the prohibited transaction restrictions of ERISA and the Code. See “ERISA CONSIDERATIONS.”

Transfer Restrictions for Class B and Class C Certificates	The Class B and Class C Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A of the Securities Act of 1933, as amended, for so long as they are outstanding.

Ratings of the Certificates

It is a condition to the issuance of the pass through certificates that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s” and together with Moody’s, the “Rating Agencies”) rate the pass through certificates not less than the ratings set forth below:

Certificates	Moody’s	Standard & Poor’s
Class A	Baa2	BBB
Class B	Ba2	BB-
Class C	B1	B

A rating is not a recommendation to purchase, hold or sell certificates. A rating does not address market price or suitability for a particular investor. We cannot assure you that the Rating Agencies will not lower or withdraw their ratings.

Threshold Rating Requirements for the Liquidity Providers	The Liquidity Providers must have a short-term unsecured debt rating of at least P-1 from Moody’s and a short-term issuer credit rating of at least A-1 from Standard & Poor’s.

Liquidity Provider Rating

Morgan Stanley, the parent company of Morgan Stanley Senior Funding, Inc., meets the Threshold Rating requirement and will guarantee Morgan Stanley Senior Funding, Inc.’s payment obligations under the Liquidity Facilities.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement, including the matters addressed in “Presentation of Information” in this prospectus supplement and in “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, you should carefully consider the following risk factors set forth below before making an investment decision with respect to the pass through certificates offered hereby.

Risks Related to our Business

Continued periods of historically high fuel costs or significant disruptions in the supply of aircraft fuel could have a material adverse impact on the Company’s operating results.

The Company’s operating results have been and continue to be significantly impacted by changes in the availability or price of aircraft fuel. Previous record-high fuel prices increased substantially in 2006 as compared to 2005. At times, United has not been able to increase its fares when fuel prices have risen due to the highly competitive nature of the airline industry, and it may not be able to do so in the future. Although the Company is currently able to obtain adequate supplies of aircraft fuel, it is impossible to predict the future availability or price of aircraft fuel. In addition, from time to time the Company enters into hedging arrangements to protect against rising fuel costs. The Company’s ability to hedge in the future, however, may be limited due to market conditions and other factors.

Additional terrorist attacks or the fear of such attacks, even if not made directly on the airline industry, could negatively affect the Company and the airline industry.

The terrorist attacks of September 11, 2001 involving commercial aircraft severely and adversely affected the Company’s financial condition and results of operations, as well as prospects for the airline industry generally. Among the effects experienced from the September 11, 2001 terrorist attacks were substantial flight disruption costs caused by the Federal Aviation Administration (“FAA”), a division of the U.S. Department of Transportation (“DOT”), imposed temporary grounding of the U.S. airline industry’s fleet, significantly increased security costs and associated passenger inconvenience, increased insurance costs, substantially higher ticket refunds and significantly decreased traffic and revenue per revenue passenger mile (“yield”).

Additional terrorist attacks, even if not made directly on the airline industry, or the fear of or the precautions taken in anticipation of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights) could materially and adversely affect the Company and the airline industry. The war in Iraq and additional international hostilities could also have a material adverse impact on the Company’s financial condition, liquidity and results of operations. The Company’s financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or an increase in post-war unrest in Iraq or other international hostilities involving the United States.

The airline industry is highly competitive and susceptible to price discounting.

The U.S. airline industry is characterized by substantial price competition, especially in domestic markets. Some of our competitors have substantially greater financial resources or lower-cost structures than United does, or both. In recent years, the market share held by low-cost carriers (“LCCs”) has increased significantly. Large network carriers, like United, have often had a lack of pricing power within domestic markets.

In addition, U.S. Airways, Northwest, Delta and several small U.S. competitors have recently reorganized or are currently reorganizing under bankruptcy protection. Other carriers could file for bankruptcy or threaten to do so to reduce their costs. Carriers operating under bankruptcy protection can operate in a manner that could be adverse to the Company and could emerge from bankruptcy as more vigorous competitors.

From time to time the U.S. airline industry has undergone consolidation, as in the recent merger of U.S. Airways and America West, and may experience additional consolidation in the future. United routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances, asset acquisitions and business combinations. If other airlines participate in merger activity, those airlines may significantly improve their cost structures or revenue generation capabilities, thereby potentially making them stronger competitors of United.

Additional security requirements may increase the Company’s costs and decrease its traffic.

Since September 11, 2001, the U.S. Department of Homeland Security (“DHS”) and the Transportation Security Administration (“TSA”) have implemented numerous security measures that affect airline operations and costs, and are likely to implement additional measures in the future. In addition, foreign governments have also begun to institute additional security measures at foreign airports United serves. A substantial portion of the costs of these security measures is borne by the airlines and their passengers, increasing the Company’s costs and/or reducing its revenue.

Security measures imposed by the U.S. and foreign governments after September 11, 2001 have increased United’s costs and may further adversely affect the Company and its financial results. Additional measures taken to enhance either passenger or cargo security procedures and/or to recover associated costs in the future may result in similar adverse effects.

Extensive government regulation could increase the Company’s operating costs and restrict its ability to conduct its business.

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. In addition to the enactment of the Aviation and Transportation Security Act (the “Aviation Security Act”) in November 2001, various laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce airline revenue. The FAA from time to time also issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures by the Company. The Company expects to continue incurring material expenses to comply with the regulations of the FAA and other agencies.

United operates under a certificate of public convenience and necessity issued by the DOT. If the DOT alters, amends, modifies, suspends or revokes United’s certificate, it could have a material adverse effect on its business. The FAA can also limit United’s airport access by limiting the number of departure and arrival slots at “high-density traffic airports” and local airport authorities may have the ability to control access to certain facilities or the cost of access to such facilities, which could have an adverse effect on the Company’s business.

Many aspects of United’s operations are also subject to increasingly stringent federal, state and local laws protecting the environment. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation industry are uncertain at this time, but the impact to the Company and its industry would likely be adverse and could be significant.

The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be made available. United currently operates on a number of international routes under government arrangements that limit the number of carriers, capacity, or the number of carriers allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on the Company’s financial position and results of operations and could result in the impairment of material amounts of related intangible assets. Recently, the United States and the European Union (“EU”) entered into an “open skies” agreement that will become effective at the end of March 2008. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Recent Developments.”

Further, the Company’s operations in foreign countries are subject to various laws and regulations in those countries. The Company cannot provide any assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect its financial condition or results of operations.

The Company’s results of operations fluctuate due to seasonality and other factors associated with the airline industry.

Due to greater demand for air travel during the summer months, revenues in the airline industry in the second and third quarters of the year are generally stronger than revenues in the first and fourth quarters of the year. The Company’s results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal including, among others, the imposition of excise and similar taxes, extreme or severe weather, air traffic control delays and general economic conditions. As a result, the Company’s quarterly operating results are not necessarily indicative of operating results for an entire year and historical operating results are not necessarily indicative of future operating results.

The Company’s financial condition and results of operations may be further affected by the future resolution of bankruptcy-related contingencies.

Despite the Company’s exit from bankruptcy on February 1, 2006, several significant matters remain to be resolved in connection with its reorganization under Chapter 11 of the United States Bankruptcy Code. Unfavorable resolution of these matters could have a material adverse effect on the Company’s business. For additional detail regarding these matters, see Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

The Company’s initiatives to improve the delivery of its products and services to its customers, reduce costs, and increase its revenues may not be adequate or successful.

The Company continues to identify and implement continuous improvement programs to improve the delivery of its products and services to its customers, reduce its costs and increase its revenues. Some of these efforts are focused on cost savings in such areas as telecommunications, airport services, catering, maintenance materials, aircraft ground handling and regional affiliates. A number of the Company’s ongoing initiatives involve significant changes to the Company’s business that it may be unable to implement successfully. The adequacy and ultimate success of the Company’s programs and initiatives to improve the delivery of its products and services to its customers, reduce its costs and increase its revenues cannot be assured.

Union disputes, employee strikes and other labor-related disruptions may adversely affect the Company’s operations.

Approximately 81% of the employees of United are represented for collective bargaining purposes by U.S. labor unions. These employees are organized into six labor groups represented by six different unions.

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act (“RLA”). Under the RLA, a carrier must maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board. This process continues until either the parties have reached agreement on a new collective bargaining agreement (“CBA”) or the parties are released to “self-help” by the National Mediation Board. Although in most circumstances the RLA prohibits strikes, shortly after release by the National Mediation Board carriers and unions are free to engage in self-help measures such as strikes and lock-outs. All of the Company’s U.S. labor agreements become amendable in January 2010. There is also a risk that dissatisfied employees, either with or without union involvement, could engage in illegal slow-downs, work stoppages, partial work stoppages, sick-outs or other actions short of a full strike that could individually or collectively harm the operation of the airline and impair its financial performance.

Increases in insurance costs or reductions in insurance coverage may adversely impact the Company’s operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial airlines. Accordingly, the Company’s insurance costs increased significantly and its ability to continue to obtain certain types of insurance remains uncertain. The Company has obtained third-party war risk (terrorism) insurance through a special program administered by the FAA, resulting in lower premiums than if it had obtained this insurance in the commercial insurance market. Should the government discontinue this coverage, obtaining comparable coverage from commercial underwriters could result in substantially higher premiums and more restrictive terms, if it is available at all. If the Company is unable to obtain adequate war risk insurance, its business could be materially and adversely affected.

If any of United’s aircraft were to be involved in an accident, the Company could be exposed to significant liability. The insurance it carries to cover damages arising from any future accidents may be inadequate. If the Company’s insurance is not adequate, it may be forced to bear substantial losses from an accident.

The Company relies heavily on automated systems to operate its business and any significant failure of these systems could harm its business.

The Company depends on automated systems to operate its business, including its computerized airline reservation systems, flight operations systems, telecommunication systems and commercial websites, including united.com. United’s website and reservation systems must be able to accommodate a high volume of traffic and deliver important flight information, as well as process critical financial transactions. Substantial or repeated website, reservations systems or telecommunication systems failures could reduce the attractiveness of United’s services versus its competitors and materially impair its ability to market its services and operate its flights.

The Company’s business relies extensively on third-party providers. Failure of these parties to perform as expected, or unexpected interruptions in the Company’s relationships with these providers or their provision of services to the Company, could have an adverse effect on its financial condition and results of operations.

The Company has engaged a growing number of third-party service providers to perform a large number of functions that are integral to its business, such as operation of United Express flights, operation of customer service call centers, provision of information technology infrastructure and services, provision of maintenance and repairs, provision of various utilities and performance of aircraft fueling operations, among other vital functions and services. The Company does not directly control these third-party providers, although it does enter into agreements with many of them that define expected service performance. Any of these third-party providers, however, may materially fail to meet their service performance commitments to the Company. The failure of these providers to adequately perform their service obligations, or other unexpected interruptions of services, may reduce the Company’s revenues and increase its expenses or prevent United from operating its flights and providing other services to its customers. In addition, the Company’s business and financial performance could be materially harmed if its customers believe that its services are unreliable or unsatisfactory.

The Company’s high level of fixed obligations could limit its ability to fund general corporate requirements and obtain additional financing, could limit its flexibility in responding to competitive developments and could increase its vulnerability to adverse economic and industry conditions.

The Company has a significant amount of financial leverage from fixed obligations, including a secured credit facility, aircraft lease and debt financings, leases of airport property and other facilities, and other material cash obligations. In addition, as of March 31, 2007, the Company had pledged substantially all of its available assets as collateral to secure its various fixed obligations, except for certain aircraft and related parts with an estimated current market value of approximately $2.5 billion.

The Company’s high level of fixed obligations or a downgrade in the Company’s credit ratings could impair its ability to obtain additional financing, if needed, and reduce its flexibility to conduct its business. Certain of the Company’s existing indebtedness also requires it to meet covenants and financial tests to maintain ongoing access to those borrowings. See Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, and Note 9 (“Debt Obligations”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further details. A failure to timely pay its debts or other material uncured breach of its contractual obligations could result in a variety of adverse consequences, including the acceleration of the Company’s indebtedness, the withholding of credit card sale proceeds by its credit card service providers and the exercise of other remedies by its creditors and equipment lessors that could result in material adverse effects on the Company’s operations and financial condition. In such a situation, it is unlikely that the Company would be able to fulfill its obligations to repay the accelerated indebtedness, make required lease payments, or otherwise cover its fixed costs.

The Company’s net operating loss carry forward may be limited.

The Company has a net operating loss (“NOL”) carry forward tax benefit of approximately $2.7 billion for federal and state income tax purposes that primarily originated before United’s emergence from bankruptcy and will expire over a five to twenty year period. This tax benefit is mostly attributable to federal NOL carry forwards of $7.0 billion as of March 31, 2007. If UAL were to have a change of ownership within the meaning of Section 382 of the Internal Revenue Code, under current conditions, its annual federal NOL utilization could be limited to an amount equal to its market capitalization at the time of the ownership change multiplied by the federal long-term tax exempt rate. This limitation would impact both UAL and United NOLs.

To avoid a potential adverse effect on UAL and United’s ability to utilize their NOL carry forward for federal income tax purposes after February 1, 2006 (the “Effective Date”), UAL’s certificate of incorporation contains a “5% Ownership Limitation,” applicable to all stockholders except the Pension Benefit Guaranty Corporation (“PBGC”). The 5% Ownership Limitation remains effective until February 1, 2011. While the purpose of these transfer restrictions is to prevent a change of ownership from occurring within the meaning of Section 382 of the Internal Revenue Code (which ownership change would materially and adversely affect UAL and United’s ability to utilize their NOL carry forward or other tax attributes), no assurance can be given that such an ownership change will not occur, in which case the availability of UAL and United’s substantial NOL carry forward and other federal income tax attributes would be significantly limited or possibly eliminated.

The Company has identified a material weakness in its internal control over financial reporting associated with tax accounting as of March 31, 2007 that, if not properly remediated, could result in material misstatements in its financial statements in future periods.

UAL performed an evaluation of its internal control over financial reporting as of March 31, 2007, and concluded that such internal control over financial reporting was not effective as of such date due to the existence of a deficiency in the operation of its internal accounting controls, which constituted a material weakness in its internal control over financial reporting. Only UAL, as a “large accelerated filer” with respect to the reporting requirements of the Exchange Act, was and is required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission (“SEC”) regulations as to management’s assessment of internal control over financial reporting for the fiscal years of 2006 and 2007. United is not an accelerated filer, and therefore, is not required to comply with the aforementioned regulations. However, as part of UAL’s internal control assessment, United’s management determined that this material weakness also exists within its internal control over financial reporting. While the controls were properly designed and did not result in a material misstatement, they did not operate effectively to ensure proper accounting and disclosure of income taxes. The Company has suffered from high management attrition during its reorganization. The material weakness was primarily related to high staff turnover in the tax department.

As defined in Public Company Accounting Oversight Board Auditing Standard No. 2, a material weakness is a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of a Company’s annual or interim financial statements will not be prevented or detected.

Because of this material weakness, there is a risk that a material misstatement of our annual or quarterly financial statements may not be prevented or detected. The Company has taken and will continue to take whatever steps are necessary to remediate the material weakness, including the hiring of staff, use of external advisers, as well as implementing a more rigorous review process of tax accounting and disclosure matters. We cannot guarantee, however, that such remediation efforts will correct the material weakness such that our internal control over financial reporting will be effective. In the event that we do not adequately remedy this material weakness, or if we fail to maintain effective internal control over financial reporting in future periods, our access to capital could be adversely affected.

The Company is subject to economic and political instability and other risks of doing business globally.

The Company is a global business with operations outside of the United States from which it derives approximately one-third of its operating revenues. The Company’s operations in Asia, Latin America, the Middle East and Europe are a vital part of its worldwide airline network. Volatile economic, political and market conditions in these international regions may have a negative impact on the Company’s operating results and its ability to achieve its business objectives. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies, the imposition of exchange controls or other currency restrictions may have a material adverse impact upon the Company’s liquidity, revenues, costs, or operating results.

The loss of skilled employees upon whom the Company depends to operate its business or the inability to attract additional qualified personnel could adversely affect its results of operations.

The Company believes that its future success will depend in large part on its ability to attract and retain highly qualified management, technical and other personnel. The Company may not be successful in retaining key personnel or in attracting and retaining other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel could adversely affect its business.

The Company could be adversely affected by an outbreak of a disease that affects travel behavior.

An outbreak of a disease that affects travel behavior, such as Severe Acute Respiratory Syndrome (SARS) or avian flu, could have a material adverse impact on the Company’s business, financial condition and results of operations.

Certain provisions of UAL’s governance documents could discourage or delay changes of control or changes to the board of directors of UAL.

Certain provisions of the amended and restated certificate of incorporation and amended and restated bylaws of UAL (the “Governance Documents”) may make it difficult for stockholders to change the composition of the Company’s board of directors and may discourage takeover attempts that some of its stockholders may consider beneficial.

Certain provisions of the Governance Documents may have the effect of delaying or preventing changes in control if the board of directors of UAL determines that such changes in control are not in the best interests of UAL and its stockholders.

These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of UAL’s stockholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of UAL to negotiate with the board of directors of UAL, they could enable the board of directors of UAL to prevent a transaction that some, or a majority, of its stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

Risks Related to the Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the aircraft

Three independent appraisal and consulting firms have prepared appraisals of the aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on the base value of the aircraft and rely on varying assumptions and methodologies that may differ among the appraisers. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the aircraft. The appraisers prepared the appraisals without a physical inspection of the aircraft and the aircraft may not be in the condition assumed by the appraisers. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. For a more detailed discussion of the appraisals, see “DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. An appraisal should not be relied on as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft are estimates of the values of the aircraft assuming the aircraft are in a certain condition, which may not be the case. If the Loan Trustee exercised remedies under one or more Indentures, the value of the related aircraft will depend on various factors, including:

•	market and economic conditions;

•	the supply of similar aircraft;

•	the availability of buyers;

•	the condition of the aircraft; and

•	whether the aircraft are sold separately or as a block.

Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes for any aircraft or the full amount of distributions expected to be paid on the certificates.

Failure to perform maintenance responsibilities may deteriorate the value of the aircraft

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the aircraft. If we fail to perform adequately these responsibilities, the value of the aircraft may be reduced. In addition, the value of the aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “DESCRIPTION OF THE EQUIPMENT NOTES—Certain Provisions of the Indentures.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes

To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss (as defined in Appendix I—Glossary) of an aircraft may be insufficient to repay the holders of the related Equipment Notes. See “DESCRIPTION OF THE EQUIPMENT NOTES—Certain Provisions of the Indentures—Insurance.”

It may be difficult and expensive to exercise repossession rights with respect to an aircraft

There will be no general geographic restrictions on our ability to operate the aircraft. Although we do not currently intend to do so, we may register the aircraft in specified foreign jurisdictions and/or lease the aircraft. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an aircraft may be less than they would be if the aircraft were located or registered in the United States.

Upon repossession of an aircraft, the aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could result in fewer proceeds to repay the holders of the Equipment Notes.

Payments to certificateholders will be subordinated to certain amounts payable to other parties

Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A and Class B certificates, before the holders of any class of certificates receive any funds. In addition, the Subordination Agent and the Pass Through Trustees will receive some payments before the holders of any class of certificates receive distributions.

Payments of principal on the certificates are subordinated to payments of interest on the certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining certificates. This is because the interest on the certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions.”

The buyout of senior Equipment Notes with respect to an aircraft by the junior certificateholders may reduce the amounts payable to the certificateholders

After the occurrence of certain events, any junior certificateholder has the right to purchase the senior Equipment Notes issued under any Indenture. The purchase price paid by such junior certificateholder will be distributed pursuant to the Intercreditor Agreement and will be subject to the subordination provisions set forth therein. See “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions.” After such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. Any payments and/or proceeds distributable under such Indenture will be paid first to the purchaser (or then current holder) of the purchased senior Equipment Notes in respect of amounts due and owing on such senior Equipment Notes and such amounts will not be paid to the Subordination Agent for distribution to the certificateholders under the Intercreditor Agreement. As such, Certificateholders will not receive any distributions in respect of such Indenture, including interest distributions on the Class B and Class C certificates, until all amounts due on such senior Equipment Notes have been paid in full.

The exercise of remedies will be controlled by the Controlling Party

If an event of default under an Indenture is continuing, subject to specified conditions, the Controlling Party may direct the Loan Trustee under the related Indenture to exercise remedies under the Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes. See “DESCRIPTION OF THE CERTIFICATES—Indenture Events of Default and Certain Rights Upon An Indenture Event of Default.”

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A certificates, the Class B Trustee.

•	Upon payment of Final Distributions to holders of Class B certificates, the Class C Trustee.

•	Under specified circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C certificates have purchased the Series A Equipment Notes and Series B Equipment Notes or (c) if one or more holders of Additional Certificates have purchased the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

As a result of the foregoing, if the Pass Through Trustee for a Class of certificates is not the Controlling Party with respect to an Indenture (or, in the case of an Indenture under which there has been an Equipment Note buyout as described in the preceding paragraph, where such Pass Through Trustee holds less than a majority of the outstanding principal amount of Equipment Notes issued under such Indenture), the certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the holders of certificates

The market for any aircraft or Equipment Notes, as the case may be, during any event of default under an Indenture may be very limited, and we cannot assure you as to the price at which they could be sold.

Some certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any Loan Trustee or any Trustee if the Controlling Party takes the following actions:

•	It sells any Equipment Notes for less than their outstanding principal amount; or

•	It sells any aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized. However, the only cross-default in the Indentures is if (x) all amounts owing under any Equipment Note issued under another Indenture is not paid in full on or before the Final Payment Date and (y) to the extent not prohibited by law, we have received not less than twenty (20) Business Days’ notice of such amounts. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

The ratings of the certificates may be lowered or withdrawn in the future

It is a condition to the issuance of the certificates that Moody’s and Standard & Poor’s rate the certificates not less than the ratings set forth below:

Certificates	Moody’s	Standard & Poor’s
Class A	Baa2	BBB
Class B	Ba2	BB-
Class C	B1	B

A rating is not a recommendation to purchase, hold or sell certificates and the rating does not address market price of the certificates or suitability of investing in the certificates for a particular investor. A rating may not remain for any given period of time and a Rating Agency may lower or withdraw entirely a rating if in its judgment circumstances in the future so warrant. These circumstances may include a downgrading of the debt of United or any Liquidity Provider by a Rating Agency.

The rating of the certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of holders of the Class A and Class B certificates, the collateral value provided by the aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium or break amount) when due on the certificates and the ultimate payment of principal distributable under the certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances, which could result in the payment of the outstanding principal amount of the certificates prior to the Final Expected Regular Distribution Date. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes will not be entitled to the benefits of Section 1110 of the Bankruptcy Code. The ratings apply only to the certificates and not the Equipment Notes, regardless of whether any such Equipment Notes are purchased by a certificateholder pursuant to the purchase rights described under “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Rights of Subordinated Certificateholders.”

The reduction, suspension or withdrawal of the ratings of the certificates will not, by itself, constitute an event of default under the pass through trust agreements.

The certificates will not provide any protection against highly leveraged or extraordinary transactions

The certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the certificateholders in the event of a highly leveraged or other extraordinary transaction affecting us or our affiliates.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness

The certificates, Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the certificates to decline or otherwise restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

The ability to resell the certificates may be limited and the Class B and Class C certificates are subject to transfer restrictions

Prior to this offering, there has been no public market for the certificates. Neither we nor any pass through trust intends to apply for listing of the certificates on any securities exchange or otherwise. The underwriters may assist in resales of the certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. If an active public market does not develop, the market price and liquidity of the certificates may be adversely affected.

In addition, the Class B and Class C certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding. This additional restriction may make it more difficult for you to resell any of your Class B or Class C certificates, even if a secondary market does develop.

USE OF PROCEEDS

The proceeds from the sale of the certificates of each Trust will be used by the applicable Pass Through Trustee to acquire the Equipment Notes to be held by that Trust. We will issue the Equipment Notes under thirteen separate Indentures. We will use the proceeds from the issuance of the Equipment Notes to refinance the existing debt on certain aircraft and for general corporate purposes, possibly including the repayment of indebtedness, financing of capital expenditures or funding of potential acquisitions or other business transactions.

SELECTED FINANCIAL DATA

The following table sets forth certain of United’s selected historical financial data and the notes related thereto. The selected financial data, as of and for the years ended December 31, 2002 and 2003 and as of December 31, 2004 have been derived from our audited consolidated financial statements and the related notes thereto, which are not incorporated by reference in this prospectus supplement. The selected financial data for the year ended December 31, 2004 and as of and for the year ended December 31, 2005 and the combined period from January 1, 2006 to December 31, 2006 have been derived from our audited consolidated financial statements and the related notes thereto, which are incorporated by reference in this prospectus supplement. The selected financial data as of and for the combined period from January 1, 2006 to March 31, 2006 and the three month period ended March 31, 2007 were derived from our unaudited condensed consolidated interim financial statements and the related notes thereto, which are incorporated by reference in this prospectus supplement.

In our opinion, all adjustments considered necessary for a fair presentation have been included in our unaudited financial statements. Interim results for the three months ended March 31, 2007 are not necessarily indicative of, or projections for, the results to be expected for the full year ending December 31, 2007.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” and in conformity with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the adoption of fresh-start reporting, the financial data prior to February 1, 2006 is not comparable with the financial data after February 1, 2006. References to “Successor Company” refer to United on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. References to “Predecessor Company” refer to United prior to February 1, 2006.

You should read the table in conjunction with the sections entitled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of United and the related notes thereto incorporated by reference herein. See also “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

	Predecessor Company										Successor Company
									Period from January 1, to January 31, 2006		Period from February 1, to December 31, 2006		Period from February 1, to March 31, 2006		Three Months Ended March 31, 2007
	2002		2003		2004		2005
	(In millions, except rates)
Income Statement Data:
Operating revenues	$15,811		$14,933		$16,413		$17,304		$1,454		$17,880		$3,006		$4,377
Operating expenses	18,537		16,246		17,217		17,529		1,506		17,369		3,122		4,464
Fuel expenses—mainline	1,921		2,072		2,943		4,032		362		4,462		705		1,041
Reorganization (income) expense	10		1,174		611		20,432		(22,709)		—		—		—
Net income (loss)(a)	(3,103)		(2,777)		(1,679)		(21,036)		22,626		32		(215)		(148)
Balance Sheet Data at period-end:
Total assets	$23,510		$21,959		$20,719		$19,396		$19,595		$25,581		$25,749		$24,974
Long-term debt and capital lease obligations, including current portion	700		852		1,204		1,433		1,432		10,596		10,704		9,294
Liabilities subject to compromise	13,967		14,090		16,161		35,060		36,379		0		0		0

Mainline Operating Statistics(b):
RPMs	109,460		104,464		115,198		114,272			(b)	117,470		30,286		30,706
ASMs	148,827		136,630		145,361		140,300			(b)	143,095		38,222		38,464
Passenger load factor	73.5%		76.5%		79.2%		81.4%			(b)	82.1%		79.6%		80.3%
Yield(c)	11.06	¢	10.79	¢	10.83	¢	11.25	¢		(b)	12.19	¢	11.82	¢	11.74	¢
Passenger revenue per ASM (PRASM)	8.19	¢	8.32	¢	8.63	¢	9.20	¢		(b)	10.04	¢	9.44	¢	9.45	¢
Operating revenue per ASM (RASM)(d)	9.77	¢	9.81	¢	9.95	¢	10.66	¢		(b)	11.49	¢	11.01	¢	10.71	¢
Operating expense per ASM (CASM)(e)	11.45	¢	10.52	¢	10.20	¢	10.59	¢		(b)	11.23	¢	11.42	¢	10.93	¢
Fuel gallons consumed	2,458		2,202		2,349		2,250			(b)	2,290		363		551
Average price per gallon of jet fuel, including tax and hedge impact	78.2	¢	94.1	¢	125.3	¢	179.2	¢		(b)	210.7	¢	194.1	¢	188.9	¢

(a)	Net income (loss) was significantly impacted in the Predecessor Company periods due to the reorganization items related to the Company’s restructuring in bankruptcy.
(b)	Mainline operations exclude the operations of independent regional carriers operating as United Express. Statistics included in the Successor Company period were calculated using the combined results of the Successor Company period from February 1 to December 31, 2006 and the Predecessor Company January 2006 period.
(c)	Yield is mainline passenger revenue excluding industry and employee discounted fares per revenue passenger miles (“RPMs”).
(d)	RASM is operating revenues excluding United Express passenger revenue per available seat miles (“ASMs”).
(e)	CASM is operating expenses excluding United Express operating expenses per ASM.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with “Selected Financial Data” and “Use of Proceeds,” and with the financial statements and related notes of United, which are included elsewhere or incorporated by reference in this prospectus supplement.

Overview

As discussed further under “Business,” the Company derives virtually all of its revenues from airline related activities. The most significant source of airline revenues is passenger revenues; however, Mileage Plus, United Cargo, and United Services are also significant sources of operating revenues. The airline industry is highly competitive and is characterized by intense price competition. Fare discounting by United’s competitors has historically had a negative effect on the Company’s financial results because it is generally required to match competitors’ fares to maintain passenger traffic. Future competitive fare adjustments may negatively impact the Company’s future financial results. The Company’s most significant operating expense is jet fuel. Jet fuel prices are extremely volatile and are largely uncontrollable by the Company. United’s historical and future earnings have been and will continue to be significantly impacted by jet fuel prices. The impact of recent jet fuel price increases is discussed below. The Company’s results in 2006 were significantly impacted by the adoption of fresh-start reporting upon its emergence from bankruptcy. See “—Fresh-Start Reporting” below for a discussion of the significant fresh-start items that impacted the Company’s earnings in 2006.

Bankruptcy Matters. On December 9, 2002 (the “Petition Date”), UAL, United and 26 direct and indirect wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). On January 20, 2006, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan of Reorganization”). The Plan of Reorganization became effective and the Debtors emerged from bankruptcy protection on the Effective Date. On the Effective Date, United implemented fresh-start reporting, which resulted in significant changes as compared to United’s historical financial statements, as further discussed under “—Financial Results” below. See Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, and Note 2 (“Voluntary Reorganization Under Chapter 11—Significant Matters Remaining to be Resolved in Chapter 11 Cases”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information regarding bankruptcy matters.

Recent Developments. The Company believes its restructuring has made the Company competitive with its network airline peers. The Company’s financial performance has continued to improve despite significant increases in fuel prices, as noted below. Average mainline unit fuel expense increased 68% from 2004 to 2006, which has negatively impacted the Company’s operating margin. However, the Company has been able to overcome rising fuel costs through its restructuring accomplishments, improved revenues and other means, which have contributed to the generation of operating income of $459 million in calendar-year 2006, as compared to operating losses of $225 million and $804 million in 2005 and 2004, respectively, and lower operating losses of $87 million for the three months ended March 31, 2007, as compared to operating losses of $168 million for the combined three month period ended March 31, 2006.

United seeks to continuously improve the delivery of its products and services to its customers, reduce unit costs, and increase unit revenues. Together with these initiatives, some of the Company’s more significant recent developments are noted as follows:

•

In February 2007, the Company prepaid $972 million of debt outstanding under its credit facility and amended certain terms of the credit facility. The amended credit facility requires significantly less collateral as compared to the prior credit facility and is expected to provide net interest expense savings of approximately $70 million annually. This amount represents the net impact of reduced interest expense and interest income as a result of lower cash and debt balances, as well as a more favorable interest rate on the amended credit facility. See “—Liquidity and Capital Resources,” Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, and Note 9 (“Debt Obligations”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information related to this new facility.

•

In 2006, the Company announced a program to reduce projected 2007 expenses by $400 million. The Company has identified some specific programs to realize a portion of these savings, and continues to identify and evaluate other savings opportunities. For example, the Company expects to reduce costs by approximately $200 million through savings in such areas as telecommunications, airport services, catering, maintenance materials, aircraft ground handling and regional affiliates. The Company also expects to reduce advertising and marketing costs by as much as $60 million. The implementation of a new flight planning system, and reduced block time opportunities, are expected to generate approximately $40 million in savings. In addition, the Company estimates a $100 million reduction in general and administrative expense, which includes a reduction of salaried and management positions. The Company realized approximately $135 million of these cost reductions in 2006 and is on track to achieve the remaining $265 million in 2007.

•

In the second quarter of 2006, the General Services Administration (“GSA”) awarded its annual U.S. government employee travel contracts for its upcoming fiscal year beginning October 1, 2006. The GSA selected the Company to provide certain air transportation services for which the estimated annual revenue to the Company will be approximately $540 million, or 27.4% of the total estimated GSA employee travel award. This award level represents a 6.7 point increase over the prior contract year.

•

Effective September 2006, the Company began charging travel agents within North America a $3.50 per passenger segment fee if low cost booking channels are not used. In 2006, the Company also renegotiated its agreements with four major global distribution systems (“GDS”) providers to allow access to low cost booking options for the Company’s appointed travel agencies. Increased use of low cost booking channels is expected to reduce the Company’s product distribution expenses.

•

In the third quarter of 2006, the Company announced the addition of 22 new flights from Washington Dulles, which increased departures from Dulles by 14 percent in the fall of 2006 as compared to the fall of 2005. The Company received final DOT approval for its nonstop service between Washington Dulles International Airport (“Dulles”) and Beijing in February of 2007. This new service commenced on March 28, 2007. In addition, the Company’s new nonstop service between Dulles and Rome commenced on April 1, 2007.

•

In April 2007, the Company announced it has signed a long-term contract with the U.S. Postal Service (“USPS”) for the carriage of domestic mail beginning in April 2007. The Company could generate revenues up to $400 million over the term of the agreement, which terminates in September 2011. United has continued to carry international mail for the USPS after its former domestic mail contract ended in June 2006.

•

On April 30, 2007, the U.S. government and the EU signed a transatlantic aviation agreement to replace the existing bilateral arrangements between the U.S. Government and the 27 EU member states. The agreement will become effective at the end of March 2008. The future benefits of this agreement cannot be predicted due to potential increased competition. As of March 31, 2007, and December 31, 2006, each of the Company and UAL had recorded indefinite-lived intangible assets of $255 million for its rights associated with certain Heathrow slots. The implementation of open skies may result in a future determination that these assets are impaired in whole or in part, or a future determination that they should be reclassified as definite-lived assets with amortization expense recognized thereon. However, we have already taken actions to capitalize on opportunities presented by the new agreement, including the Company’s recent application to complete its antitrust immunity with bmi that would allow the two airlines to integrate their operations at London’s Heathrow airport.

•

The Company continues to identify and implement continuous improvement programs, and is actively training key employees in continuous improvement strategies and techniques. These include such initiatives as optimization of aircraft and airport facilities and selected outsourcing of activities to more cost-effective service providers. The Company expects that these programs, as well as the aforementioned expense reduction programs, will produce economic benefits which will be necessary to mitigate inflationary cost pressures in other categories of operating expenses, such as airport usage fees, aircraft maintenance, and employee healthcare benefits, among others.

Financial Results. Upon United’s emergence from Chapter 11 bankruptcy protection, the Company adopted fresh-start reporting in accordance with SOP 90-7. Thus, the consolidated financial statements before February 1, 2006 reflect results based upon the historical cost basis of the Company while the post-emergence consolidated financial statements reflect the new basis of accounting, which incorporates fair value adjustments recorded from the application of SOP 90-7. Therefore, financial statements for the post-emergence periods are not comparable to the pre-emergence period financial statements. The adoption of fresh-start reporting had a significantly negative impact on the Company’s results of operations. The significant differences in accounting results are discussed under “—Fresh-Start Reporting.”

For purposes of providing management’s year-over-year discussions of United’s financial condition and results of operations, management has compared the combined 2006 annual results consisting of the Successor Company’s results for the eleven months ended December 31, 2006 and the Predecessor Company’s January 2006 results to the Predecessor Company’s annual 2005 and 2004 results.

The table below presents a reconciliation of the Company’s net income (loss) to net income (loss), excluding reorganization items for the three years ended December 31, 2006. Presentation of results for the combined twelve month period of 2006, as described in the preceding paragraph, and the presentation of net income excluding reorganization items, are non-GAAP measures. However, the Company believes that these year-over-year comparisons of the results of operations, as shown in the table below, provide management and investors a useful perspective of the Company’s core business and on-going operational and financial performance and trends, since reorganization items pertain to accounting for the effects of the bankruptcy restructuring and are not recurring. In addition, the combined twelve month period of 2006 is presented to improve comparability with the full years of 2005 and 2004.

	Predecessor	Successor	Combined Twelve Months Ended December 31, 2006(a)	Predecessor
	Period from January 1 to January 31, 2006	Period from February 1 to December 31, 2006		Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Net income (loss)	$22,626	$32	$22,658	$(21,036)	$(1,679)
Reorganization items, net	(22,709)	—	(22,709)	20,432	611

Net income (loss), excluding reorganization items, net	$(83)	$32	$(51)	$(604)	$(1,068)

(a)	The combined period includes the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).

The Company’s improved results of operations in 2006, as compared with 2005 and 2004, were influenced by a number of significant factors, including fresh-start reporting and other factors that are described below.

Additionally, management has compared the Successor Company’s results for the three months ending March 31, 2007, to the combined results for the one month period ended January 31, 2006 and two month period ended March 31, 2006. The presentation of results for the combined three month period of 2006 is a non-GAAP measure. However, management believes that use of a combined 2006 period provides a better basis of comparison to the three month period of 2007.

The air travel business is subject to seasonal fluctuations and historically, the Company’s results of operations are better in the second and third quarters as compared to the first and fourth quarters of the year. The Company’s operations can be impacted by adverse weather in any period and our first and fourth quarter results normally reflect reduced travel demand.

The table below presents certain financial statement items to provide an overview of our financial performance in the first quarter of 2007 as compared to the same period in 2006:

	Successor	Combined Three Months Ended March 31, 2006(a)	Successor	Predecessor
	Three Months Ended March 31, 2007		Period from February 1 to March 31, 2006	Period from January 1 to January 31, 2006
	(In millions)
Loss before reorganization items, income taxes and equity in earnings of affiliates	$(229)	$(303)	$(215)	$(88)
Reorganization items, net	—	22,709	—	22,709
Income tax benefit	(80)	—	—	—
Equity in earnings of affiliates, net of tax	1	5	—	5

Net income (loss)	$(148)	$22,411	$(215)	$22,626

(a)	The combined period includes the results for the one month period ended January 31, 2006 (Predecessor Company) and the two month period ended March 31, 2006 (Successor Company).

The Company’s loss before reorganization items, income taxes and equity in earnings of affiliates in the first quarter of 2007 improved by $74 million, or 24%, as compared to the first quarter of 2006. The following items highlight some of the more significant variances in the 2007 period as compared to the 2006 period. For a more detailed discussion of these items and additional factors impacting our financial performance see “—Results of Operations.”

•

Passenger revenues were flat, increasing by less than 1% in the first quarter of 2007 as compared to the year-ago period. However, our revenue passenger miles (RPMs) increased by 1.4% year over year. The passenger revenues were negatively impacted by deferred revenue associated with the Mileage Plus program, which primarily resulted from a net increase in outstanding miles.

•

We reduced our accrual for bankruptcy litigation associated with potential security interests in our San Francisco International Airport (“SFO”) and Los Angeles International Airport (“LAX”) facility leases by a total of $22 million based on an updated analysis of our potential obligations. This benefit to income is classified as a special item in our unaudited condensed consolidated interim financial statements, incorporated by reference herein.

•	We recognized an income tax benefit of $80 million in the first quarter of 2007. An income tax benefit was not recorded in the year-ago period.

Fresh-Start Reporting.

Under fresh-start reporting at the Effective Date, the Company’s asset values were remeasured using fair value and were allocated in conformity with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The excess of reorganization value over the net fair value of tangible and identifiable intangible assets and liabilities was recorded as goodwill. In addition, fresh-start accounting also requires that all assets and liabilities be stated at fair value or at the present values of the amounts to be paid using appropriate market interest rates, except for deferred taxes, which are accounted for in conformity with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). Certain debt and preferred stock issued by UAL were pushed down to United and are recorded as debt and preferred stock in United’s audited consolidated financial statements, incorporated by reference herein, as part of fresh-start reporting. The Company’s results in 2006 were significantly impacted by fresh-start reporting and other non-cash expenses; the most significant impacts are discussed below.

•

As part of fresh-start reporting the Company changed its accounting for Mileage Plus from the incremental cost model to the deferred revenue model. Under the incremental cost method, the estimated liability was based on incremental costs and adjustments were made to both operating revenues and advertising expense. Under the deferred revenue model a portion of ticket revenue from Mileage Plus members, and other qualifying mileage transactions, is allocated to deferred revenue at fair value to reflect the Company’s obligation for future award redemptions. This change in accounting negatively impacted the Company’s operating revenues by approximately $158 million in 2006 as compared to 2005. The negative revenue impact was partially offset by a reduction in advertising expense of approximately $27 million which the Company estimates would have been recorded if the incremental cost method had been continued. Mileage Plus accounting is discussed further under “—Critical Accounting Policies,” below.

•

The Company recorded non-cash share-based compensation expense of $159 million in 2006 in association with UAL’s Management Equity Incentive Plan (“MEIP”) and Director Equity Incentive Plan (“DEIP”) as approved under the Plan of Reorganization. This expense was not recognized in 2005 and 2004, because prior to 2006 the Company accounted for its share-based compensation plans under the intrinsic method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

•

In 2006, the Company recognized non-cash depreciation and amortization charges of $74 million on assets that were recorded at fair value as part of fresh-start reporting, including definite-lived intangible assets that were recognized under fresh-start accounting. United did not recognize similar asset values or related amortization expense in the preceding annual periods.

•

The adjustment of the Company’s postretirement plan liabilities to fair value at fresh-start resulted in the elimination of unrecognized prior service credits and actuarial losses for its non-pension postretirement plan. The elimination of these unrecognized items negatively impacted the Company’s 2006 expenses by approximately $51 million.

•

Aircraft rent was negatively impacted by approximately $101 million. This included an unfavorable impact of $66 million related to deferred gains on pre-emergence sale-leaseback transactions that were eliminated as part of fresh-start reporting. Before fresh-start reporting, these deferred gains were being amortized into earnings over the lease terms as a reduction of the related aircraft rent expense. Also due to the restructuring of aircraft financings in bankruptcy, the Company’s operating leases were at average rates below market value; therefore, a deferred charge was recorded to adjust these leases to fair value. Amortization of this deferred charge resulted in additional rent expense of approximately $35 million in 2006.

•

The Company recognized additional non-cash interest expense of approximately $51 million for the amortization of debt and capital lease obligation discounts that were recorded upon its emergence from bankruptcy to adjust its debt and capital lease obligations to fair value.

•

At United’s emergence from bankruptcy, there were certain unresolved matters which are considered to be preconfirmation contingencies. The Company initially recorded an obligation for its best estimate of the amounts it expected to pay to resolve these matters. Adjustments to these initial estimates are recorded in current results of operations. The most significant of these were classified as special items in our audited consolidated financial statements, incorporated by reference herein, and include a net benefit of $12 million related to the SFO and LAX municipal bond obligations and a benefit of $24 million related to the termination of certain of the Company’s non-qualified pension plans. The Company adjusted its estimated liabilities for these preconfirmation contingencies during the eleven months ended December 31, 2006 to the amounts the Company now believes to be probable based on court rulings and other updated information. In addition to the special items previously noted, other accruals and accrual adjustments provided an additional net benefit of approximately $29 million to 2006 operating expenses. Note 1 (“Voluntary Reorganization Under Chapter 11—Claims Resolution Process”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional information related to these adjustments.

Other Factors.

•

Operating revenues increased $2.0 billion, or 12%, in 2006 as compared to 2005 and by $2.9 billion, or 18%, in 2006 as compared to 2004. Revenues increased in 2006 and 2005 largely due to passenger revenue growth from United’s improved worldwide airline network performance and a more healthy revenue environment for United and the airline industry, which was significantly aided by constrained industry capacity growth during these periods. However, United’s passenger revenue growth rate has slowed in the latter part of 2006, with the 2006 fourth quarter operating revenues increasing 5% over the same quarter in 2005, as compared to a growth rate of 9% in the fourth quarter of 2005 over the same quarter in 2004. Fourth quarter revenues in 2006 were also negatively impacted by severe winter storms in Denver and Chicago, as discussed below. These revenues were also adversely affected by Mileage Plus accounting in 2006 as discussed above.

•

United Express contributed $77 million to operating income in 2006 as compared to negative contributions to operating results of $317 million in 2005 and $493 million in 2004. This improvement is due to an improved regional operations cost structure resulting from the bankruptcy reorganization, network optimization similar to that achieved for the mainline operation and the replacement of some 50-seat regional jets with 70-seat regional jets providing both first class and Economy Plus service, among other factors.

•

Mainline fuel costs have significantly trended upward since 2004, increasing by $792 million between 2005 and 2006 and by $1.9 billion between 2004 and 2006. These increases are primarily due to significant increases in market prices for jet fuel. The Company’s average cost per gallon for jet fuel, including taxes and hedge impacts, increased from approximately $1.25 in 2004 to $1.79 in 2005 and to $2.11 in 2006. Similar increases were experienced in the average cost per gallon of jet fuel for United Express between periods, which is classified as Regional affiliates expense in our audited consolidated financial statements, incorporated by reference herein.

•

Aircraft maintenance materials and outside repairs expense increased $128 million, or 15%, in 2006 as compared to 2005 and by $262 million, or 35%, in 2006 as compared to 2004. As further discussed in “—Results of Operations”, these increases are due to several factors, including higher volumes of outsourced maintenance, increased rates under certain long-term maintenance contracts and aging engines within United’s fleet.

•

Interest expense increased $279 million in 2006 as compared to 2005 and by $309 million as compared to 2004, primarily due to increased debt outstanding of approximately $1.4 billion as a result of the Company’s new capital structure resulting from its emergence from bankruptcy on February 1, 2006 and the fresh-start reporting adjustments discussed above. The increased interest expense was partially offset by increased interest income of $220 million in 2006, as compared to 2005. The Predecessor Company included $6 million and $60 million of interest income in reorganization items, net in accordance with SOP 90-7, for January 2006 and calendar-year 2005, respectively.

•

The January 2006 reorganization income of approximately $22.7 billion primarily relates to the discharge of liabilities and other fresh-start adjustments recorded in connection with the Company’s implementation of the Plan of Reorganization preparatory to its emergence from bankruptcy. In 2005, the reorganization charges of approximately $20.4 billion were primarily for pension, employee-related, and aircraft claim charges of $8.9 billion, $6.5 billion and $3.0 billion, respectively. For additional information, see Note 1 (“Voluntary Reorganization Under Chapter 11—Financial Statement Presentation”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Liquidity. As of March 31, 2007 and December 31, 2006, the Company had total cash, including restricted cash and short-term investments, of $4.1 billion and $4.9 billion, respectively. The Company’s strong cash position resulted from its recapitalization upon emergence from bankruptcy, together with strong operating cash flows of $1.6 billion in 2006, as compared to $1.1 billion in 2005 and $0.1 billion in 2004. Cash from operations was $620 million during the three month period ended March 31, 2007, as compared to operating cash flow of $455 million in the combined three month period of 2006.

As noted above, in February 2007, the Company reduced its cash by approximately $1.0 billion to a level that it believes is more optimal for its capital structure. The cash was used to prepay a portion of the Company’s credit facility, which accordingly reduced debt by $972 million. As part of this transaction, the Company entered into the amended credit facility consisting of an amended and restated revolving credit, term loan and guaranty agreement of $2.1 billion.

The Company has significant contractual cash payment obligations associated with debt, aircraft leases and aircraft purchase commitments, among others. See “—Liquidity and Capital Resources” for further information related to the amended credit facility and the Company’s contractual obligations.

Capital Commitments. At March 31, 2007, future commitments for the purchase of property and equipment, principally aircraft, approximated $2.5 billion, after deducting advance payments. Our current commitments are primarily for the purchase of A319 and A320 aircraft. The Company has the right to cancel these orders. Such action could cause the forfeiture of $91 million of advance payments if United does not take future delivery of these aircraft. For further details, see Note 11 (“Commitments, Contingent Liabilities and Uncertainties”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein.

Contingencies. During the course of its Chapter 11 proceedings, the Company successfully reached settlements with most of its creditors and resolved most pending claims against the Debtors. However, the following material matters remain to be resolved in the Bankruptcy Court. The following discussion provides an overview of the status of unresolved bankruptcy matters as well as other contingencies. For further details on these matters, see Note 2 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) and Note 11 (“Commitments, Contingent Liabilities and Uncertainties”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, and Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) and Note 12 (“Commitments, Contingent Liabilities and Uncertainties”) under “Item 8.—Financial Statements and Supplementary Data” in Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Municipal Bond Obligations & Off-Balance Sheet Financing. The Company is a party to numerous long-term agreements to lease certain airport and maintenance facilities that are financed through tax-exempt municipal bonds issued by various local municipalities to build or improve airport and maintenance facilities.

The Company had been advised that these municipal bonds may have been unsecured (or in certain instances, partially secured) pre-petition debt. In 2006, certain of the Company’s municipal bond obligations relating to LAX and SFO were conclusively adjudicated through the Bankruptcy Court as financings and not true leases; however, there remains pending litigation to determine the value of the security interests, if any, that the bondholders at LAX and SFO have in the Company’s underlying leaseholds.

The bonds relating to Denver International Airport were conclusively adjudicated as a true lease. The Company has guaranteed $261 million of the City and County of Denver, Colorado 6 7/8% Special Facilities Airport Revenue Bonds (United Air Lines Project) Series 1992A (the “Denver Bonds”). These bonds are callable by the Company. The outstanding bonds and related guarantee are not recorded in the Company’s financial statements incorporated by reference herein. The Company is in discussions with the City and County of Denver, Colorado, to consider the possibility of refinancing the Denver Bonds. Any decision to proceed with the refinancing will be conditioned on receiving the necessary public approvals and on favorable market conditions.

Pension Benefit Terminations. In June 2006, the U.S. District Court for the Northern District of Illinois (“the District Court”) entered an order approving the termination of the United Airlines Pilot Defined Benefit Pension Plan (“Pilot Plan”). The Air Line Pilots Association (“ALPA”), United Retired Pilots Benefit Protection Association (“URPBPA”) and the PBGC each filed appeals with the United States Court of Appeals for the Seventh Circuit (“Court of Appeals”). On October 25, 2006, the Court of Appeals affirmed the District Court’s order approving the termination of the Pilot Plan effective December 30, 2004. Both ALPA and URPBPA filed petitions for writ of certiorari from the Supreme Court. On April 2, 2007, the Supreme Court denied such petitions effectively terminating those proceedings.

There was a dispute with respect to the continuing obligation of United to pay non-qualified pension benefits to retired pilots pending settlement of the involuntary termination proceeding. On October 6, 2005, the Bankruptcy Court ruled that the Company was obligated to make payment of all non-qualified pension benefits for October 2005. During the first quarter of 2006, the District Court dismissed the Company’s appeal of the Bankruptcy Court’s October 6, 2005 order in light of its earlier decision reversing the Bankruptcy Court’s termination order. On October 25, 2006, the Court of Appeals reversed the District Court’s order dismissing for lack of ripeness the Company’s appeal of the Bankruptcy Court’s October 6, 2005 order and remanded the case with instructions to reverse the Bankruptcy Court’s order compelling payment of non-qualified benefits for October 2005. On November 6, 2006, ALPA filed a petition for rehearing on the Court of Appeals reversal of the October 6, 2005 order. Both ALPA and URPBPA filed petitions for writ of certiorari from the Supreme Court on this issue. On April 2, 2007, the Supreme Court denied such petitions, effectively terminating those proceedings.

In March 2006, the Bankruptcy Court ruled that the Company was obligated to make payment of all pilot non-qualified pension benefits for the months of November and December 2005 and January 2006. The Bankruptcy Court also ruled that the Company’s obligation to pay pilot non-qualified pension benefits ceased as of January 31, 2006. The Company filed a notice of appeal of the Bankruptcy Court’s ruling to the District Court. URPBPA and ALPA also filed notices of appeal with respect to the Bankruptcy Court’s order, which were subsequently consolidated with the Company’s appeal. United agreed with URPBPA and ALPA to pay into an escrow account the disputed non-qualified pension benefits for the months of November and December 2005 and January 2006, an aggregate amount totaling approximately $17 million. The District Court affirmed the Bankruptcy Court’s ruling in September 2006. The Company filed a notice of appeal of the District Court’s ruling to the Court of Appeals. URPBPA and ALPA also appealed the District Court’s decision. The Company subsequently filed a motion to consolidate its appeal from the Bankruptcy Court’s October 2005 non-qualified benefits order with the three appeals from the Bankruptcy Court’s March 2006 non-qualified benefits order. The Court of Appeals denied the Company’s motion, but issued an order staying briefing on the March 2006 non-qualified benefits order until further order of the Court of Appeals. On April 19, 2007, the Court of Appeals reversed the March 2006 order and remanded the case with instructions to the District Court to enter judgment for entry of an order in United’s favor. ALPA and URPBPA may still file petitions for rehearing or for a writ of certiorari with the Supreme Court.

Legal and Environmental. The Company has certain contingencies resulting from litigation and claims (including environmental issues) incident to the ordinary course of business. Management believes, after considering a number of factors, including (but not limited to) the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, that the ultimate disposition of these contingencies will not materially affect the Company’s consolidated financial position or results of operations. When appropriate, the Company accrues for these matters based on its assessments of the likely outcomes of their eventual disposition. The amounts of these liabilities could increase or decrease in the near term, based on revisions to estimates relating to the various claims.

New regulations surrounding the emission of greenhouse gases (such as carbon dioxide) are being considered for promulgation both internationally and within the United States. The Company will be carefully evaluating the potential impact of such proposed regulations.

The Company anticipates that if ultimately found liable, its damages from claims arising from the events of September 11, 2001, could be significant; however, the Company believes that, under the Air Transportation Safety and System Stabilization Act of 2001, its liability will be limited to its insurance coverage.

Results of Operations—Three Months Ended March 31, 2007 and Combined Three Month Period Ended March 31, 2006

As described in “—Overview,” presentation of the combined three month period ended March 31, 2006 is a non-GAAP measure; however, management believes it is useful for comparison with the three months ended March 31, 2007.

The Company’s loss from operations of $87 million in the three months ended March 31, 2007 improved by $81 million as compared to the operating loss of $168 million in the combined three months ended March 31, 2006. The Company’s net loss was $148 million in the three month period ended March 31, 2007 as compared to net income of $22.4 billion in the combined three month period ended March 31, 2006. The difference of approximately $22.6 billion was due to reorganization income of $22.7 billion in the 2006 period partially offset by an income tax benefit of $0.1 billion in the 2007 period. See Note 2 (“Voluntary Reorganization Under Chapter 11—Reorganization items”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information on reorganization items.

Operating Revenues. The following table illustrates the year-over-year percentage change in revenues on a consolidated basis:

	Successor	Combined Three Months Ended March 31, 2006(a)	Successor	Predecessor	$ Change	% Change
	Three Months Ended March 31, 2007		Period from February 1 to March 31, 2006	Period from January 1 to January 31, 2006
	(In millions)
Operating revenues:
Passenger—United Airlines	$3,264	$3,256	$2,182	$1,074	$8	—
Passenger—Regional Affiliates	675	669	465	204	6	1
Cargo	168	180	124	56	(12)	(7)
Other operating revenues	270	355	235	120	(85)	(24)

	$4,377	$4,460	$3,006	$1,454	$(83)	(2)

(a)	The combined period includes the results for the one month period ended January 31, 2006 (Predecessor Company) and the two month period ended March 31, 2006 (Successor Company).

Mainline and United Express passenger revenues, which were relatively flat in first quarter of 2007 as compared to the first quarter of 2006, are discussed below.

Cargo revenues decreased by approximately $12 million, or 7%, in the three month period ended March 31, 2007 as compared to the same period in 2006. This decrease was partly due to the termination of our former contract to carry U.S. domestic mail for the USPS as of June 30, 2006. However, since this contract termination we have continued to carry international mail for the USPS, and recently entered into a new contract to carry domestic mail as discussed above. Decreased traffic and yield for the Pacific region also contributed to the decrease in cargo revenues. The traffic and yield decreases were due to increased competition in the region, primarily from capacity added by foreign carriers.

Other operating revenues decreased by $85 million, or 24%, in the three month period ended March 31, 2007 as compared to the same period in 2006. Lower jet fuel sales to third parties by our subsidiary, United Aviation Fuel Corporation (“UAFC”) accounted for $81 million of the other revenue decrease. This decrease was due to several factors, including decreased UAFC sales to our regional affiliates; decreased sales due to our decision not to renew various supply agreements to other carriers; and decreased sales of excess inventory. The decrease in UAFC sales had virtually no impact on our operating margin, because UAFC cost of sales decreased by $82 million in the first quarter of 2007 as compared to the year-ago period. Other revenues were also negatively impacted by approximately $18 million in the first quarter of 2007 as compared to the first quarter of 2006 due to a reduction in low-margin third-party maintenance work.

The table below presents selected passenger revenues and operating data by geographic region and the Company’s mainline and United Express segments expressed as period-to-period changes:

2007	North America		Pacific		Atlantic		Latin America		Mainline		United Express		Consolidated
Increase (decrease) from 2006(a):
Passenger revenues (in millions)	$(85)		$32		$62		$(1)		$8		$6		$14
Passenger revenues	(4.1)%		4.9%		15.9%		(1.0)%		0.2%		0.9%		0.4%
Available seat miles (ASMs)	—%		0.8%		5.8%		(14.9)%		0.1%		5.2%		0.6%
Revenue passenger miles (RPMs)	0.7%		1.1%		7.3%		(11.4)%		1.0%		5.4%		1.4%
Load factor (points)	0.6	pts.	0.3	pts.	1.2	pts.	3.1	pts.	0.7	pts.	0.2	pts.	0.6	pts.
Yield(b)	(4.7)%		3.9%		8.7%		10.0%		(0.7)%		(4.3)%		(1.0)%

(a)	Variances are from the combined 2006 period that includes the results for the one month period ended January 31, 2006 (Predecessor Company) and the two month period ended March 31, 2006 (Successor Company).
(b)	Yield is a measure of average price paid per passenger mile, which is calculated by dividing passenger revenues by RPMs. Yields for geographic regions exclude charter revenue and RPMs.

Mainline passenger and United Express revenues were relatively unchanged, increasing by only $8 million and $6 million, respectively, in the 2007 period as compared to the same period in 2006. In the first quarter of 2007, mainline revenues benefited from a 0.7 point increase in load factor as compared to the first quarter of 2006; this benefit was offset by a 0.7% decrease in yield. In the same periods, United Express revenues benefited from a 0.2 point increase in load factor, which was offset by a 4.3% decrease in yield. Revenues and yields for both segments were negatively impacted by the accounting for deferred revenue under our Mileage Plus program and to a lesser extent, severe storms in first quarter of 2007 that decreased total passenger revenue by an estimated $32 million. Mileage Plus revenue was approximately $94 million lower in the 2007 period due to an increase in outstanding mileage credits due to various promotional programs and one additional month of the application of this new method of accounting in 2007 as this accounting policy was initially applied as of February 1, 2006. Partially offsetting these negative Mileage Plus impacts was a benefit due to a change in the Mileage Plus expiration period policy from 36 months to 18 months as discussed under “—Critical Accounting

Policies.” Mileage Plus customer accounts are now deactivated after 18 months of inactivity, effective December 31, 2007. The Company estimates the number of accounts that will eventually become deactivated and ratably reduces its deferred revenue balance for estimated deactivated accounts over the expiration period.

Operating Expenses. The table below includes the year-over-year dollar and percentage changes in operating expenses. Significant fluctuations are discussed below.

	Successor	Combined Three Months Ended March 31, 2006(a)	Successor	Predecessor	$ Change	% Change
	Three Months Ended March 31, 2007		Period from February 1 to March 31, 2006	Period from January 1 to January 31, 2006
	(In millions)
Operating expenses:
Salaries and related costs	$1,068	$1,083	$725	$358	$(15)	(1)
Aircraft fuel	1,041	1,067	705	362	(26)	(2)
Regional affiliates	692	696	468	228	(4)	(1)
Purchased services	301	303	206	97	(2)	(1)
Aircraft maintenance materials and outside repairs	281	259	179	80	22	8
Landing fees and other rent	238	220	145	75	18	8
Depreciation and amortization	220	216	148	68	4	2
Distribution expenses	188	201	141	60	(13)	(6)
Aircraft rent	101	105	75	30	(4)	(4)
Cost of third party sales	92	189	126	63	(97)	(51)
Special operating items	(22)	—	—	—	(22)	—
Other operating expenses	264	289	204	85	(25)	(9)

	$4,464	$4,628	$3,122	$1,506	$(164)	(4)

(a)	The combined period includes the results for the one month ended January 31, 2006 (Predecessor Company) and the two months ended March 31, 2006 (Successor Company).

As discussed in Note 1 (“Basis of Presentation”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, distribution expenses include commissions, GDS and credit card transaction fees. Prior period information has been reclassified to conform to the current period presentation. Previously, GDS and credit card transaction fees were classified as components of purchased services and commissions were reported as a separate expense item in the Company’s Form 10-Q for the quarterly period ended March 31, 2006.

Salaries and related costs were relatively unchanged, decreasing $15 million, or 1%, in the first quarter of 2007 as compared to the year-ago period. This benefit was largely due to a reduction in share-based compensation expense which was $69 million in the 2006 period, but only $15 million in the 2007 period. Less compensation expense was recognized in the 2007 period as compared to the 2006 period for awards that were granted in 2006. Immediate recognition of 100% of the cost of awards granted to retirement-eligible employees accounts for a significant amount of this decrease. In addition, to properly expense the proportional cost of awards by each vesting date within these awards, we expensed the proportionate cost of the awards that vested in 2006 and a portion of the cost of the awards scheduled to vest in future periods. There were not any significant grants in the 2007 period as compared to the 2006 period, which included a large number of grants associated with our emergence from bankruptcy. Offsetting the benefit of decreased share-based compensation expense was a slight increase in salaries and health care benefits as a result of inflationary pressures and a $49 million increase in profit sharing expense. This increase in profit sharing expense is the combined impact of both components of the Company’s success sharing program, the performance incentive component and the profit sharing component. Payouts under the performance incentive component are separately determined based on the Company’s performance against each of three goals: operational reliability, customer satisfaction and financial performance. The profit sharing component of the success sharing program will payout 15% of the Company’s 2007 adjusted pre-tax earnings, an increase from the 2006 payout formula of 7.5%.

Aircraft fuel decreased $26 million, or 2%, in the three month period ended March 31, 2007 as compared to the same period in 2006. This net fuel benefit was due to a 3% decrease in the average price per gallon of jet fuel from $1.95 per gallon in the first quarter of 2006 to $1.89 per gallon in the first quarter of 2007, resulting from favorable market conditions, and a $12 million increase in net hedge gains that were $21 million in the 2007 period as compared to $9 million in the 2006 period. Partially offsetting the price and hedging benefits was a 1% increase in fuel consumption in the first quarter of 2007 as compared to the year-ago period.

Regional affiliate expense decreased $4 million, or 1%, during the first three months of 2007 as compared to the same period last year, despite the $6 million, or 1%, increase in revenue from regional affiliate operations. Our regional affiliate operating margin was a loss of $17 million in the 2007 period as compared to a loss of $27 million in the 2006 period. This improvement is due to the restructuring of lower-cost regional carrier capacity agreements, the replacement of some 50-seat regional jets with 70-seat regional jets and regional carrier network optimization. All of these improvements were put in place throughout 2006; however, we are still realizing some year-over-year benefits in 2007 as the improvements have been in place for the full period in 2007, but for only part of the 2006 period. The average price of regional affiliates fuel decreased by 2%, which decreased fuel cost by $1 million in the 2007 period as compared to the 2006 period.

For the first three months ended March 31, 2007, aircraft maintenance materials and outside repairs expense increased $22 million, or 8%, year-over-year primarily due to higher rates included in certain of our power by the hour contracts in the first quarter of 2007 as compared to the first quarter of 2006.

Landing fees and other rent increased $18 million, or 8%, in the first quarter of 2006 as compared to the year-ago period due to inflationary pressures at certain of our key airports in the 2007 period as compared to the year-ago period. In addition, in 2006 we received an $8 million credit from one of our airports upon completion of an audit of expenses for multiple years. These year-over-year negative impacts were partially offset by a reduction in the amount of facilities rented based upon our ongoing efforts to optimize our rented facilities with our operational needs.

Distribution expenses, which include commissions, GDS fees and credit card fees, decreased 6% from the 2006 period to $188 million for the quarter ended March 31, 2007. This decrease was due to cost savings realized from the renegotiation of certain of our GDS vendor agreements. This GDS benefit was partially offset by slightly higher credit card discount fees due to a combination of increased volume and increased rates.

The decrease in cost of sales of $97 million in the 2007 period as compared to the 2006 period was primarily due to lower UAFC third party fuel sales and third-party maintenance work as described in the discussion of revenue variances above. The decrease in cost of sales is relatively consistent with the $85 million decrease in other revenues for the same periods.

Special items of $22 million include the benefit of a reduction in recorded accruals for pending bankruptcy litigation related to our SFO and LAX municipal bond obligations. See Note 2 (“Voluntary Reorganization Under Chapter 11”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information on these pending matters.

Other operating expense decreased $25 million, or 9%, in the first three months of 2007, as compared to the first three months of 2006. This decrease was primarily due to a $19 million reduction in advertising expenditures.

Non-operating expenses. The following table illustrates the year-over-year dollar and percentage changes in other income (expense).

	Successor	Combined Three Months Ended March 31, 2006(a)	Successor	Predecessor	$ Change	% Change
	Three Months Ended March 31, 2007		Period from February 1 to March 31, 2006	Period from January 1 to January 31, 2006
	(In millions)
Other income (expense):
Interest expense	$(206)	$(173)	$(131)	$(42)	$(33)	19
Interest income	60	34	28	6	26	76
Interest capitalized	5	3	3	—	2	67
Miscellaneous, net	(1)	1	1	—	(2)	—

	$(142)	$(135)	$(99)	$(36)	$(7)	5

(a)	The combined period includes the results for the one month period ended January 31, 2006 (Predecessor Company) and the two month period ended March 31, 2006 (Successor Company).

Interest expense increased $33 million, or 19%, in the quarter ended March 31, 2007 as compared to the year-ago period. This increase was primarily due to expense of $17 million for previously capitalized debt issuance costs that were associated with the prepaid portion of our credit facility and $6 million for financing costs in connection with the February amendment of our credit facility. The 2007 period was also favorably impacted by the amendment of our credit facility, which lowered the Company’s interest rate on these obligations.

Interest income increased $26 million year over year reflecting a higher average cash balance in 2007, as well as higher rates of return on certain investments; interest income also increased due to the classification of $6 million of interest income as reorganization items in the January 2006 predecessor period in accordance with SOP 90-7.

Income Taxes. The Company recorded income taxes for the three month period ended March 31, 2007 based on its estimated effective tax rate of 35%. Income taxes were not recorded in the same period of 2006.

Results of Operations—Combined Twelve Month Period of 2006 and Fiscal Years Ended December 31, 2005 and 2004

As described in “—Overview,” presentation of the combined twelve month period of 2006 is a non-GAAP measure; however, management believes it is useful for comparison with the full years of 2005 and 2004.

The air travel business is subject to seasonal fluctuations. The Company’s operations can be adversely impacted by severe weather and its first and fourth quarter results normally reflect lower travel demand. Historically, because of these seasonal factors, results of operations are better in the second and third quarters.

Earnings from operations increased $684 million to $459 million in 2006 as compared to a loss from operations of $225 million in 2005. Excluding reorganization items, the net loss was $51 million in 2006 which represents an improvement of $553 million over the net loss in 2005 of $604 million. These improvements are due to the net impact of the items discussed below, among other factors. See Note 1 (“Voluntary Reorganization Under Chapter 11—Financial Statement Presentation”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further information on reorganization items.

Operating Revenues.

2006 Compared to 2005

The following table illustrates the year-over-year dollar and percentage changes in major categories of operating revenues.

	Predecessor	Successor	Combined Period Ended December 31, 2006(a)	Predecessor	$ Change	% Change
	Period from January 1 to January 31, 2006	Period from February 1 to December 31, 2006		Year Ended December 31, 2005
	(Dollars in millions)
Operating revenues:
Passenger—United Airlines	$1,074	$13,293	$14,367	$12,914	$1,453	11
Passenger—Regional affiliates	204	2,697	2,901	2,429	472	19
Cargo	56	694	750	729	21	3
Other operating revenues	120	1,196	1,316	1,232	84	7

	$1,454	$17,880	$19,334	$17,304	$2,030	12

(a)	The combined 2006 period includes the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).

Strong demand, industry capacity restraint, yield improvements, United’s resource optimization initiatives, and ongoing airline network optimization all contributed to a $2.0 billion increase in total operating revenue to $19.3 billion in 2006. The 11% mainline passenger revenue increase was due to both increased traffic and higher average ticket prices; United reported a 3% increase in mainline traffic on a 2% increase in capacity and an 8% increase in yield. Severe winter storms in December 2006 at the Chicago and Denver hubs, which resulted in the cancellation of approximately 3,900 United and United Express flights at these locations, had the estimated impact of reducing revenue by $40 million and reducing total expenses by $11 million. As discussed under “—Critical Accounting Policies,” the Company changed the accounting for its frequent flyer obligation to a deferred revenue model upon its emergence from bankruptcy which negatively impacted revenues by $158 million. This resulted in increased deferred revenue due to a net increase in miles earned by Mileage Plus customers that will be redeemed in future years.

The 19% increase in regional affiliate revenues was also due to traffic and yield improvements as indicated in the table below.

The increase in cargo revenue was primarily due to improved yield, which was partially due to higher fuel surcharges between periods.

The table below presents selected passenger revenues and operating data by geographic region and the Company’s mainline and United Express segments expressed as period-to-period changes:

2006	North America		Pacific		Atlantic		Latin America		Mainline		United Express		Consolidated
Increase (decrease) from 2005(a):
Passenger revenues (in millions)	$1,022		$234		$118		$79		$1,453		$472		$1,925
Passenger revenues	13%		9%		6%		19%		11%		19%		13%
ASMs	4%		—%		(2)%		9%		2%		9%		3%
RPMs	4%		1%		(2)%		13%		3%		13%		4%
Load factor (percent)	0.3	pts	1.4	pts	0.7	pts	2.6	pts	0.7	pts	2.7	pts	0.8	pts
Yield(b)	9%		8%		9%		6%		8%		6%		9%

(a)	The combined 2006 period includes the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).
(b)	Yields exclude charter revenue and revenue passenger miles.

2005 Compared to 2004

The following table illustrates the year-over-year dollar and percentage changes in major categories of operating revenues.

	2005	2004	$ Change	% Change
	(Dollars in millions)
Operating revenues:
Passenger—United Airlines	$12,914	$12,542	$372	3
Passenger—Regional affiliates	2,429	1,931	498	26
Cargo	729	704	25	4
Other operating revenues	1,232	1,236	(4)	—

Total	$17,304	$16,413	$891	5

The table below presents selected passenger revenues and operating data by geographic region and the Company’s mainline and United Express segments expressed as period-to-period changes:

2005	North America		Pacific		Atlantic		Latin America		Mainline		United Express		Consolidated
Increase (decrease) from 2004:
Passenger revenues (in millions)	$(153)		$364		$101		$60		$372		$498		$870
Passenger revenues	(2)%		16%		6%		16%		3%		26%		6%
ASMs	(10)%		13%		1%		16%		(3)%		21%		(2)%
RPMs	(6)%		12%		1%		16%		(1)%		23%		1%
Load factor	3.7	pts	(0.9	) pts	0.1	pts	0.1	pts	2.2	pts	1.0	pts	2.0	pts
Yield(a)	5%		4%		7%		(2)%		4%		3%		5%

(a)	Yields exclude charter revenue and revenue passenger miles.

Consolidated operating revenues increased $891 million, or 5%, in 2005 as compared to 2004. Mainline passenger revenues increased $372 million, or 3%, due to a 4% increase in yield slightly offset by a decline in RPMs of 1%. ASMs decreased 3%; however, passenger load factor increased 2.2 points to 81.4%.

Passenger revenues—Regional affiliates increased $498 million, or 26%, in 2005 as compared to 2004 mainly due to increased volume of United Express regional carrier flying. Cargo revenues increased $25 million, or 4%, in 2005 as compared to 2004 due to a 1% increase in cargo ton miles combined with a 2% increase in cargo yield.

Operating Expenses.

2006 Compared to 2005

The table below includes the year-over-year dollar and percentage changes in operating expenses. Significant fluctuations are discussed below.

	Predecessor	Successor	Combined Period Ended December 31, 2006(a)	Predecessor	$ Change	% Change
	Period from January 1 to January 31, 2006	Period from February 1 to December 31, 2006		Year Ended December 31, 2005
	(Dollars in millions)
Operating expenses:
Aircraft fuel	$362	$4,462	$4,824	$4,032	$792	20
Salaries and related costs	358	3,907	4,265	4,014	251	6
Regional affiliates	228	2,596	2,824	2,746	78	3
Purchased services	133	1,593	1,726	1,519	207	14
Aircraft maintenance materials and outside repairs	80	929	1,009	881	128	15
Depreciation and amortization	68	820	888	854	34	4
Landing fees and other rent	75	800	875	915	(40)	(4)
Cost of third party sales	63	604	667	656	11	2
Aircraft rent	30	386	416	404	12	3
Commissions	24	291	315	305	10	3
Special operating items(b)	—	(36)	(36)	5	(41)	—
Other operating expenses	85	1,017	1,102	1,198	(96)	(8)

	$1,506	$17,369	$18,875	$17,529	$1,346	8

(a)	The combined period includes the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).
(b)	See Note 17 (“Special Items”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

In 2006, United implemented a resource optimization initiative that increased the number of mainline ASMs by 1% percent and United Express ASMs by 3%, for a consolidated ASM impact of 2%, without the use of additional aircraft. In addition to generating increased revenue, this contributed to additional variable expenses such as fuel, salaries, and other expense items.

Higher fuel costs have had a significantly adverse effect on the Company’s operating expenses in 2006 as compared to 2005. In 2006, mainline aircraft fuel expense increased 20% due to an increase in average mainline fuel cost from $1.79 per gallon in 2005 to $2.11 per gallon in 2006, while fuel consumption increased 2% on a similar increase in mainline capacity. The Company recognized a net fuel hedge loss of $26 million in aircraft fuel expense in 2006, which is included in the $2.11 per gallon average cost, whereas in 2005 most fuel hedging gains and losses were recorded in non-operating income and expense. In 2005, the Company recorded $40 million of fuel hedging gains in non-operating income, as discussed below.

Salaries and related costs increased $251 million, or 6%, in 2006 as compared to the prior year. In 2006 the Company recorded $159 million of expense, representing 4% of the increase in salaries and related costs, for UAL’s share-based compensation plans because of the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” effective January 1, 2006. In addition, the Company incurred an additional $26 million related to employee performance incentive programs in 2006 as compared to 2005. The Company also recorded $64 million in higher postretirement expenses and $35 million in higher medical and dental expenses in 2006 than in 2005. Salaries also increased due to merit increases awarded to employees in

2006, which were infrequent throughout bankruptcy. These cost increases were partially offset by a 6% year-over-year improvement in labor productivity resulting from the Company’s continuous improvement efforts, together with selective outsourcing of certain non-core functions. In 2006, the Company achieved its goal to reduce 1,000 management and administrative positions.

The Company’s most significant regional affiliate expenses are capacity payments to the regional carriers and fuel expense. Fuel accounted for 30% of the Company’s regional affiliate expense in 2006, as compared to 26% in 2005. Fuel cost increased due to increased market prices for jet fuel, as discussed above, and increased fuel consumption from higher capacity. The Company’s regional affiliate expense increased only 3% despite a 9% increase in capacity due to the benefits of restructured lower-cost regional carrier capacity agreements in 2006 along with regional carrier network optimization and the replacement of some 50-seat regional jets with 70-seat regional jets. The 3% increase in regional affiliates expense includes an 18% increase in fuel costs. See Note 2(i) (“Summary of Significant Accounting Policies—United Express”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further discussion of the Regional affiliates expense.

Purchased services increased $207 million, or 14%, in 2006, as compared to 2005, primarily due to an increase of approximately $120 million in outsourcing costs for various non-core work activities; a $33 million increase in certain professional fees, which were classified as reorganization expenses by the Predecessor Company; and a $24 million increase in credit card fees due to higher passenger revenues. The offsetting benefits of higher outsourcing costs are reflected in a 4% reduction in manpower associated with the 6% labor productivity improvement noted for salaries and related costs.

In 2006, aircraft maintenance materials and outside repairs expense increased $128 million, or 15%, from 2005 primarily due to engine-related maintenance rate increases as well as increased volume.

As discussed in Note 1 (“Voluntary Reorganization Under Chapter 11—Fresh-Start Reporting”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, the Company revalued its assets and liabilities to estimated fair values. In 2006, amortization expense increased $165 million due to the recognition of $465 million of additional definite-lived intangible assets; however, this increase was offset by decreased depreciation expense from fresh-start reporting adjustments that significantly reduced depreciable tangible asset book values to fair value. The impact of the decrease in tangible asset valuation was significant as depreciation and amortization only increased $34 million despite the $165 million increase in intangible asset amortization and incremental depreciation on post-emergence property additions.

Other operating expense decreased $96 million in 2006, as compared to 2005. The adoption of fresh-start reporting, which included the revaluation of the Company’s frequent flyer obligation to estimated fair value and the change in accounting policy to a deferred revenue model for the Successor Company reduced other expense by $27 million. For periods on or after February 1, 2006, adjustments to the frequent flyer obligation are recorded to passenger and other operating revenues, whereas periodic adjustments under the Predecessor Company’s incremental cost basis were recognized in both operating revenues and other operating expense. See “—Critical Accounting Policies,” for further details. Various cost savings initiatives also reduced the Company’s costs in 2006 as compared to 2005.

In 2006, the Company recognized a net benefit of approximately $36 million to operating expense resulting from the resolution of preconfirmation contingencies for the estimated liability for SFO and LAX municipal bond obligations, and favorable adjustments to preconfirmation contingencies related to the pilots’ non-qualified pension plan. In 2005, the Company recognized a charge of $18 million for aircraft impairments related to the planned accelerated retirement of certain aircraft. See Note 17 (“Special Items”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further information.

2005 Compared to 2004

The following table presents year-over-year dollar and percentage changes in consolidated operating expenses for the Predecessor Company in 2005 as compared to 2004.

	2005	2004	$ Change	% Change
	(Dollars in millions)
Operating expenses:
Aircraft fuel	$4,032	$2,943	$1,089	37
Salaries and related costs	4,014	5,002	(988)	(20)
Regional affiliates	2,746	2,424	322	13
Purchased services	1,519	1,461	58	4
Aircraft maintenance materials and outside repairs	881	747	134	18
Depreciation and amortization	854	871	(17)	(2)
Landing fees and other rent	915	964	(49)	(5)
Cost of third party sales	656	690	(34)	(5)
Aircraft rent	404	537	(133)	(25)
Commissions	305	305	—	—
Special operating items(a)	5	—	5	—
Other operating expenses	1,198	1,273	(75)	(6)

	$17,529	$7,217	$312	2

(a)	See Note 17 (“Special Items”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Overall, operating expense increased only 2% in 2005 from 2004. The significant changes from 2004 to 2005 included:

•

A $1.1 billion, or 37%, increase in aircraft fuel expense was primarily due to a 43% increase in the average cost of fuel (including tax and hedge impact), partially offset by a 4% decrease in consumption.

•

Salaries and related costs decreased by $1.0 billion, or 20%, primarily due to cost savings associated with lower salaries and benefits as well as lower full-time equivalent employees. The decrease in salaries and related costs was driven by wage and benefit concessions resulting from negotiations with employees and productivity improvements.

•	Regional affiliates increased $322 million primarily as a result of increased fuel costs and volumes of United Express regional carrier flying, partially offset by new and amended contract savings.

•

A $134 million increase in aircraft maintenance materials and outside repairs resulted primarily from higher levels of purchased maintenance activity. This increase was partially offset by certain productivity and labor rate improvements, the effects of which are reflected in salaries and related costs.

•	A $133 million decrease in aircraft rent was due to the restructuring of aircraft lease obligations and fleet reductions.

Other income (expense).

2006 Compared to 2005

The following table illustrates the year-over-year dollar and percentage changes in consolidated other income (expense).

	Predecessor	Successor	Combined Period Ended December 31, 2006(a)	Predecessor	$ Change	% Change
	Period from January 1 to January 31, 2006	Period from February 1 to December 31, 2006		Year Ended December 31, 2005
	(Dollars in millions)
Other income (expense):
Interest expense	$(42)	$(729)	$(771)	$(492)	$(279)	(57)
Interest income	6	250	256	36	220	611
Interest capitalized	—	15	15	(3)	18	—
Miscellaneous, net	—	11	11	76	(65)	(86)

	$36	$453	$489	$383	$106	28

The Company incurred a $279 million increase in interest expense, which was partly due to the higher outstanding principal balance of its credit facility for the Successor Company, as compared to the lower Debtor-In-Possession credit facility (“DIP Financing”) balance for the Predecessor Company. Interest expense in 2006 was also unfavorably impacted by the associated amortization of various discounts which were recorded on debt instruments and capital leases to record these obligations at fair value upon the adoption of fresh-start reporting. Interest income increased $220 million year-over-year, reflecting a higher cash balance in 2006, as well as higher rates of return on certain investments. Interest income also increased due to the classification of most interest income in 2005 as reorganization expense in accordance with SOP 90-7. In 2005, the Company recorded $40 million of fuel hedge gains which did not qualify for hedge accounting in non-operating income, while in 2006 the $26 million net realized and unrealized loss from economic fuel hedges was recognized in aircraft fuel expense.

2005 Compared to 2004

The following table presents year-over-year dollar and percentage changes in consolidated other income (expense) for the Predecessor Company in 2005 as compared to 2004.

	2005	2004	$ Change	% Change
	(Dollars in millions)
Other income (expense):
Interest expense	$(492)	$(462)	$(30)	(6)
Interest income	36	25	11	44
Interest capitalized	(3)	1	(4)	—
Gain on sale of investments(a)	—	158	(158)	—
Non-operating special items(b)	—	5	(5)	—
Miscellaneous, net	76	4	72	—

	$(383)	$(269)	$(114)	(42)

(a)	See Note 5 (“Investments”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.
(b)	See Note 17 (“Special Items”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

The Company reported a gain of $158 million from the sale of its investment in Orbitz in 2004. In addition, an increase in interest expense of $30 million, or 6%, in 2005 was due to higher interest and fees applicable to the increased outstanding debt on the DIP Financing between periods. The Company recorded $40 million of fuel hedge gains in Miscellaneous, net in 2005 since they did not qualify for hedge accounting. There were no significant fuel hedge gains or losses included in Miscellaneous, net in 2004. In 2005, the other significant item that was included in Miscellaneous, net was approximately $25 million of foreign currency transaction gains from the revaluation of certain foreign currency denominated debt and pension obligations.

See Note 1 (“Voluntary Reorganization Under Chapter 11—Financial Statement Presentation”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further information on Reorganization items, net.

Liquidity and Capital Resources

Liquidity. United’s total of cash and cash equivalents, restricted cash and short-term investments was $4.1 billion, $4.9 billion and $2.7 billion at March 31, 2007, December 31, 2006 and 2005, respectively, including restricted cash of $825 million, $809 million and $928 million, respectively. At December 31, 2006, the Company reclassified $972 million of its long-term debt to current maturities to reflect its intent to prepay a portion of its credit facility. In February 2007, the Company reduced its cash position by $972 million through the prepayment of part of its credit facility debt. This debt prepayment reduced the Company’s cash balance to a level that it believes is more optimal. In addition, certain terms of the credit facility were amended in February 2007. The amended credit facility consists of a $1.8 billion term loan and a $255 million revolving commitment. At the Company’s option, interest payments are based on either a base rate, as defined in the amended credit facility, or at LIBOR plus 2%. This applicable margin on LIBOR rate loans is a significant reduction of 1.75% from the previous credit facility. The amended credit facility frees up a significant amount of assets that had been pledged as collateral under the previous credit facility. See the “—Capital Commitments and Off-Balance Sheet Arrangements” for information related to scheduled maturities on the amended credit facility. In January 2007, the Company decided to terminate the interest rate swap that had been used to hedge the future interest payments under the original credit facility term loan of $2.45 billion. In the first quarter of 2007, the Company expensed approximately $17 million of deferred financing costs related to the prepaid portion of the previous credit facility.

Restricted cash primarily represents cash collateral to secure workers’ compensation obligations, security deposits for airport leases and reserves with institutions that process United’s credit card ticket sales. Certain of the credit card processing arrangements are based on the aggregate then-outstanding bank card air traffic liability, the Company’s credit rating and its compliance with certain debt covenants. Credit rating downgrades or debt covenant noncompliance could materially increase the Company’s reserve requirements.

Cash Flows from Operating Activities.

Three months ended March 31, 2007 compared to prior year period

The Company generated cash from operations of $620 million in the quarter ended March 31, 2007 as compared to cash from operations of $455 million in the year-ago period. Net loss before reorganization items improved by $150 million in the first quarter of 2007, as compared to the prior year period. This $150 million improvement includes non-cash tax benefits of $80 million. In addition, cash generated from operations increased due to changes in working capital. Significant year-over-year changes in working capital items included deferred revenue and advance ticket sales of $95 million and $194 million, respectively, which increased primarily due to increased ticket sales in advance of the spring and summer travel seasons.

2006 compared to 2005

The Company generated cash from operations of $1.6 billion in 2006 compared to $1.1 billion in 2005. The higher operating cash flow generated in 2006 was due to improved results of operations as discussed above under

“—Results of Operation” together with differences in the timing and amount of working capital items, and other smaller changes. As discussed under “—Fresh-Start Reporting,” United’s 2006 net income includes significant non-cash items.

The Company does not have any significant defined benefit pension plan contribution requirements as most of the Company-sponsored plans were replaced with defined contribution plans upon its emergence from bankruptcy. The Company contributed approximately $259 million and $11 million to its defined contribution plans and non-U.S. pension plans, respectively, in the eleven months ended December 31, 2006.

2005 compared to 2004

For the year ended December 31, 2005, United generated cash from operations of $1.1 billion, a $936 million increase over cash generated from operations of $114 million in 2004. The higher operating cash generated in 2005 was largely due to improved results of operations, together with increased advanced ticket sales and differences in amounts and timing of other working capital changes.

The Company contributed $127 million towards its U.S. qualified defined benefit pension plans in 2004, but made no such cash contributions in 2005. The Company contributed $61 million and $75 million in 2005 and 2004, respectively, largely towards its non-U.S. pension plans and its U.S. non-qualified pension plans. Detailed information regarding the Company’s pension plans is included in Note 6 (“Retirement and Postretirement Plans”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Cash Flows from Investing Activities.

Three months ended March 31, 2007 compared to prior year period

In the three months ended March 31, 2007, cash of $17 million was used to increase segregated and restricted funds as compared to cash of $266 million that was provided by a decrease in the segregated and restricted accounts in the three month period ended March 31, 2006. The significant cash generated from restricted accounts in the 2006 period was due to our improved financial position upon our emergence from bankruptcy. Net sales of short-term investments provided $118 million of cash in the 2007 period as compared to $73 million in the year-ago period. This change was due to normal cash management activities as our short-term investments are part of our overall cash management policy. Capital expenditures were $68 million and $92 million in the 2007 and 2006 periods, respectively.

During the three months ended March 31, 2007 and the prior year period the Company did not sell or acquire any aircraft.

2006 Compared to 2005

Cash used by investing activities was $293 million in 2006 as compared to $287 million in 2005. Cash released from segregated funds after exit from bankruptcy in 2006 provided $200 million in cash proceeds. Cash used for increases in short-term investments in 2006 was $231 million, compared to no short-term investment activity in 2005. A reduction in restricted cash balances provided $119 million of cash proceeds in 2006, as compared to cash used to increase restricted cash of $72 million in 2005. Required restricted cash balances in 2006 have decreased slightly from 2005 as a result of the Company’s emergence from bankruptcy, among other factors.

In 2006, the Company did not reject or return any aircraft under Section 1110 of the Bankruptcy Code, although the sale of nine non-operating B767-200 aircraft during this period provided $19 million in cash proceeds from the disposition of property and equipment. The Company used $362 million in cash for the acquisition of property and equipment in 2006, as compared to $469 million in 2005.

2005 Compared to 2004

Overall, cash used in investing activities of $287 million in 2005 was comparable to cash used of $294 million in 2004.

The Company sold ten B727, five B737 and seven B767 aircraft and rejected or returned to the financiers 30 B737 aircraft, ten B767 aircraft and one B747 aircraft under Section 1110 of the Bankruptcy Code in 2005. The Company then reacquired eight of the previously-returned B767 aircraft, of which four were purchased by the Company from a group (the “Public Debt Group”) of mostly-public financiers with whom the Company had an ongoing dispute involving 14 aircraft financed under the Series 1997-1 Enhanced Equipment Trust Certificates, which dispute was resolved in the first quarter of 2006, and subsequently sold to a third-party and simultaneously leased back, and of which four were acquired directly by a third-party from the Public Debt Group and subsequently leased to the Company. In addition, the Company, as part of its agreement with the Public Debt Group, purchased six additional B767 aircraft from the Public Debt Group, which were subsequently sold to and leased back from third parties.

During 2004, the Company received $218 million from the sales of its investments in Orbitz and Air Canada and used $199 million to provide increased cash deposits classified as restricted and $267 million for the acquisition of property and equipment.

Cash Flows from Financing Activities.

Three months ended March 31, 2007 compared to prior year period

Cash used by financing activities was $1.3 billion in the three month period ended March 31, 2007, as compared to $1.2 billion of cash provided by financing activities during the first three months of 2006. In 2007, the Company used cash of approximately $1.3 billion to prepay approximately $1.0 billion of its credit facility debt and make other scheduled long-term debt and capital lease payments. A combination of the Company’s initial credit facility upon exiting bankruptcy and significant cash generated from operations in 2006 provided us with a larger than optimal cash balance. The credit facility prepayment adjusted our cash balance to a level we believe is more optimal. During the combined three months of 2006, the Company generated proceeds of $3.0 billion from its new credit facility but used approximately $1.7 billion of these proceeds to repay the $1.2 billion debtor-in-possession credit facility and make other scheduled and revolving payments under long-term debt and capital lease agreements.

In February 2007, the Company amended certain terms of its credit facility, resulting in a reduction in the amount of the credit facility from $3.0 billion to $2.055 billion, consisting of a $1.8 billion term loan commitment and a $255 million revolving commitment. At the Company’s option, interest payments are based on either a base rate, as defined in its amended credit facility, or LIBOR plus 2%. This applicable margin on LIBOR rate loans is a significant reduction of 1.75% from the original terms of the previous credit facility. The amended credit facility frees up a significant amount of assets that had been pledged as collateral under the original credit facility. At March 31, 2007, $191 million was available for loans or standby letters of credit under the amended credit facility. See Note 9 (“Debt Obligations”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information related to the amended credit facility.

In January 2007, the Company paid $4 million to terminate the interest rate swap that had been used to hedge a portion of the future interest payments under the original credit facility term loan of $2.45 billion. See Note 10 (“Financial Instruments and Risk Management”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein, for further information related to this swap agreement.

2006 Compared to 2005

Cash generated through financing activities was $783 million in 2006 compared to cash used of $105 million in 2005. In 2006, the Company made principal payments under long-term debt and capital lease obligations totaling $2.1 billion, which included $1.2 billion for the repayment of the DIP Financing.

In 2006, the Company obtained access to up to $3.0 billion in secured exit financing which consisted of a $2.45 billion term loan, a $350 million delayed draw term loan and a $200 million revolving credit line. On the Effective Date, $2.45 billion of the $2.8 billion term loan and the entire revolving credit line was drawn and used to repay the DIP Financing and to make other payments required upon exit from bankruptcy, as well as to provide ongoing liquidity to conduct post-reorganization operations. Subsequently, the Company repaid borrowings under the revolving credit line and accessed the remaining $350 million on the delayed draw term loan. For further details on the credit facility, see Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein. At December 31, 2006, the Company had a total of $2.8 billion of debt and $63 million in letters of credit outstanding under the credit facility.

During 2006, the Company secured control of 14 aircraft that were included in the 1997-1 EETC transaction by remitting $281 million to the 1997-1 EETC trustee on behalf of the holders of the Tranche A certificates. The Company subsequently refinanced the 14 aircraft on March 28, 2006 with the $350 million delayed draw term loan provided under the credit facility. The 14 aircraft are comprised of four B737 aircraft, two B747 aircraft, four B777 aircraft and four A320 aircraft.

Significant 2006 non-cash financing and investment activities included the conversion of six B757 aircraft and one B747 aircraft from leased to owned status resulting in additional aircraft assets and debt obligations of $242 million. The Company completed definitive documentation for this transaction in July 2006, as discussed in Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein. In addition, in the first quarter of 2006 the Successor Company completed a transaction that converted certain mortgaged aircraft to capital leases for $137 million. See Note 14 (“Statement of Consolidated Cash Flows—Supplemental Disclosures”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

2005 Compared to 2004

Cash used in financing activities was $105 million in 2005 compared to $93 million in 2004. During 2005, the Company made principal payments under long-term debt, DIP Financing, and capital lease obligations of $285 million, $16 million, and $94 million, respectively. The total cash used for these payments was $395 million in 2005, as compared to total cash used of $737 million for principal payments under debt and capital lease obligations in 2004. In 2005 as compared to 2004, a decrease of $203 million in proceeds from the DIP financing offset the significant decrease in principal payments.

During 2005, the Company made $16 million in principal payments on the DIP Financing. In addition, the Company renegotiated and expanded its DIP Financing facility, allowing it to borrow an additional $310 million during 2005. The amended DIP Financing facility also permitted the Company to make capital expenditures not exceeding $750 million towards aircraft acquisitions, with cash expenditures for such acquisitions not to exceed $300 million. This capital expenditures basket was created primarily to allow the Company to purchase certain aircraft that were controlled by the Public Debt Group, all of which were already in its fleet or had been in its fleet in the recent past. The Company raised $253 million in connection with the subsequent long-term financing of ten of the B767 aircraft acquired from the Public Debt Group.

Capital Commitments and Off-Balance Sheet Arrangements. United’s business is very capital intensive, requiring significant amounts of capital to fund the acquisition of assets, particularly aircraft. In the past, the Company has funded the acquisition of aircraft through outright purchase, by issuing debt, by entering into capital or operating leases, or through vendor financings. The Company also often enters into long-term lease commitments with airports to ensure access to terminal, cargo, maintenance and other required facilities.

Following is a summary of the Company’s material contractual obligations as of December 31, 2006:

	One year or less	Years 2 and 3	Years 4 and 5	After 5 years	Total
	(In millions)
Long-term debt, including current portion(a)	$714	$1,441	$1,776	$5,452	$9,383
Interest payments(b)	669	1,190	968	1,324	4,151
Capital lease obligations
Mainline(c)	240	470	586	679	1,975
United Express(c)	15	29	25	19	88
Aircraft operating lease obligations
Mainline	360	673	619	1,239	2,891
United Express(d)	413	818	738	1,117	3,086
Other operating lease obligations	507	951	859	3,464	5,781
Postretirement obligations(e)	161	321	312	709	1,503
Capital spending commitments(f)	128	76	691	1,577	2,472

Total	$3,207	$5,969	$6,574	$15,580	$31,330

(a)	Amounts represent contractual amounts due (the one year or less column does not reflect the $972 million prepayment of the credit facility in February 2007, as this was not a contractual obligation at December 31, 2006).
(b)	Future interest payments on variable rate debt are estimated using estimated future variable rates based on a yield curve and have not been adjusted for the February 2007 $972 million prepayment of the credit facility.
(c)	Includes non-aircraft capital lease payments of $4 million in each of the years 2007 through 2011. United Express payments are all for aircraft.
(d)	Amounts represent lease payments that are made by United under capacity agreements with the regional carriers who operate these aircraft on United’s behalf.
(e)	Amounts represent postretirement benefit payments, net of subsidy receipts, through 2016. Benefit payments approximate plan contributions as plans are substantially unfunded. Not included in the table above are contributions related to the Company’s foreign pension plans. The Company does not have any significant contributions required by government regulations. The Company’s expected pension plan contributions for 2007 are $14 million.
(f)	Amounts are principally for aircraft and exclude advance payments. The Company has the right to cancel its commitments for the purchase of A319 and A320 aircraft; however, such action could cause the forfeiture of $91 million of advance payments.

In February 2007, the Company prepaid $972 million on the credit facility and amended certain of its terms. This prepayment increases (decreases) the Company’s expected debt payments in the table above by $972 million in 2007, $(10) million in each of the years 2008 through 2011 and $(932) million thereafter. The prepayment and amendment of interest rate terms increases (decreases) the Company’s total expected interest payments, as reported in the table above, by $(82) million in one year or less, $(252) million in combined years two and three, $(243) million in combined years four and five and $703 million after five years. Interest payments in the after 2011 period are higher because the amended credit facility matures in 2014 while the previous credit facility would have matured in 2012 based on its original terms.

See Notes 2(i), 9 and 13, “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional discussion of these items.

Off-Balance Sheet Arrangements. An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained or a contingent interest in transferred assets, (3) an obligation under derivative instruments classified as equity or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the company, or that engages in leasing, hedging or research and development arrangements with the company. The Company’s off-balance sheet arrangements include operating leases, which are summarized in the contractual obligations table, above, and certain municipal bond obligations as discussed below.

Certain municipalities issued municipal bonds on behalf of United to finance the construction of improvements at airport-related facilities. The Company also leases facilities at airports where municipal bonds funded at least some of the construction of airport-related projects. At December 31, 2006, the Company guaranteed interest and principal payments on $261 million in principal of such bonds that were issued in 1992 and are due in 2032 unless the Company elects not to extend its lease in which case the bonds are due in 2023. The outstanding bonds and related guarantee are not recorded in the Company’s audited consolidated financial statements, incorporated by reference herein, in accordance with GAAP. The related lease agreement is accounted for as an operating lease, and the related rent expense is recorded on a straight-line basis. The annual lease payments through 2023 and the final payment for the principal amount of the bonds are included in the operating lease payments in the contractual obligations table above. For further details, see Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) and Note 12 (“Commitments, Contingent Liabilities and Uncertainties—Guarantees and Off-Balance Sheet Financing”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Fuel Consortia. The Company participates in numerous fuel consortia with other carriers at major airports to reduce the costs of fuel distribution and storage. Interline agreements govern the rights and responsibilities of the consortia members and provide for the allocation of the overall costs to operate the consortia based on usage. The consortia (and in limited cases, the participating carriers) have entered into long-term agreements to lease certain airport fuel storage and distribution facilities that are typically financed through tax-exempt bonds (either special facilities lease revenue bonds or general airport revenue bonds), issued by various local municipalities. In general, each consortium lease agreement requires the consortium to make lease payments in amounts sufficient to pay the maturing principal and interest payments on the bonds. As of December 31, 2006, approximately $484 million principal amount of such bonds were secured by fuel facility leases at major hubs in which United participates, as to which United and each of the signatory airlines has provided indirect guarantees of the debt. United’s exposure is approximately $171 million principal amount of such bonds based on its recent consortia participation. The Company’s exposure could increase if the participation of other carriers decreases. The guarantees will expire when the tax-exempt bonds are paid in full, which ranges from 2010 to 2028. The Company did not record a liability at the time these indirect guarantees were made.

Debt Covenants. The Company was in compliance with the credit facility covenants as of December 31, 2006. As part of the amendment to the credit facility completed in February 2007, several covenants were amended to provide the Company more flexibility. The amended credit facility contains covenants that will limit the ability of United and the Guarantors to, among other things, incur or guarantee additional indebtedness, create liens, pay dividends on or repurchase stock, make certain types of investments, pay dividends or other payments from United’s direct or indirect subsidiaries, enter into transactions with affiliates, sell assets or merge with other companies, modify corporate documents or change lines of business. The amended credit facility also requires compliance with certain financial covenants. Failure to comply with the covenants could result in a default under the amended credit facility unless the Company were to obtain a waiver of, or otherwise mitigate or cure, any such default. Additionally, the amended credit facility contains a cross-default provision with respect to other credit arrangements that exceed $50 million. A payment default could result in a termination of the amended credit facility and a requirement to accelerate repayment of all outstanding facility borrowings. The Company believes that the combination of its existing cash and cash flows generated by operations will be adequate to satisfy its projected liquidity needs over the next twelve months. For further details about the amended credit facility and the associated covenants, see Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Future Financing. Substantially all of the Company’s unencumbered assets were pledged to the credit facility as of December 31, 2006. The amended credit facility allowed the Company to release certain assets with an estimated market value of approximately $2.5 billion from the credit facility collateral pool, which are now unencumbered. The amended credit facility does not place any specific restrictions on the Company’s ability to issue debt secured by these newly unencumbered assets. In addition, subject to the restrictions of its amended credit facility, the Company could raise additional capital by issuing unsecured debt, equity or equity-like securities, monetizing or borrowing against certain assets or refinancing existing obligations to generate net cash proceeds. However, the availability and capacity of these funding sources cannot be assured or predicted.

Credit Ratings. As part of their exit from bankruptcy, United and UAL received a corporate credit rating of B (outlook stable) from Standard & Poor’s and a corporate family rating of B2 (outlook stable) from Moody’s Investors Services. These credit ratings are below investment grade levels. Downgrades from these rating levels could restrict the availability and/or increase the cost of future financing for the Company.

Other Information

Foreign Operations. The Company’s audited consolidated financial statements, incorporated by reference herein, reflect material amounts of intangible assets related to the Company’s Pacific and Latin American route authorities and its hub at London’s Heathrow Airport. See Note 2(k) (“Summary of Significant Accounting Policies—Intangibles”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further information. Because operating authorities in international markets are governed by bilateral aviation agreements between the U.S. and foreign countries, changes in U.S. or foreign government aviation policies can lead to the alteration or termination of existing air service agreements that could adversely impact, and significantly impair, the value of our international route assets. Significant changes in such policies could also have a material impact on the Company’s operating revenues and expenses and results of operations. See “Business” for further information and “Quantitative and Qualitative Disclosures above Market Risk” for further information on the Company’s foreign currency risks associated with its foreign operations.

Critical Accounting Policies

Critical accounting policies are defined as those that are affected by significant judgments and uncertainties which potentially could result in materially different accounting under different assumptions and conditions. The Company has prepared the accompanying financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates under different assumptions or conditions. The Company has identified the following critical accounting policies that impact the preparation of these financial statements.

Passenger Revenue Recognition. The value of unused passenger tickets and miscellaneous charge orders (“MCOs”) is included in current liabilities as advance ticket sales. United records passenger ticket sales as operating revenues when the transportation is provided or when the ticket expires. Non-refundable tickets generally expire on the date of the intended flight, unless the date is extended by notification from the customer on or before the intended flight date. Fees charged in association with changes or extensions to non-refundable tickets are recorded as passenger revenue at the time the fee is incurred. Change fees related to non-refundable tickets are considered a separate transaction from the air transportation because they represent a charge for the Company’s additional service to modify a previous reservation. Therefore, the pricing of the change fee and the initial customer reservation are separately determined and represent distinct earnings processes. Refundable tickets expire after one year. MCOs are stored value documents that are either exchanged for a passenger ticket or refunded after issuance. United records an estimate of MCOs that will not be exchanged or refunded as revenue ratably over the validity period based on historical results. Due to complex industry pricing structures, refund and exchange policies, and interline agreements with other airlines, certain amounts are recognized as revenue using estimates both as to the timing of recognition and the amount of revenue to be recognized. These estimates are based on the evaluation of actual historical results.

Accounting for Long-Lived Assets. The Company had $11.4 billion in net book value of operating property and equipment at December 31, 2006. In addition to the original cost of these assets, as adjusted by fresh-start reporting at February 1, 2006, their recorded value is impacted by a number of accounting policy elections, including the estimation of useful lives and residual values and, when necessary, the recognition of asset impairment charges.

Except for the adoption of fresh-start reporting at February 1, 2006, whereby the Company remeasured long-lived assets at fair value, it is the Company’s policy to record assets acquired, including aircraft, at acquisition cost. Depreciable life is determined through economic analysis, such as reviewing existing fleet plans, obtaining appraisals and comparing estimated lives to other airlines that operate similar fleets. Older generation aircraft are assigned lives that are generally consistent with the experience of United and the practice of other airlines. As aircraft technology has improved, useful life has increased and the Company has generally estimated the lives of those aircraft to be 30 years. Residual values are estimated based on historical experience with regards to the sale of both aircraft and spare parts, and are established in conjunction with the estimated useful lives of the related fleets. Residual values are based on current dollars when the aircraft are acquired and typically reflect asset values that have not reached the end of their physical life. Both depreciable lives and residual values are revised periodically to recognize changes in the Company’s fleet plan and other relevant information. A one year increase in the average depreciable life of our aircraft would reduce annual depreciation expense by approximately $19 million.

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that an impairment may exist. The Company’s policy is to recognize an impairment charge when an asset’s carrying value exceeds its net undiscounted future cash flows and its fair market value. The amount of the charge is the difference between the asset’s book value and fair market value (sometimes estimated using appraisals). More often, the Company estimates the undiscounted future cash flows for its various aircraft with financial models used by the Company to make fleet and scheduling decisions. These models utilize projections on passenger yield, fuel costs, labor costs and other relevant factors, many of which require the exercise of significant judgment on the part of management. Changes in these projections may expose the Company to future impairment charges by raising the threshold which future cash flows need to meet.

The Company recognized impairment charges on assets held-for-sale of $4 million in 2006 and $5 million for the early retirement of certain aircraft in 2005. See Note 2(l) (“Summary of Significant Accounting Policies—Measurement of Impairments”) and Note 17 (“Special Items”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

See Note 2(f) (“Summary of Significant Accounting Policies—Operating Property and Equipment”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional information regarding United’s policies on accounting for long-lived assets.

Fresh-Start Reporting. In connection with its emergence from Chapter 11 protection as of February 1, 2006, the Company adopted fresh-start reporting in accordance with SOP 90-7. Accordingly, United’s assets, liabilities and equity were valued at their respective fair values as of the Effective Date. The excess reorganization value over the fair value of net tangible and identifiable intangible assets and liabilities has been reflected as goodwill in the audited consolidated financial statements of United, incorporated by reference herein.

Fair values of assets and liabilities represent the Company’s best estimates based on independent appraisals and valuations and, where the foregoing are not available, industry data and trends and by reference to relevant market rates and transactions. Accordingly, the Company cannot provide assurance that the estimates, assumptions, and values reflected in the asset and liability valuations will be realized, and actual results could vary materially from those estimates. In accordance with SFAS 141, the preliminary measurement and allocation of fair value to assets and liabilities were subject to additional adjustment within one year after emergence from bankruptcy to provide the Company time to complete its valuation of its assets and liabilities. See Notes 1 and 2(k), “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for further details related to the fresh-start fair value adjustments.

To facilitate the calculation of the enterprise value of the Successor Company, a set of financial projections was developed. Based on these financial projections, the equity value was estimated by the Company using various valuation methods, including (i) a comparison of the Company and its projected performance to the market values of comparable companies, (ii) a review and analysis of several recent transactions of companies in similar industries to the Company, and (iii) a calculation of the present value of projected future cash flows using the Company’s financial projections.

The estimated enterprise value and corresponding equity value are highly dependent upon achieving the future financial results set forth in the projections as well as the realization of certain other assumptions that cannot be guaranteed. The estimated equity value of the Company was calculated to be approximately $1.9 billion. The foregoing estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond the reasonable control of the Company. Moreover, the market value of the Company’s common stock may differ materially from the fresh-start equity valuation.

Frequent Flyer Accounting. In accordance with fresh-start reporting, the Company revalued its frequent flyer obligation to estimated fair value at the Effective Date, which resulted in a $2.4 billion increase to the frequent flyer obligation. The Successor Company also has elected to change its accounting policy for its Mileage Plus frequent flyer program to a deferred revenue model. The Company believes that accounting for frequent flyer miles using a deferred revenue model is preferable, as it establishes a consistent valuation methodology for both miles earned by frequent flyers and miles sold to non-airline business partners. Before the Effective Date, the Predecessor Company had used the historical industry practice of accounting for frequent flyer miles earned on United flights on an incremental cost basis as an accrued liability and as advertising expense, while miles sold to non-airline business partners were accounted for on a deferred revenue basis. As of the Effective Date, the deferred revenue value of all frequent flyer miles is measured using equivalent ticket value as described below, and all associated adjustments are made to passenger revenues.

The deferred revenue measurement method used to record fair value of the frequent flyer obligation on and after the Effective Date was to allocate an equivalent weighted-average ticket value to each outstanding mile, based upon projected redemption patterns for available award choices when such miles are consumed. Such value was estimated assuming redemptions on both United and other participating carriers in the Mileage Plus program, and by estimating the relative proportions of awards to be redeemed by class of service within broad geographic regions of the Company’s operations, including North America, Atlantic, Pacific and Latin America.

Under the new method of accounting adopted for this program at the Effective Date, the Company reduced operating revenue by approximately $158 million more in the eleven months ended December 31, 2006 to account for the effects of the program as compared to the reduction in revenues that would have been recognized using the Predecessor Company’s accounting method. The Company’s new accounting policy does not continue the use of the former incremental cost method, which impacted revenues and advertising expense under that prior policy. Assuming the use of the Predecessor Company’s accounting for this program, for the eleven months ended December 31, 2006, the Company estimates that it would have recorded approximately $27 million of additional advertising expense.

The estimation of the fair value of each award mile requires the use of several significant assumptions, for which significant management judgment is required. For example, management must estimate how many miles are projected to be redeemed on United, versus on other airline partners. Since the equivalent ticket value of miles redeemed on United and on other carriers can vary greatly, this assumption can materially affect the calculation of the weighted-average ticket value from period to period.

Management must also estimate the expected redemption patterns of Mileage Plus customers, who have a number of different award choices when redeeming their miles, each of which can have materially different estimated fair values. Such choices include different classes of service (first, business and several coach award levels), as well as different flight itineraries, such as domestic and international routings, and different itineraries within domestic and international regions of United’s and other participating carriers’ flight networks. Customer redemption patterns may also be influenced by program changes, which occur from time to time and introduce new award choices, or make material changes to the terms of existing award choices. Management must often estimate the probable impact of such program changes on future customer behavior using limited data, which requires the use of significant judgment. Management uses historical customer redemption patterns as the best single indicator of future redemption behavior in making its estimates, but changes in customer mileage redemption behavior to patterns which are not consistent with historical behavior can result in material changes to deferred revenue balances and to recognized revenue.

Management’s estimate of the expected breakage of miles as of the fresh-start date, and for recognition of breakage post-emergence, also requires significant management judgment. For customer accounts which are inactive for a period of 36 consecutive months, it has been United’s policy to cancel all miles contained in those accounts at the end of the 36 month period of inactivity. Under its deferred revenue accounting policy effective in 2006, the Company recognized revenue from breakage of miles by amortizing such estimated breakage over the 36 month expiration period. In early 2007, the Company announced a reduction in the expiration period from 36 months to 18 months effective December 31, 2007. Accordingly, in 2007 the Company began to recognize revenue from breakage of miles by amortizing such estimated breakage over the 18 month expiration period. Current and future changes to program rules, such as the recent change in the expiration period, and program redemption opportunities can significantly alter customer behavior from historical patterns with respect to inactive accounts. Such changes may result in material changes to the deferred revenue balance, as well as recognized revenues from the program. A hypothetical 1% change in the Company’s estimated breakage rate, estimated at 15% annually as of March 31, 2007, has an effect of approximately $19 million on the liability. At December 31, 2006 a hypothetical 1% change in the Company’s estimated breakage rate, which was estimated at 14% annually, would have had an impact of approximately $18 million effect on the liability. The change in the expiration period provided a benefit of approximately $28 million in the first quarter of 2007 and is expected to provide a benefit of approximately $170 million for the full year of 2007.

At March 31, 2007, our outstanding number of miles was approximately 515 billion. The Company currently estimates that approximately 439 billion of these miles will ultimately be redeemed and, accordingly, has recorded deferred revenue of $3.8 billion. A hypothetical 1% change in the weighted-average ticket value or the outstanding number of miles would have approximately a $44 million effect on the liability.

Goodwill and Intangible Assets. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the Company applies a fair value-based impairment test to the book value of goodwill and indefinite-lived intangible assets on an annual basis and, if certain events or circumstances indicate that an impairment loss may have been incurred, on an interim basis. An impairment charge could have a material adverse effect on the Company’s financial position and results of operations in the period of recognition.

Upon the implementation of fresh-start reporting (see Note 1 (“Voluntary Reorganization Under Chapter 11—Fresh-Start Reporting”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein) the Company’s assets, liabilities and equity were valued at their respective fair values. The excess of reorganization value over the fair value of net tangible and identifiable intangible assets and liabilities has been reflected as goodwill in the audited consolidated financial statements, incorporated by reference herein, on the Effective Date. As discussed in Note 7 (“Segment Information”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, the entire goodwill amount of $2.7 billion at December 31, 2006 has been allocated to the mainline reportable segment. In addition, the adoption of fresh-start reporting resulted in the recognition of $2.2 billion of indefinite-lived intangible assets.

SFAS 142 requires that a two-step impairment test be performed on goodwill. In the first step, the Company compares the fair value of the reportable segment to its carrying value. If the fair value of the reportable segment exceeds the carrying value of the net assets of the reportable segment, goodwill is not impaired and the Company is not required to perform further testing. If the carrying value of the net assets of the reportable segment exceeds the fair value of the reportable segment, then the Company must perform the second step to determine the implied fair value of the goodwill and compare it to the carrying value of the goodwill. If the carrying value of goodwill exceeds its implied fair value, then the Company must record an impairment charge equal to such difference.

The Company assessed the fair value of its reportable segments considering both the market and income approaches. Under the market approach, the fair value of the reportable segment is based on quoted market prices and recent transaction values of peer companies. Under the income approach, the fair value of the reportable segment is based on the present value of estimated future cash flows. The income approach is dependent on a number of factors including estimates of future capacity, passenger yield, traffic, operating costs, appropriate discount rates and other relevant factors.

The Company performed its annual impairment test for its goodwill and other indefinite-lived intangible assets as of October 1, 2006. The Company did not identify any impairment in these assets as a result of this test. Subsequently, on April 30, 2007, the U.S. government and the EU signed a transatlantic aviation agreement to replace the existing bilateral arrangements between the U.S. Government and the 27 EU member states. The agreement will become effective at the end of March 2008. The agreement will authorize all U.S. and EU carriers to operate services between the United States and London Heathrow, thereby potentially adding new competition to United’s Heathrow operation, although Heathrow is currently subject to both slot and facility constraints which may practically limit the extent of new competition in the near term. This agreement does not provide for a reallocation of existing slots among carriers.

At March 31, 2007 and December 31, 2006, the Company had recorded indefinite-lived intangible assets of $255 million for its rights associated with certain Heathrow slots. The implementation of open skies may result in a future determination that these assets are impaired in whole or in part, or in a future determination that they should be reclassified as definite-lived assets with amortization expense recognized thereon. Such future determinations could result in material charges to earnings in those future periods. The Company will continue to closely monitor developments associated with the open skies agreement and assess the potential impacts of these developments on the Company’s recorded intangible assets in accordance with GAAP.

Other Postretirement Benefit Accounting. The Company accounts for other postretirement benefits using Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions” (“SFAS 106”) and Statement of Financial Accounting Standards No. 158, “Employers’

Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). For the year ended December 31, 2006, the Company adopted SFAS 158, which requires the Company to recognize the difference between plan assets and obligations, or the plan’s funded status, in its audited consolidated financial statements. Under these accounting standards, other postretirement benefit expense is recognized on an accrual basis over employees’ approximate service periods and is generally calculated independently of funding decisions or requirements. The Company has not been required to pre-fund its current and future plan obligations resulting in a significant net obligation, as discussed below.

The fair value of plan assets at December 31, 2006 was $54 million for the other postretirement benefit plans. The benefit obligation was $2.1 billion for the other postretirement benefit plans at December 31, 2006. The difference between the plan assets and obligations has been recorded in the audited consolidated financial states of the Company, incorporated by reference herein, at December 31, 2006. Detailed information regarding the Company’s other postretirement plans, including key assumptions, is included in Note 6 (“Retirement and Postretirement Plans”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

The following provides a summary of the methodology to determine the assumptions used in Note 6 (“Retirement and Postretirement Plans”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein. The calculation of other postretirement benefit expense and obligations requires the use of a number of assumptions, including the assumed discount rate for measuring future payment obligations and the expected return on plan assets. The discount rates were based on the construction of theoretical bond portfolios, adjusted according to the timing of expected cash flows for the Company’s future postretirement obligations. A yield curve was developed based on a subset of these bonds (those with yields between the 40th and 90th percentiles). The projected cash flows were matched to this yield curve and a present value developed, which was then calibrated to develop a single equivalent discount rate.

The expected return on plan assets is based on an evaluation of the historical behavior of the broad financial markets and the Company’s investment portfolio, taking into consideration input from the plan’s investment consultant and actuary regarding expected long-term market conditions and investment management performance. The Company believes that the long-term asset allocation on average will approximate the targeted allocation and it regularly reviews the actual asset allocation to periodically rebalance the investments to the targeted allocation when appropriate. Other postretirement expense is reduced by the expected return on plan assets, which is measured by assuming that the market-related value of plan assets increases at the expected rate of return. The market-related value is a calculated value that phases in differences between the expected rate of return and the actual return over a period of five years.

Actuarial gains or losses are triggered by changes in assumptions or experience that differ from the original assumptions. Under the applicable accounting standards, those gains and losses are not required to be recognized currently as other postretirement expense, but instead may be deferred as part of accumulated other comprehensive income and amortized into expense over the average remaining service life of the covered active employees. At December 31, 2006, the Company had unrecognized actuarial gains of $120 million for the other postretirement benefit plans recorded in accumulated other comprehensive income.

Valuation Allowance for Deferred Tax Assets. The Company initially recorded a tax valuation allowance against its deferred tax assets in the third quarter of 2002. In recording the valuation allowance, management considered whether it was more likely than not that some or all of the deferred tax assets would be realized. This analysis included consideration of scheduled reversals of deferred tax liabilities, projected future taxable income, carry back potential and tax planning strategies, in accordance with SFAS 109. At December 31, 2006, our valuation allowance totaled $2.2 billion. See also Note 4 (“Income Taxes”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional information.

Income Taxes. During UAL’s evaluation of its internal control over financial reporting as of December 31, 2006, UAL identified a deficiency in its internal control over financial reporting associated with tax accounting which constituted a material weakness. While United was not required to evaluate its internal control as discussed in “Item 9A.—Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, the Company determined that the material weakness identified at UAL also exists at United. While the Company had appropriately designed control procedures, high staff turnover caused the Company to poorly execute those control procedures for evaluating and recording its current and deferred income tax provision and related deferred taxes balances. This control deficiency did not result in a material misstatement, but did result in adjustments to the deferred tax assets and liabilities, net operating losses, valuation allowance and footnote disclosures and could have resulted in a misstatement of current and deferred income taxes and related disclosures that would result in a material misstatement of annual or interim financial statements. We have and are continuing to take steps to remediate this material weakness, including the hiring of several tax professionals, as well as implementing a more rigorous review process of tax accounting and disclosure matters. Additional review, evaluation and oversight have been undertaken to ensure our consolidated financial statements were prepared in accordance with generally accepted accounting principles and, as a result, we have concluded that the consolidated financial statements in this Form 10-K fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented. See also Note 4 (“Income Taxes”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional information.

New Accounting Pronouncements. For detailed information, see Note 2(p) (“Summary of Significant Accounting Policies—New Accounting Pronouncements”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate and Foreign Currency Exchange Rate Risks—United’s exposure to market risk associated with changes in interest rates relates primarily to its debt obligations and short-term investments. The Company does not use derivative financial instruments in its investment portfolio. United’s policy is to manage interest rate risk through a combination of fixed and floating rate debt and by entering into swap agreements, depending upon market conditions. A portion of United’s capital lease obligations ($537 million in equivalent U.S. dollars at December 31, 2006) is denominated in foreign currencies that expose us to risks associated with changes in foreign exchange rates. To hedge against some of this risk, United has placed foreign currency deposits (primarily for euros) to meet foreign currency lease obligations denominated in those respective currencies. Since unrealized mark-to-market gains or losses on the foreign currency deposits are offset by the losses or gains on the foreign currency obligations, United reduces its overall exposure to foreign currency exchange rate volatility. The fair value of these deposits is determined based on the present value of future cash flows using an appropriate swap rate. The fair value of long-term debt is based on the quoted market prices for the same or similar issues or the present value of future cash flows using a U.S. Treasury rate that matches the remaining life of the instrument, adjusted by a credit spread. The table below presents information as of December 31, 2006 about certain of the Company’s financial instruments that are sensitive to changes in interest and exchange rates.

	Expected Maturity Dates						2006
	2007	2008	2009	2010	2011	Thereafter	Total	Fair Value
	(Dollars in millions)
ASSETS
Cash equivalents
Fixed rate	$3,779	$—	$—	$—	$—	$—	$3,779	$3,779
Avg. interest rate	5.32%	—	—	—	—	—	5.32%
Short term investments
Fixed rate	$308	$—	$—	$—	$—	$—	$308	$308
Avg. interest rate	5.32%	—	—	—	—	—	5.32%
Lease deposits
Fixed rate—EUR deposits	$74	$132	$22	$215	$14	$—	$457	$454
Accrued interest	13	22	2	23	4	—	64
Avg. interest rate	5.42%	4.93%	4.34%	6.66%	4.41%	—	6.56%
Fixed rate—USD deposits	$—	$—	$—	$11	$—	$—	$11	$19
Accrued interest	—	—	—	7	—	—	7
Avg. interest rate	—	—	—	6.49%	—	—	6.49%

LONG-TERM DEBT
U. S. Dollar denominated
Variable rate debt	$182	$237	$211	$280	$205	$3,610	$4,725	$4,691
Avg. interest rate	6.69%	6.19%	6.61%	6.05%	6.74%	8.45%	7.97%
Fixed rate debt	$532	$446	$547	$660	$631	$1,842	$4,658	4,815
Avg. interest rate	6.52%	6.55%	6.53%	6.53%	6.47%	5.74%	6.21%

In addition to the cash equivalents and short-term investments included in the table above, the Company has $303 million of short-term restricted cash and $506 million of long-term restricted cash at December 31, 2006. As discussed in Note 2(d) (“Summary of Significant Accounting Policies—Cash and Cash Equivalents, Short-Term Investments and Restricted Cash”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, this cash is being held in restricted accounts for workers’ compensation obligations, security deposits for airport leases and reserves with institutions that process United’s credit card ticket sales. Due to the short term nature of these cash balances, the carrying values approximate the fair values. The Company’s interest income is exposed to changes in interest rates on these cash balances.

In the first quarter of 2006, United entered into an interest rate swap whereby it fixed the rate of interest on $2.45 billion notional value of floating-rate debt at 5.14% plus a fixed credit margin. The swap had a fair value of negative $12 million at December 31, 2006. In January 2007, United terminated the swap. The termination value of the swap was negative $4 million due to an $8 million increase in fair value from December 31, 2006 to the termination date. See Note 11 (“Financial Instruments and Risk Management—Interest Rate Swap”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for additional information.

In February 2007, the Company completed a prepayment of a portion of its credit facility debt. This prepayment reduces the Company’s variable rate debt maturities in the table above by $972 million ($10 million in each of 2008, 2009, 2010 and 2011 and $932 million thereafter). See Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Price Risk (Aircraft Fuel)—When market conditions indicate risk reduction is achievable, the Company may use fuel option contracts or other derivative instruments to reduce its price risk exposure to jet fuel. The derivative instruments are designed to provide protection against increases in the price of aircraft fuel. The

Company may change its hedging program based on changes in market conditions. At March 31, 2007, the fair value of the Company’s fuel-related derivatives was $22 million as compared to a negative $2 million at December 31, 2006.

Foreign Currency—United generates revenues and incurs expenses in numerous foreign currencies. Such expenses include fuel, aircraft leases, commissions, catering, personnel expense, advertising and distribution costs, customer service expenses and aircraft maintenance. Changes in foreign currency exchange rates impact the Company’s results of operations through changes in the dollar value of foreign currency-denominated operating revenues and expenses.

Despite the adverse effects a strengthening foreign currency may have on demand for U.S.-originating traffic, a strengthening of foreign currencies tends to increase reported revenue and operating income because the Company’s foreign currency-denominated operating revenue generally exceeds its foreign currency-denominated operating expense for each currency. Likewise, despite the favorable effects a weakening foreign currency may have on demand for U.S.-originating traffic, a weakening of foreign currencies tends to decrease reported revenue and operating income.

The Company’s biggest net foreign currency exposures in 2006 were typically for the Canadian dollar, Chinese renminbi, Australian dollar, British pound, Korean won, European euro, Hong Kong dollar and Japanese yen. The table below sets forth the Company’s net exposure to various currencies for 2006:

	Operating revenue net of operating expense
Currency (In millions)	Foreign Currency Value	USD Value
Canadian dollar	278	$245
Chinese renminbi	1,735	218
Australian dollar	163	122
British pound	54	98
Korean won	93,521	98
European euro	77	97
Hong Kong dollar	737	95
Japanese yen	8,459	72

At December 31, 2006, the Company did not have any foreign currency derivative instruments.

BUSINESS

United Air Lines was incorporated under the laws of the State of Delaware on December 30, 1968. Corporate headquarters is located at 77 W. Wacker Drive, Chicago, Illinois 60601 (telephone number (312) 997-8000).

United is the principal, wholly-owned subsidiary of UAL. United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through its mainline operations, as well as smaller aircraft in its regional operations conducted under contract by United Express® carriers.

United is one of the largest passenger airlines in the world with more than 3,600 flights a day to more than 200 destinations through its mainline and United Express services. United offers approximately 1,550 average daily mainline (including Ted(SM)) departures to more than 120 destinations in 30 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express carriers, which provide more than 2,050 average daily departures to approximately 160 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

United offers services that the Company believes will allow it to generate a revenue premium by meeting distinct customer needs. This strategy of market segmentation is intended to optimize margins and costs by offering the right service to the right customer at the right time. These services include:

•

United mainline, including United First®, United Business® and Economy Plus®, the last providing three to five inches of extra legroom on all United mainline flights (including Ted), and on explus(SM) regional jet flights;

•	Ted, a low-fare service, now operates 56 aircraft and serves 20 airports with over 230 daily departures from all United hubs;

•	p.s.(SM)—a premium transcontinental service connecting New York with Los Angeles and San Francisco; and

•	United Express, with a total fleet of 289 aircraft operated by regional partners, including over 100 70-seat aircraft that offer explus, United’s premium regional service.

The Company also generates significant revenue through its Mileage Plus, United Cargo (SM) and United Services. Mileage Plus contributed approximately $600 million to passenger and other revenue in 2006 and helps the Company attract and retain high-value customers. United Cargo generated $750 million in freight and mail revenue in 2006. United Services generated approximately $280 million in revenue in 2006 by utilizing downtime of otherwise under-utilized resources.

The Company believes its restructuring has made United competitive with network airline peers. In every year of the restructuring, beginning in 2003, the Company has improved its financial performance. The Company’s 2006 financial results clearly demonstrate this progress despite an increase in the price of mainline fuel of over 160% since 2002. Since emerging from bankruptcy on February 1, 2006, the Company generated operating income of $511 million for the eleven months ended December 31, 2006. Mainline fuel expense in this period was $4.5 billion. These amounts compare to an operating loss of $2.8 billion and mainline fuel expense of $1.9 billion in 2002, the year the Company filed for bankruptcy as discussed below.

Management’s goal is to further improve profit margins through continuous improvements to its core business across its operations by focusing on superior customer service, controlling unit costs and improving unit revenues by offering differentiated products and services and realizing revenue premiums. Having completed its reorganization and prepared a solid platform for growth, the Company is now building on its core competitive advantages, including strong brand recognition, its leading loyalty program and broad global airline network.

Bankruptcy Considerations

The following discussion provides general background information regarding the Company’s Chapter 11 cases and is not intended to be an exhaustive summary. Detailed information pertaining to its bankruptcy filings may be obtained at www.pd-ual.com. The information contained on or connected to this website is not incorporated by reference into, and should not be considered part of, this prospectus supplement. See also Note 1 (“Voluntary Reorganization Under Chapter 11”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

On the Petition Date, UAL, United, and 26 direct and indirect wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. On January 20, 2006, the Bankruptcy Court confirmed the Debtors’ Plan of Reorganization. The Plan of Reorganization became effective and the Debtors emerged from bankruptcy protection on the Effective Date. On the Effective Date, United implemented fresh-start reporting in accordance with SOP 90-7.

The Plan of Reorganization generally provides for the full payment or reinstatement of allowed administrative claims, priority claims, and secured claims, and the distribution of new equity and debt securities to the Debtors’ creditors and employees in satisfaction of allowed unsecured and deemed claims. The Plan of Reorganization contemplates UAL issuing up to 125 million shares of common stock (out of the one billion shares of new common stock authorized under UAL’s certificate of incorporation). UAL’s new common stock was listed on the NASDAQ National Market and began trading under the symbol “UAUA” on February 2, 2006. Ultimately, distributions of UAL common stock, subject to certain holdbacks as described in the Plan of Reorganization, will be as follows:

•	Approximately 115 million shares of UAL common stock to unsecured creditors and employees;

•	Up to 9.825 million shares of UAL common stock (or options or other rights to acquire shares) under the Management Equity Incentive Plan (“MEIP”) approved by the Bankruptcy Court; and

•	Up to 175,000 shares of UAL common stock (or options or other rights to acquire shares) under the Director Equity Incentive Plan (“DEIP”) approved by the Bankruptcy Court.

The Plan of Reorganization also provides for the issuance of the securities described below. The following debt and preferred stock instruments, issued by UAL, have been pushed down to United and are reflected as debt and preferred stock as part of fresh-start reporting:

•	5 million shares of 2% mandatorily convertible preferred stock issued to the PBGC shortly after the Effective Date;

•	Approximately $150 million in aggregate principal amount of 5% senior convertible notes issued to holders of certain municipal bonds shortly after the Effective Date;

•

$726 million in aggregate principal amount of 4.5% senior limited-subordination convertible notes issued in July 2006 to certain irrevocable trusts established for the benefit of certain employees (the “Limited-Subordination Notes”);

•	$500 million in aggregate principal amount of 6% senior notes issued to the PBGC shortly after the Effective Date; and

•	$500 million in aggregate principal amount of 8% senior contingent notes (in up to eight equal tranches of $62.5 million) issuable to the PBGC upon the satisfaction of certain contingencies.

Pursuant to the Plan of Reorganization, the Limited-Subordination Notes were required to be issued within 180 days of the Effective Date with a conversion price equal to 125% of the average closing price for the 60 consecutive trading days following February 1, 2006, and an interest rate established so the notes would trade at par upon issuance. In July 2006, UAL reached agreement with five of the seven eligible employee groups to modify the conversion price to instead be based upon the volume-weighted average price of the UAL common stock over the two trading days ending on July 25, 2006. This modification resulted in a new conversion price of $34.84, rather than of $46.86, which was the conversion price under the initial terms of the notes. Because the reduction in the conversion price resulted in a benefit to noteholders, UAL was able to issue the notes at an interest rate of 4.5%, which is a lower rate of interest than would have been required under the initial terms in order for the notes to trade at par upon issuance. UAL reached agreement with the two other employee groups to pay them cash totaling approximately $0.4 million rather than issuing additional notes of similar value. See Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein. On April 23, 2007, a shelf registration statement on Form S-3 was declared effective with respect to the Limited-Subordination Notes that enables holders thereof to resell such notes without transfer restrictions.

Pursuant to the Plan of Reorganization, UAL common stock, preferred stock and Trust Originated Preferred Securities issued before the Petition Date were canceled on the Effective Date, and no distribution was made to holders of those securities.

On the Effective Date, the Company secured access to its $3.0 billion credit facility which consisted of a $2.45 billion term loan, a $350 million delayed draw term loan and a $200 million revolving credit line. On the Effective Date, the $2.45 billion term loan and the entire revolving credit line, consisting of $161 million in cash and $39 million of letters of credit, were drawn and used to repay the DIP Financing and to make other payments required upon exit from bankruptcy, as well as to provide ongoing liquidity to conduct post-reorganization operations. Subsequently, during the first quarter of 2006, the Company repaid the entire outstanding balance on the revolving credit line and accessed the $350 million delayed draw term loan. In February 2007, the Company prepaid $972 million of its credit facility debt and amended certain terms of the credit facility. For further details on the credit facility including the prepayment and related amended credit facility, see Note 9 (“Debt Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Significant Matters Remaining to be Resolved in Bankruptcy Court. During the course of its Chapter 11 proceedings, the Company successfully reached settlements with most of its creditors and resolved most pending claims against the Debtors. However, certain significant matters remain to be resolved in the Bankruptcy Court. For details, see Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Operations

Segments. United operates its businesses through two reporting segments: mainline and United Express. In 2006, in light of the Company’s bankruptcy-related restructuring and organizational changes, management reevaluated the Company’s segment reporting. As a result, the Company determined that the geographic regions and UAL Loyalty Services, LLC (“ULS”), which it previously reported as segments, were no longer segments requiring disclosure under Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). United now manages its business as an integrated network with assets deployed across integrated mainline and regional carrier networks, whereas in the past the Company focused its business management decisions within specific geographic regions and services. This new focus on managing the business seeks to maximize the profitability of the overall airline network. The operations of ULS are included in mainline operations. See “UAL Loyalty Services, LLC” below for further information on its business activities. Financial information on United’s reportable segments, including restated segment information for 2005 and 2004, can be found in Note 7 (“Segment Information”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Mainline. Mainline operating revenues were $16.4 billion in 2006, $14.9 billion in 2005 and $14.5 billion in 2004. As of December 31, 2006, mainline domestic operations served 85 destinations primarily throughout the U.S. and Canada and operated hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C. Mainline international operations serve the Pacific, Atlantic, and Latin America regions. The Pacific region includes nonstop service to Beijing, Hong Kong, Nagoya, Osaka, Seoul, Shanghai, Sydney and Tokyo (with service to Taipei scheduled to commence in June 2007); direct service to Bangkok, Seoul, Singapore and Taipei via its Tokyo hub; direct service to Ho Chi Minh City and Singapore via Hong Kong, and to Melbourne via Sydney. The Atlantic region includes nonstop service to Amsterdam, Brussels, Frankfurt, London, Munich, Paris, Rome and Zurich. In 2006, United commenced service from Washington Dulles to Kuwait City as part of the Atlantic region. United also provides seasonal service to Bermuda. The Latin American region offers nonstop service to Buenos Aires and Sao Paulo and direct service to Montevideo (via Buenos Aires) and Rio de Janeiro (via Sao Paulo). The Latin American region also serves various Mexico destinations including Cancun, Mexico City, Puerto Vallarta, San Jose del Cabo, and Ixtapa/Zihuatanejo (seasonal); various Caribbean points including Aruba and seasonal service to Montego Bay, Nassau, Punta Cana, and St. Maarten; and Central America including Guatemala City, San Salvador and Liberia, Costa Rica (seasonal).

Operating revenues attributed to mainline domestic operations were $10.0 billion in 2006, $8.9 billion in 2005 and $9.1 billion in 2004. Operating revenues attributed to mainline international operations were $6.4 billion in 2006, $6.0 billion in 2005 and $5.3 billion in 2004. For purposes of the Company’s geographic revenue reporting, the Company considers destinations in Mexico to be part of the Latin America region as opposed to the North America region. See Note 7 (“Segment Information”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, for financial information on the mainline and United Express segments and operating revenues by geographic regions as reported to the DOT.

As of December 31, 2006, the mainline segment operated 460 aircraft and produced approximately 143 billion ASMs and 117 billion revenue passenger miles RPMs during 2006.

United Express. United Express operating revenues were $2.9 billion in 2006, $2.4 billion in 2005 and $1.9 billion in 2004. United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. United Express is an extension of the United mainline network (United, Ted and p.s.). SkyWest Airlines, Mesa Airlines, Colgan Airlines, Chautauqua Airlines, Shuttle America, Trans States Airlines and GoJet Airlines are all United Express carriers, most of which operate under capacity purchase agreements. Under these agreements, United pays the regional carriers contractually-agreed fees (carrier-controlled costs) for operating these flights plus a variable reimbursement (incentive payment) based on agreed performance metrics. The carrier-controlled costs are based on specific rates for various operating expenses of the United Express carriers, such as crew expenses, maintenance and aircraft ownership, some of which are multiplied by specific operating statistics (e.g., block hours, departures) while others are fixed monthly amounts. The incentive payment is a markup applied to the carrier-controlled costs for superior operational performance. Under these capacity agreements, United is responsible for all fuel costs incurred as well as landing fees, facilities rent and de-icing costs, which are passed through without any markup. In return, the regional carriers operate this capacity on schedules determined by United, which also determines pricing, revenues and inventory levels and assumes the inventory and distribution risk for the available seats.

The capacity agreements which United has entered into with United Express carriers do not include the provision of ground handling services. As a result, United Express sources ground handling support from a variety of third-party providers as well as by utilizing internal United resources in some cases.

While the regional carriers operating under capacity purchase agreements comprise over 95% of United Express flying, the Company also has limited prorate agreements with SkyWest Airlines and Colgan Airlines. Under these prorate agreements, United and its prorate partners agree to divide revenue collected from each passenger according to a formula, while both United and the prorate partners are individually responsible for their own costs of operations. United also collects a program fee from Colgan Airlines to cover certain marketing and distribution costs such as credit card transaction fees, GDS transaction fees, and frequent flyer costs. Unlike capacity purchase agreements, these prorate agreements require the regional carrier to retain the control and risk of scheduling, market selection, seat pricing and inventory for its flights.

As of December 31, 2006, United Express carriers operated 290 aircraft and produced approximately 16 billion ASMs and 12 billion RPMs during 2006.

Ted. In February of 2004, United launched Ted in Denver to provide a tailored single-class service, including Economy Plus seating, to better serve leisure destinations in the United network. Currently 56 A320 aircraft are configured for Ted service. Ted provides service from United’s hubs in Denver, Washington Dulles, Chicago O’Hare International Airport (“O’Hare”), Los Angeles and San Francisco to destinations in Arizona, California, Florida, Louisiana, Nevada, Mexico and the Caribbean. As of December 31, 2006, Ted provided service from all of United’s hubs to 11 destinations in the U.S., including its territories, and four in Mexico.

United Cargo. United Cargo offers both domestic and international shipping through a variety of services including United Small Package Delivery, EXP (“Express”), and GEN (“General”) cargo services. Freight shipments comprise approximately 85% of United Cargo’s volumes, with mail comprising the remainder. During 2006, United Cargo accounted for approximately 4% of UAL’s operating revenues by generating $750 million in freight and mail revenue, a 3% increase versus 2005.

United Services. United Services is a global airline support business offering customers comprehensive solutions for their aircraft maintenance, repair and overhaul (“MRO”), aircraft ground handling and flight crew training. United Services brings nearly 80 years of experience to serve approximately 140 airline customers worldwide. MRO services account for approximately 75% of United Services’ revenue with ground handling and flight crew training accounting for the remainder. MRO revenue sources include engine maintenance, maintenance of high-tech components, line maintenance and landing gear maintenance. During 2006, United Services generated approximately $280 million in revenue, a 12% increase as compared to 2005.

Fuel. In 2006, fuel was the Company’s largest operating expense. The Company’s annual mainline and United Express fuel costs and consumption were as follows:

	2006		2005
	Mainline	United Express	Mainline	United Express
Gallons consumed (in millions)	2,290	373	2,250	353
Average price per gallon, including tax and hedge impact	$2.11	$2.23	$1.79	$2.01
Cost (in millions)	$4,824	$834	$4,032	$709

United Express fuel expense is classified as Regional affiliates expense in our audited financial statements incorporated by reference herein.

The price and availability of jet fuel significantly affect the Company’s results of operations. A significant rise in jet fuel prices was the primary reason that the Company’s fuel expense increased in each of the last two years. The Company expects to be able to offset some, but not all, of any future fuel expense increases through higher revenues and the use of fuel hedge contracts.

To ensure adequate supplies of fuel and to provide a measure of control over fuel costs, the Company arranges to have fuel shipped on major pipelines and stored close to its major hub locations. Although the

Company currently does not anticipate a significant reduction in the availability of jet fuel, a number of factors make predicting fuel prices and fuel availability uncertain, including changes in world energy demand, geopolitical uncertainties affecting energy supplies from oil-producing nations, industrial accidents, threats of terrorism directed at oil supply infrastructure, extreme weather conditions causing temporary shutdowns of production and refining capacity, and changes in relative demand for other petroleum products that may impact the quantity and price of jet fuel produced from period to period.

Alliances. United has entered into a number of bilateral and multilateral alliances with other airlines, expanding travel choices for our customers through these relationships by participating in markets worldwide that United does not serve directly. These marketing alliances typically include one or more of the following features: joint frequent flyer program participation; code sharing of flight operations (whereby selected seats on one carrier’s flights can be marketed under the brand name of another carrier); coordination of reservations; ticketing; passenger check-in; baggage handling and flight schedules; and other resource-sharing activities.

The most significant of these arrangements is the Star Alliance, a global integrated airline network co-founded by United in 1997. As of February 1, 2007, Star Alliance carriers serve over 800 destinations in over 150 countries with over 14,000 average daily flights. Current Star Alliance partners, in addition to United, are Air Canada, Air New Zealand, All Nippon Airways, Asiana, the Austrian Airlines Group, bmi, LOT Polish Airlines, Lufthansa, SAS, Singapore Airways, South African Airways, Spanair, Swiss, TAP Portugal, Thai International Airways and US Airways.

In 2006, Star Alliance accepted the applications of Air China, Shanghai Airlines and Turkish Airlines to join the alliance. These airlines are in the process of completing their Star Alliance joining requirements.

United also has independent marketing agreements with other air carriers, not currently members of the Star Alliance, including Air China, Aloha, Gulfstream International, Great Lakes Airlines, TACA Group, Island Air, Shanghai Airlines and Virgin Blue.

Mileage Plus. Mileage Plus builds customer loyalty by offering awards and services to frequent travelers. Mileage Plus members can earn mileage credit for flights on United, United Express, Ted, members of the Star Alliance and certain other airlines that participate in the program. Miles also can be earned by purchasing the goods and services of our non-airline partners, such as hotels, car rental companies, and credit card issuers. Mileage credits can be redeemed for free, discounted or upgraded travel and non-travel awards. There are nearly 50 million members enrolled in Mileage Plus. For a detailed description of the accounting treatment of Mileage Plus program activity, which was changed to a deferred revenue model upon the adoption of fresh-start reporting on the Effective Date, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.”

UAL Loyalty Services, LLC. UAL Loyalty Services, LLC (“ULS”) focuses on expanding the non-core marketing businesses of United and building airline customer loyalty. ULS operates substantially all United-branded travel distribution and customer loyalty e-commerce activities, such as united.com. In addition, ULS owns and operates Mileage Plus, being responsible for member relationships, communications and account management, while United is responsible for other aspects of Mileage Plus, including elite membership programs such as Global Services, Premier, Premier Executive and Premier Executive 1K, and the establishment of award mileage redemption programs and airline-related customer loyalty recognition policies. United is also responsible for managing relationships with its Mileage Plus airline partners, while ULS manages relationships with non-airline business partners, such as the Mileage Plus Visa Card, hotels, car rental companies and dining programs, among others.

Distribution Channels. The majority of United’s airline seat inventory continues to be distributed through the traditional channels of travel agencies and GDS, such as Sabre and Galileo. The growing use of alternative distribution systems, including the Company’s website and GDS new entrants, however, provides United with an opportunity to lower its ticket distribution costs. To encourage customer use of lower-cost channels and capitalize on these cost-saving opportunities, the Company will continue to expand the capabilities of its website, united.com, and it guarantees the availability of the lowest prices on united.com. Information contained on the Company’s website is not part of, and is not incorporated in, this Prospectus Supplement.

Industry Conditions

Seasonality. The air travel business is subject to seasonal fluctuations. The Company’s operations can be adversely impacted by severe weather and the first and fourth quarter results of operations normally reflect lower travel demand. Historically, results of operations are better in the second and third quarters which reflect higher levels of travel demand.

Domestic Competition. The domestic airline industry is highly competitive and dynamic. In domestic markets, new and existing carriers are generally free to initiate service between any two points within the U.S. United’s competitors consist primarily of other airlines, a number of whom are LCCs with lower-cost structures than United’s, and to a lesser extent, other forms of transportation.

About 82% of United’s domestic revenue is now exposed to LCC competition. In 2006 and early 2007, Southwest Airlines, JetBlue Airways and other LCCs have initiated new service or expanded their service from certain of United’s hub cities. United has experience competing directly with LCCs in its markets and believes it is well positioned to compete effectively.

Domestic pricing decisions are largely affected by the need to meet competition from other U.S. airlines. Fare discounting by competitors has historically had a negative effect on the Company’s financial results because United often finds it necessary to match competitors’ fares to maintain passenger traffic.

Attempts by United and other network airlines to raise fares often fail due to lack of competitive matching by LCCs; however, because of the pressure of higher fuel prices and other industry conditions, some fare increases have occurred. Because of different cost structures, low ticket prices that generate a profit for a LCC have usually had a negative effect on the Company’s financial results.

International Competition. In United’s international networks, the Company competes not only with U.S. airlines, but also with foreign carriers. Competition on specified international routes is subject to varying degrees of governmental regulations. See “Industry Regulation,” below. As the U.S. is the largest market for air travel worldwide, United’s ability to generate U.S. originating traffic from its integrated domestic route systems provides United with an advantage over non-U.S. carriers. Foreign carriers are prohibited by U.S. law from carrying local passengers between two points in the U.S. and United experiences comparable restrictions in foreign countries. In addition, U.S. carriers are often constrained from carrying passengers to points beyond designated international gateway cities due to limitations in air service agreements or restrictions imposed unilaterally by foreign governments. To compensate for these structural limitations, U.S. and foreign carriers have entered into alliances and marketing arrangements that allow these carriers to feed traffic to each other’s flights (see “—Alliances” for further details).

Insurance. United carries hull and liability insurance of a type customary in the air transportation industry, in amounts that the Company deems appropriate, covering passenger liability, public liability and damage to United’s aircraft and other physical property. United also maintains other types of insurance such as property, directors and officers, cargo, automobile and the like, with limits and deductibles that are standard within the industry. Since the September 11, 2001 terrorist attacks, the Company’s insurance premiums have increased significantly. Additionally, after September 11, 2001, commercial insurers canceled United’s liability insurance for losses resulting from war and associated perils (terrorism, sabotage, hijacking and other similar events). The U.S. government subsequently agreed to provide commercial war-risk insurance for U.S. based airlines until August 31, 2007 covering losses to employees, passengers, third parties and aircraft. The Secretary of Transportation may extend this coverage until December 31, 2007. If the U.S. government does not extend this coverage beyond August 31, 2007, obtaining comparable coverage from commercial underwriters could result in substantially higher premiums and more restrictive terms, if it is available at all. See “Risk Factors—Risks

Related to the Business—Increases in insurance costs or reductions in insurance coverage may adversely impact the Company’s operations and financial results.”

Industry Regulation

Domestic Regulation.

General. All carriers engaged in air transportation in the United States are subject to regulation by the DOT. Among its responsibilities, the DOT issues certificates of public convenience and necessity for domestic air transportation (no air carrier, unless exempted, may provide air transportation without a DOT certificate of public convenience and necessity), grants international route authorities, approves international code share agreements, regulates methods of competition and enforces certain consumer protection regulations, such as those dealing with advertising, denied boarding compensation and baggage liability.

Airlines also are regulated by the FAA primarily in the areas of flight operations, maintenance and other safety and technical matters. The FAA has authority to issue air carrier operating certificates and aircraft airworthiness certificates, prescribe maintenance procedures, and regulate pilot and other employee training, among other responsibilities. From time to time, the FAA issues rules that require air carriers to take certain actions, such as the inspection or modification of aircraft and other equipment, that may cause the Company to incur substantial, unplanned expenses. The airline industry is also subject to various other federal, state and local laws and regulations. The DHS has jurisdiction over virtually all aspects of civil aviation security. See “—Legislation.” The U.S. Department of Justice has jurisdiction over certain airline competition matters. The U.S. Postal Service has authority over certain aspects of the transportation of mail. Labor relations in the airline industry are generally governed by the RLA. The Company is also subject to inquiries by the DOT, FAA and other U.S. and international regulatory bodies.

Airport Access. Access to landing and take-off rights, or “slots,” at several major U.S. airports and many foreign airports served by United are, or recently have been, subject to government regulation. The FAA designated John F. Kennedy International Airport (“JFK”) in New York, LaGuardia Airport (“LaGuardia”) in New York and Ronald Reagan Washington National Airport in Washington, D.C. as “high density traffic airports” and has limited the number of departure and arrival slots at those airports. Slot restrictions at O’Hare were eliminated in July 2002 and were eliminated at JFK and LaGuardia in January 2007. From time to time, the elimination of slot restrictions has impacted United’s operational performance and reliability.

Notwithstanding the formal elimination of slot restrictions at O’Hare in July 2002, the FAA imposed temporary restrictions on flight operations there beginning in 2004 to address air traffic congestion concerns. In August 2006, the FAA issued a longer-term rule restricting flight operations at O’Hare, which remains in effect until 2008.

At LaGuardia, the FAA has proposed an interim rule that would impose caps and restrictions on flight operations similar to those in effect at O’Hare. The interim rule took effect in January 2007 when the high density rule expired. The FAA has also proposed a longer-term rule at LaGuardia that is designed to control air traffic congestion there indefinitely. The longer-term proposal contains several novel elements that could impact United’s schedule and operational performance at LaGuardia. It is not possible to predict whether or when such longer-term rules might take effect.

Legislation. The airline industry is also subject to legislative activity that can have an impact on operations and costs. Specifically, the law that authorizes federal excise taxes and fees assessed on airline tickets expires in September 2007. In 2007, Congress will attempt to pass comprehensive reauthorization legislation to impose a new funding structure and make other changes to FAA operations. Past aviation reauthorization bills have affected a wide range of areas of interest to the industry, including air traffic control operations, capacity control issues, airline competition issues, aircraft and airport technology requirements, safety issues, taxes, fees and other funding sources.

Additionally, since September 11, 2001, aviation security has been and continues to be a subject of frequent legislative action, requiring changes to our security processes and increasing the cost of security procedures for the Company. The Aviation Security Act has had wide-ranging effects on our operations. The Aviation Security Act made the federal government responsible for virtually all aspects of civil aviation security, creating the new TSA, which is a part of the DHS pursuant to the Homeland Security Act of 2002. Under the Aviation Security Act, substantially all security screeners at airports are now federal employees and significant other aspects of airline and airport security are now overseen by the TSA. Pursuant to the Aviation Security Act, funding for airline and airport security is provided in part by a passenger security fee of $2.50 per flight segment (capped at $10.00 per round trip), which is collected by the air carriers from passengers and remitted to the government. In addition, air carriers are required to submit to the government an additional security fee equal to the amount each air carrier paid for security screening of passengers and property in 2000. Congress is expected to continue to focus on changes to aviation security law and requirements in 2007. Particular areas of attention that could result in increased costs for air carriers will likely include new requirements on cargo screening, possible deployment of antimissile technology on passenger aircraft and potential for increased passenger and carrier security fees.

International Regulation.

General. International air transportation is subject to extensive government regulation. In connection with United’s international services, the Company is regulated by both the U.S. government and the governments of the foreign countries United serves. In addition, the availability of international routes to U.S. carriers is regulated by treaties and related aviation agreements between the U.S. and foreign governments, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments.

Airport Access. Historically, access to foreign markets has been tightly controlled through bilateral agreements between the U.S. and each foreign country involved. These agreements regulate the number of markets served, the number of carriers allowed to serve each market, and the frequency of carriers’ flights. Since the early 1990s, the U.S. has pursued a policy of “open skies” (meaning all carriers have access to the destination), under which the U.S. government has negotiated a number of bilateral agreements allowing unrestricted access to foreign markets. Additionally, all of the airports that United serves in Europe and Asia maintain slot controls, and many of these are restrictive due to congestion at these airports. London Heathrow, Frankfurt and Tokyo Narita are among the most restrictive due to capacity limitations, and United has significant operations at these locations.

Further, United’s ability to serve some countries and expand into certain others is limited by the absence altogether of aviation agreements between the U.S. and the relevant governments. Shifts in U.S. or foreign government aviation policies can lead to the alteration or termination of air service agreements between the U.S. and other countries. Depending on the nature of the change, the value of United’s route authorities may be materially enhanced or diminished.

The United States government and the EU recently signed a transatlantic aviation agreement to replace the existing bilateral arrangements between the United States government and the 27 EU member states. The agreement will become effective at the end of March 2008. The agreement is based on the United States open skies model and authorizes United States airlines to operate between the United States and any point in the EU and beyond, free from government restrictions on capacity, frequencies and schedule and provides EU carriers with reciprocal rights in these United States/EU markets. Currently, only 16 of the 27 EU member states have open skies agreements with the United States. The agreement also authorizes all United States and EU carriers to operate services between the United States and London Heathrow, thereby potentially adding new competition to United’s Heathrow operation, although Heathrow is currently subject to both slot and facility constraints which may practically limit the extent of new competition in the near term. This agreement does not provide for a reallocation of existing slots among carriers.

The agreement confers a number of additional rights on EU carriers that are designed to redress what the EU considers to be an imbalance between U.S. carrier access to the intra-EU market versus EU carrier access to the

U.S. domestic market. In particular, EU ownership of more than 50 percent of a U.S. carrier’s equity will not be presumed to violate the actual control by U.S. citizens requirement, provided foreign ownership of the voting equity of the U.S. carrier does not exceed the statutory limit of 25 percent. U.S. ownership of EU carriers is subject to two conditions: majority ownership of the carrier by member states or EU nationals and effective control of the carrier by such states or nationals. Also, the EU and its member states may enact legislation restricting U.S. ownership of the voting equity of EU airlines to a level equivalent to that allowed by the U.S. for foreign nationals. The agreement also provides EU passenger carriers with the right to operate between the U.S. and a limited number of non-EU countries and does not provide reciprocal rights to U.S. carriers. It is uncertain at this early stage what commercial effects these provisions may have.

The agreement commits the two parties to second stage negotiations and allows either party to suspend certain parts of the agreement if the parties do not conclude a second-stage agreement by mid-2010. It is too early to predict the effect, if any, of this suspension provision.

The EU Commission has or is expected to propose important new legislation by the end of 2007 that will also impact the Company. New proposed legislation may officially sanction secondary slot trading, which is a current practice among carriers that involves the sale, purchase or lease of slots. If adopted, that legislation should resolve disputes about the legality of slot exchanges at EU airports and permit carriers to continue with this longstanding practice. In addition, on December 20, 2006, the EU Commission proposed legislation to include aviation within the EU’s existing emissions trading scheme. If adopted, such a measure could add significantly to the costs of operating in Europe. The precise cost to United will depend upon the terms of the legislation enacted, which would determine whether United will be forced to buy emission allowances and the cost at which these allowances may be obtained.

Pursuant to an agreement reached in December 2005, a full open skies agreement between the United States and Canada became effective on March 12, 2007. This agreement provides United and Air Canada with expanded antitrust immunity beyond their previous transborder region. In addition, the DOT finalization in March 2007 of its tentative decision from December 2006 resulted in the approval of United’s proposed 9-party antitrust immunity application (including United, Air Canada, Lufthasa, SAS, Austrian, Swiss, LOT, TAP and bmi).

Environmental Regulation.

The airline industry is subject to increasingly stringent federal, state, local, and foreign environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils, and waste materials. New regulations surrounding the emission of greenhouse gases (such as carbon dioxide) are being considered for promulgation both internationally and within the United States. United will be carefully evaluating the potential impact of such proposed regulations. Other areas of developing regulations include the State of California rule-makings regarding air emissions from ground support equipment and a federal rule-making concerning the discharge of deicing fluid. The airline industry is also subject to other environmental laws and regulations, including those that require the Company to remediate soil or groundwater to meet certain objectives. Compliance with all environmental laws and regulations can require significant expenditures. Under the federal Comprehensive Environmental Response, Compensation and Liability Act, commonly known as “Superfund,” and similar environmental cleanup laws, generators of waste materials, and owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. The Company also conducts voluntary environmental assessment and remediation actions. Environmental cleanup obligations can arise from, among other circumstances, the operation of aircraft fueling facilities, and primarily involve airport sites. Future costs associated with these activities are currently not expected to have a material adverse affect on the Company’s business.

Employees

As of December 31, 2006, the Company and its subsidiaries had approximately 55,000 active employees, of whom approximately 81% were represented by various U.S. labor organizations.

As of December 31, 2006, the employee groups, number of employees and labor organization for each of United’s collective bargaining groups were as follows:

Employee Group	Number of Employees	Union(1)	Contract Open for Amendment
Public Contact/Ramp & Stores/Food Service Employees/Security Officers/Maintenance Instructors/Fleet Technical Instructors	17,203	IAM	January 1, 2010
Flight Attendants	14,920	AFA	January 8, 2010
Pilots	6,439	ALPA	January 1, 2010
Mechanics & Related	5,524	AMFA	January 1, 2010
Engineers	255	IFPTE	January 1, 2010
Dispatchers	167	PAFCA	January 1, 2010

(1)	International Association of Machinists and Aerospace Workers (“IAM”), Association of Flight Attendants—Communication Workers of America (“AFA”), Air Line Pilots Association (“ALPA”), Aircraft Mechanics Fraternal Association (“AMFA”), International Federation of Professional and Technical Engineers (“IFPTE”) and Professional Airline Flight Control Association (“PAFCA”).

CBAs are negotiated under the RLA, which governs labor relations in the air transportation industry, and such agreements typically do not contain an expiration date. Instead, they specify an amendable date, upon which the contract is considered “open for amendment.” Before the amendable date, neither party is required to agree to modifications to the bargaining agreement. Nevertheless, nothing prevents the parties from agreeing to start negotiations or to modify the agreement in advance of the amendable date. Contracts remain in effect while new agreements are negotiated. During the negotiating period, both the Company and the negotiating union are required to maintain the status quo.

Properties

Flight Equipment

Details of United’s mainline operating fleet as of December 31, 2006 are provided in the following table:

Aircraft Type	Average No. of Seats	Owned	Leased	Total	Average Age (Years)
A319—100	120	33	22	55	7
A320—200	148	42	55	97	9
B737—300	123	15	49	64	18
B737—500	108	29	1	30	15
B747—400	347	18	12	30	11
B757—200	172	45	52	97	15
B767—300	213	17	18	35	12
B777—200	267	46	6	52	8

Total Operating Fleet		245	215	460	12

As of December 31, 2006, all of the aircraft owned by United were encumbered under debt agreements. The amendment of the credit facility, creating the amended credit facility on February 2, 2007, enabled the Company to remove 101 aircraft from the amended credit facility collateral pool. For additional information on aircraft financings see Note 9 (“Debt Obligations”) and Note 13 (“Lease Obligations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein.

Ground Facilities

United has entered into various leases relating to its use of airport landing areas, gates, hangar sites, terminal buildings and other airport facilities in most of the municipalities it serves. These leases were subject to assumption or rejection under the Chapter 11 process. As of December 31, 2006, United had assumed major facility leases in Washington (Dulles and Reagan), Denver (terminal lease only), San Francisco, Newark (terminal lease only), Austin, Cleveland, Columbus, Detroit (terminal lease only), Las Vegas, Oakland, Portland, Fort Meyers (fuel system lease only), Orange County and Tucson. Major facility leases expire at San Francisco in 2011 and 2013, Washington Dulles in 2014, Chicago O’Hare in 2018, Los Angeles in 2021 and Denver in 2025.

The Company owns a 66.5-acre complex in suburban Chicago consisting of more than 1 million square feet of office space for its former world headquarters, a computer facility and a training center. United also owns a flight training center, located in Denver, which accommodates 36 flight simulators and more than 90 computer-based training stations. The Company owns a limited number of other properties, including a reservations facility in Denver and a crew hotel in Honolulu. All of these facilities are mortgaged.

In March 2007, the Company moved approximately 350 management employees, including its senior management, to its new headquarters in downtown Chicago. The Company’s new corporate headquarters is located at 77 West Wacker Drive, where the Company leases approximately 137,000 square feet of office space. The Company’s former world headquarters, located in suburban Elk Grove Township, has become the Operations Center. Consistent with the Company’s goals of achieving additional cost savings and operational efficiencies, the Company will relocate employees from several of its other suburban Chicago facilities into the new Operations Center.

The Company’s Maintenance Operation Center at San Francisco International Airport occupies 130 acres of land, 2.9 million square feet of floor space and 9 aircraft hangar bays under a lease expiring in 2013.

United’s off-airport leased properties historically included a number of ticketing, sales and general office facilities in the downtown and suburban areas of most of the larger cities within the United system. As part of the Company’s restructuring and cost containment efforts, United closed, terminated or rejected all of its former domestic city ticket office leases. United continues to lease and operate a number of administrative, reservations, sales and other support facilities worldwide. United also continues to evaluate opportunities to reduce space requirements at its airports and off-airport locations.

Legal Proceedings

In re: UAL Corporation, et. al.

As discussed above, on the Petition Date the Debtors filed voluntary petitions to reorganize their businesses under Chapter 11 of the Bankruptcy Code. On October 20, 2005, the Debtors filed the Debtor’s First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code and the Disclosure Statement. The Bankruptcy Court approved the Disclosure Statement on October 21, 2005.

Commencing on October 27, 2005, the Disclosure Statement, ballots for voting to accept or reject the proposed plan of reorganization and other solicitation documents were distributed to all classes of creditors eligible to vote on the proposed plan of reorganization. After a hearing on confirmation, on January 20, 2006, the Bankruptcy Court confirmed the Plan of Reorganization. The Plan of Reorganization became effective and the Debtors emerged from bankruptcy protection on the Effective Date.

Numerous pre-petition claims still await resolution in the Bankruptcy Court due to the Company’s objections to either the existence of liability or the amount of the claim. The process of determining whether liability exists and liquidating the amounts due is likely to continue through 2007. Additionally, certain significant matters remain to be resolved in the Bankruptcy Court. For details see Note 1 (“Voluntary Reorganization Under Chapter 11—Bankruptcy Considerations”) under “Item 8.—Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference herein, and Note 2 (“Voluntary

Reorganization Under Chapter 11”) under “Item 1.—Financial Statements” in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, incorporated by reference herein.

Air Cargo/Passenger Surcharge Investigations

In February 2006, the European Commission and the U.S. Department of Justice commenced an international investigation into what government officials describe as a possible price fixing conspiracy relating to certain surcharges included in tariffs for carrying air cargo. In June 2006, United received a subpoena from the U.S. Department of Justice requesting information related to certain passenger pricing practices and surcharges applicable to international passenger routes. The Company is cooperating fully. United is considered a source of information for the investigation, not a target. Separately, in April 2007, United received two information requests from the competition authorities of the European Union regarding these cargo pricing matters. In addition to the U.S. federal grand jury investigation, United and other air cargo carriers have been named as defendants in over ninety class action lawsuits alleging civil damages as a result of the purported air cargo pricing conspiracy. Those lawsuits have been consolidated for pretrial activities in the United States Federal Court for the Eastern District of New York. United has entered into an agreement with the majority of the private plaintiffs to dismiss United from the class action lawsuits in return for an agreement to cooperate with the plaintiffs’ factual investigation. More than fifty additional putative class actions have also been filed alleging violations of the antitrust laws with respect to passenger pricing practices. Those lawsuits have been consolidated for pretrial activities in the United States Federal Court for the Northern District of California (“Federal Court”). United has entered a settlement agreement with a number of the plaintiffs in the passenger pricing cases to dismiss United from the class action lawsuits in return for an agreement to cooperate with the plaintiffs’ factual investigation. The settlement agreement is subject to review and approval by the Federal Court. Penalties for violating competition laws can be severe, involving both criminal and civil liability. The Company is cooperating with the grand jury investigations while carrying out its own internal review of its pricing practices and is not in a position to evaluate the potential financial impact of this litigation at this time. However, a finding that the Company violated either U.S. antitrust laws or the competition laws of some other jurisdiction could have a material adverse impact on the Company.

Summers v. UAL Corporation ESOP, et. al.

Certain participants in the UAL Corporation Employee Stock Ownership Plan (“ESOP”) sued the ESOP, the ESOP Committee and State Street Bank and Trust Company (“State Street”) in the District Court in February 2003 seeking monetary damages in a purported class action that alleges that the ESOP Committee breached its fiduciary duty by not selling UAL stock held by the ESOP commencing as of July 19, 2001. The ESOP Committee appointed State Street in September 2002 to act as investment manager and fiduciary to manage the assets of the ESOP itself. In August 2005, a proposed settlement was reached between the plaintiffs and the ESOP Committee defendants. The agreed upon settlement amount is to be paid out of the $5.2 million in insurance proceeds remaining after deducting legal fees. State Street objected to the agreement during the required fairness hearing before the District Court. The Court nevertheless approved the settlement in October 2005, but also granted State Street’s motion for summary judgment, dismissing the underlying claims. Both sides appealed from the District Court’s decision, and as a result, no settlement funds have been disbursed pending a ruling on appeal. In June 2006, the Court of Appeals affirmed the lower court’s ruling dismissing the claims against State Street and in effect rendering State Street’s challenge to the settlement agreement moot. Both parties requested the Supreme Court to review the decision of the Court of Appeals. On February 20, 2007, the Supreme Court declined both parties’ requests to review the Court of Appeals decision, bringing this dispute to a final conclusion and foreclosing any potential claim for indemnity against the Company.

Litigation Associated with September 11 Terrorism

Families of 94 victims of the September 11 terrorist attacks filed lawsuits asserting a variety of claims against the airline industry. United and American Airlines, as the two carriers whose flights were hijacked, are the central focus of the litigation, but a variety of additional parties have been sued on a number of legal theories ranging from collective responsibility for airport screening and security systems that allegedly failed to prevent the attacks to faulty design and construction of the World Trade Center towers. In excess of 97% of the families of the deceased victims received awards from the September 11th Victims Compensation Fund of 2001, which was established by the federal government, and consequently are now barred from making further claims against the airlines. World Trade Center Properties, Inc. and The Port Authority of New York and New Jersey have filed cross-claims in the wrongful death litigation against all of the aviation defendants as owners of the World Trade Center property for property damage sustained in the attacks. The insurers of various tenants at the World Trade Center have filed subrogation claims for damages as well. In the aggregate, September 11 claims are estimated to be well in excess of $10 billion. By statute, these matters were consolidated in the U.S. District Court for the Southern District of New York, and airline exposure was capped at the limit of the liability coverage maintained by each carrier at the time of the attacks. In the personal injury and wrongful death matters, settlement discussions continue and the parties have reached settlements in several matters. The Company anticipates that any liability it may face arising from the events of September 11, 2001 could be significant, but will be subject to the statutory limitation to the amount of its insurance coverage.

Environmental Proceedings

In accordance with an order issued by the California Regional Water Quality Control Board in June 1999, United, along with most of the other tenants of the San Francisco International Airport, has been investigating potential environmental contamination at the airport (geographically including United’s San Francisco maintenance center) and conducting monitoring and/or remediation when needed. United’s projected costs associated with this order were significantly reduced in 2006; therefore, the Company does not consider this to be a material proceeding.

United recently completed negotiations with the Bay Area Air Quality Management District regarding notices of violations received at its San Francisco maintenance center and payment of associated penalties. Payment of associated penalties, which were not material, was made in March 2007.

Internal Revenue Service Matter

In 1999, UAL and United entered into a restructuring of United’s risk management function for retiree medical benefits in an attempt to control the spiraling costs of medical care. As part of the redesign of this function, United partnered with Blue Cross Blue Shield of Illinois-Health Care Service Corporation. Upon audit of UAL’s consolidated 1999 federal income tax return, the U.S. Internal Revenue Service (“IRS”) took the position that this restructuring was the same as, or substantially similar to, a listed tax shelter transaction. The IRS proposed a penalty for “gross valuation misstatement” under Section 6662(h)(1) of the Internal Revenue Code in the amount of approximately $16 million. The settlement of the issue resulted in a penalty payment by United in 2006 in the amount of approximately $2 million.

Other Legal Proceedings

UAL and United are involved in various other claims and legal actions involving passengers, customers, suppliers, employees and government agencies arising in the ordinary course of business. Additionally, from time to time, the Company becomes aware of potential non-compliance with applicable environmental regulations, which has either been identified by the Company (through internal compliance programs such as its environmental compliance audits) or through notice from a governmental entity. In some instances, these matters could potentially become the subject of an administrative or judicial proceeding and could potentially involve monetary sanctions. After considering a number of factors, including (but not limited to) the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, management believes that the ultimate disposition of these contingencies will not materially affect its consolidated financial position or results of operations.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The Company determined in late 2004 that it would be necessary to terminate and replace all of its domestic defined benefit pension plans. To this end, in April 2005, United entered into a global settlement agreement with the PBGC which provides for the settlement and compromise of various disputes and controversies with respect to four defined benefit pension plans of United, including (i) the Pilot Plan, (ii) the United Airlines Flight Attendant Defined Benefit Plan (the “Flight Attendant Plan”), (iii) the United Airlines, Inc. Ground Employees’ Retirement Plan (the “Ground Plan”) and (iv) the United Airlines Management, Administrative and Public Contact Defined Benefit Pension Plan (the “MAPC Plan”) (collectively, the “Pension Plans”). In May 2005, the Bankruptcy Court approved the settlement agreement, including modifications requested by certain creditors.

In accordance with the global settlement agreement, UAL provided in its confirmed Plan of Reorganization for the distribution of the following consideration to the PBGC:

•

$500 million in principal amount of 6% senior unsecured notes to be issued to the PBGC no later than the effective date of the Plan of Reorganization, February 1, 2006; maturing 25 years from issuance date; with interest payable in kind (notes or common stock) through 2011 (and thereafter in cash) in semi-annual installments; and being callable at any time at 100% of par value.

•

5,000,000 shares of 2% convertible preferred stock to be issued to the PBGC no later than February 1, 2006, at a liquidation value of $100 per share, convertible at any time following the second anniversary of the issuance date into common stock of the reorganized Company at a conversion price equal to 125% of the average closing price of the common stock during the first 60 trading days following exit from bankruptcy; with dividends payable in kind semi-annually; the preferred stock will rank pari passu with all current and future UAL or United preferred stock; will be redeemable at any time at $100 par value at the option of the issuer; and will be non-transferable until two years after the issuance date.

•

$500 million in principal amount of 8% senior unsecured notes contingently issuable to the PBGC in up to eight equal tranches of $62.5 million (with no more than two tranches issued on a single date), no later than 45 days following the end of any fiscal year starting with the fiscal year 2009 and ending with the fiscal year 2017 in which there is an issuance trigger date. An issuance trigger date occurs when, among other things, the Company’s earnings before interest, taxes, depreciation, amortization and aircraft rent (“EBITDAR”) exceeds $3.5 billion over the prior twelve months ending June 30 or December 31 of any applicable fiscal year. However, if the issuance of a tranche would cause a default under any other securities then existing, the Company may satisfy its obligations with respect to such tranche by issuing common stock having a market value equal to $62.5 million. Each issued tranche will mature 15 years from its respective issuance date; with interest payable in cash in semi-annual installments; and will be callable at any time at 100% of par value.

Upon termination and settlement of the Pension Plans, the Company recognized non-cash curtailment charges of $640 million and $152 million in 2005 and 2004, respectively, and net settlement losses of approximately $1.1 billion in 2005 in accordance with SFAS No. 88, “Employer’s Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” (“SFAS 88”). Further, the Company recognized a non-cash charge of $7.2 billion related to a final settlement with the PBGC as a result of the termination of the defined benefit pension plans.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors of UAL has recognized that transactions with certain related persons present a heightened risk of conflicts of interest and has adopted a written policy for the review and approval of any Related Party Transactions (as defined below). It is the policy of UAL not to enter into any Related Party Transaction unless the UAL Audit Committee (or in instances in which it is not practicable to wait until the next

UAL Audit Committee meeting, the Chair of the UAL Audit Committee) approves the transaction or the transaction is approved by a majority of UAL’s disinterested directors. In reviewing a proposed transaction, the UAL Audit Committee must (i) satisfy itself that it has been fully informed as to the Related Party’s relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the UAL Audit Committee. After its review, the UAL Audit Committee will only approve or ratify transactions that are fair to UAL and not inconsistent with the best interests of UAL and its stockholders.

As set forth in the policy, a “Related Party Transaction” is a transaction or series of related transactions involving a Related Party that had, has, or will have a direct or indirect material interest and in which UAL is participant, other than:

•	a transaction with a Related Party involving less than $120,000;

•	a transaction involving compensation of directors otherwise approved by the UAL Board of Directors or an authorized committee of the Board;

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer otherwise approved by the UAL Board or an authorized committee of the Board;

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•

a transaction in which the interest of the Related Party arises solely from the ownership of a class of UAL’s equity securities and all holders of that class receive the same benefit on a pro rata basis; or

•

a transaction in which the rates or charges involved therein are determined by competitive bids, or a transaction that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

For purposes of this definition, Related Party includes (i) an executive officer or director of UAL, (ii) a nominee for director of UAL, (iii) a 5% shareholder of UAL, (iv) an individual who is an immediate family member of an executive officer, director, nominee for director or 5% shareholder of UAL or (v) an entity that is owned or controlled by a person listed in (i), (ii), (iii) or (iv) above or in which any such person serves as an executive officer or general partner or, together with all other persons specified in (i), (ii), (iii) or (iv) above, owns 5% or more of the equity interests thereof.

Director Independence

None of the Company’s directors are independent as defined by the listing standards of the NASDAQ Global Select Market.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain terms of the certificates and the pass through trust agreements but does not purport to be complete. This summary is qualified in its entirety by reference to all of the provisions of the basic pass through trust agreement, the trust supplements, Participation Agreements, Indentures, Note Purchase Agreement, Liquidity Facilities and the Intercreditor Agreement, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering.

Except as otherwise indicated, the following summary relates to each of the pass through trusts and the certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except as described below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each pass through trust and the interest rate and maturity date of the Equipment Notes held by each of the Class A Trust, Class B Trust and the Class C Trust and the Final Expected Regular Distribution Date for each pass through trust may differ.

The references to sections in parentheses in the following summary are to the relevant sections of the Basic Agreement unless otherwise indicated.

Upon request, copies of the Basic Agreement and pass through trust supplements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees.

General

Each certificate will represent a fractional undivided interest in one of the three United Air Lines 2007-1 pass through trusts (the “Class A Trust,” the “Class B Trust” and the “Class C Trust,” each a “Trust” and, collectively, the “Trusts”). The Trusts will be formed pursuant to a Pass Through Trust Agreement between United and Wilmington Trust Company, as Pass Through Trustee (the “Trustee”) dated as of the Issuance Date (the “Basic Agreement”) and three separate supplements thereto (each a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between United and the Trustee, as trustee under the Class A Trust (the “Class A Trustee”), trustee under the Class B Trust (the “Class B Trustee”) and trustee under the Class C Trust (the “Class C Trustee”). The certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust are referred to herein as the “Class A certificates,” the “Class B certificates” and the “Class C certificates,” respectively. The certificates of each Trust will be issued in fully registered form without coupons and will be subject to the provisions described below under “—Book Entry; Delivery and Form.” (Section 3.01) The Class B and Class C certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for as long as they are outstanding. See “—Transfer Restrictions for the Class B and Class C Certificates”. Each certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such certificate is issued. (Section 2.01) The property of each Trust (the “Trust Property”) consists of the items listed below.

Trust Property for Each Trust

(1) Subject to the Intercreditor Agreement, Equipment Notes acquired by such Trust under the Note Purchase Agreement issued on a recourse basis by United in connection with separate secured loan transactions to refinance the aircraft.

(2) The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

(3) The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

(4) In the case of the Class A Trust and Class B Trust, all monies receivable under the Liquidity Facility for each such Trust.

(5) Funds from time to time deposited with the Trustee in accounts relating to such Trust.

(6) The UAL Guarantee.

The certificates will be issued only in minimum denominations of $1,000 or integral multiples of $1,000 except that one certificate of each Trust may be issued in a different denomination. (Section 3.01)

The certificates will represent fractional undivided interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Sections 2.01 and 3.09) The certificates do not represent an interest in or obligation of United, the Trustees, any of the Loan Trustees in their individual capacities or any affiliate of any thereof.

The certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the certificates are included for purposes of computation only. By your acceptance of a certificate, you agree to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on your certificate.

Payments and Distributions

The following description of distributions on the certificates should be read in conjunction with the description of the Intercreditor Agreement, which may have the effect of altering the following provisions.

Payments of principal, Break Amount (if any), Make-Whole Amount (if any), Prepayment Premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to the certificateholders of such Trust, respectively, on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Scheduled payments of interest or principal on the Equipment Notes (other than any such payment which is not in fact received by the Subordination Agent within ten (10) Business Days of the date on which such payment is scheduled to be made) are herein referred to as “Scheduled Payments,” and January 2 and July 2 of each year are herein referred to as “Regular Distribution Dates.” See “DESCRIPTION OF THE EQUIPMENT NOTES—General—Principal and Interest Payments.”

Payments of Interest

The Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for such Trust. Interest on Equipment Notes will be payable on January 2 and July 2 of each year, commencing on January 2, 2008. Such interest payments will be distributed to certificateholders of such Trust on each such date, subject to the Intercreditor Agreement. Interest on the Series A Equipment Notes and Series B Equipment Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and interest on the Series C Equipment Notes is calculated on the basis of a 360-day year and actual number of days elapsed. Interest payable on the Series C Equipment Notes will be determined based on Six-Month LIBOR. Six-Month LIBOR for the period commencing on and including the initial issuance date of the certificates (the “Issuance Date”) and ending on but excluding the first Regular Distribution Date will be determined on the second LIBOR Business Day preceding the Issuance Date.

Payments of interest applicable to the certificates issued by each of the Class A Trust and Class B Trust will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

The Liquidity Facility for a class of certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the certificates of such class, any interest on the certificates of such class in excess of the applicable Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest, Make-Whole Amount, Break Amount or any Prepayment Premium on the certificates of any other class. Therefore, only the holders of the certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “DESCRIPTION OF THE LIQUIDITY FACILITIES.”

Payments of Principal

Payments of principal of the Equipment Notes held in the Trusts are scheduled to be received on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing on or after January 2, 2008. The “Final Legal Distribution Date” for the Class A certificates is January 2, 2024, for the Class B certificates is January 2, 2021 and for the Class C certificates is July 2, 2014.

Distribution of Scheduled Payments

The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, a pro rata share (based on the fractional undivided interest of each such certificateholder of such Trust) of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment, subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within ten Business Days thereafter, it will be distributed to the certificateholders of record of the relevant Trust on the Record Date applicable to the Regular Distribution Date on which such Scheduled Payment was originally due. If it is received after such ten Business Day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

Distribution of Special Payments

Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) each Indenture other than a Scheduled Payment (each, a “Special Payment”) will be scheduled to be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a “Special Distribution Date” and together with each Regular Distribution Date, a “Distribution Date”), subject to the Intercreditor Agreement.

Each Trustee will mail a notice to the certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related date for determining certificateholders of record who shall be entitled to such payments (the “Record Date”), the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and, in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)). Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b))

Maintenance of Accounts

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the certificateholders of such Trust, one or more accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee, which shall be one or more non-interest bearing accounts. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to immediately deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to immediately deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

Final Distribution

The Final Distribution for each Trust will be made only upon presentation and surrender of the certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. The Trustee will mail such notice of the Final Distribution to the certificateholders of such Trust, specifying the date set for such Final Distribution and the amount of such distribution. (Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of certificates issued in global form will be made as described in “—Book Entry; Delivery and Form” below.

Weekend or Holiday Distribution Date

If any Regular Distribution Date or Special Distribution Date (i) is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Chicago, Illinois, New York, New York or Wilmington, Delaware (or such other city and state in the United States in which any Trustee, the Subordination Agent or the Loan Trustee maintains its corporate trust office or receives and disburses funds), and (ii) solely with respect to the making and repayment of advances under any Liquidity Facility, is not a “Business Day” as defined in such Liquidity Facility (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day.

Pool Factors

Pool Balance

The “Pool Balance” for each Trust or for the certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the certificates of such Trust less the aggregate amount of all payments made as of such date in respect of the certificates of such Trust other than payments made in respect of interest or Break Amount or Make-Whole Amount or Prepayment Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such date. (Section 1.01)

Pool Factor

The “Pool Factor” for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance for such Trust by the original aggregate face amount of the certificates of such Trust. The Pool Factor for each Trust or for the certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance and will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

Aggregate Principal Amortization Schedule

The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule for each Trust and the resulting pool factors for each Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in the Trust are redeemed or if a default in payment of the principal of the Equipment Notes occurs

	Class A		Class B		Class C
Regular Distribution Date	Scheduled Payments of Principal ($)	Expected Pool Factor	Scheduled Payments of Principal ($)	Expected Pool Factor	Scheduled Payments of Principal ($)	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
January 2, 2008	13,186,475.41	0.9728162	8,358,603.51	0.9217616	5,865,519.13	0.9423457
July 2, 2008	10,360,261.31	0.9514586	1,822,284.30	0.9047046	3,039,305.02	0.9124713
January 2, 2009	9,909,371.51	0.9310306	1,609,905.90	0.8896355	2,588,415.20	0.8870288
July 2, 2009	10,079,802.37	0.9102512	1,602,607.28	0.8746347	2,758,846.06	0.8599111
January 2, 2010	10,054,778.44	0.8895233	2,084,941.93	0.8551192	2,733,822.17	0.8330394
July 2, 2010	10,030,599.53	0.8688453	1,827,477.45	0.8380136	2,709,643.23	0.8064053
January 2, 2011	10,025,216.09	0.8481785	1,797,535.52	0.8211882	2,704,259.79	0.7798241
July 2, 2011	23,016,758.06	0.8007296	1,568,460.39	0.8065071	2,898,009.55	0.7513386
January 2, 2012	10,425,249.93	0.7792381	2,039,382.35	0.7874180	3,157,674.74	0.7203006
July 2, 2012	10,260,871.50	0.7580854	2,095,990.91	0.7677990	3,406,549.92	0.6868164
January 2, 2013	9,960,627.41	0.7375517	1,997,178.27	0.7491050	3,172,251.35	0.6556352
July 2, 2013	10,354,696.61	0.7162056	2,402,657.19	0.7266156	3,098,244.42	0.6251814
January 2, 2014	11,631,512.66	0.6922273	1,604,408.36	0.7115979	4,305,035.76	0.5828657
July 2, 2014	17,496,418.65	0.6561586	2,823,574.09	0.6851686	59,298,423.66	0.0000000
January 2, 2015	10,637,899.11	0.6342287	3,389,108.42	0.6534458	0.00	0.0000000
July 2, 2015	7,954,058.82	0.6178315	2,359,104.30	0.6313641	0.00	0.0000000
January 2, 2016	12,332,508.87	0.5924081	3,378,417.63	0.5997413	0.00	0.0000000
July 2, 2016	12,757,270.92	0.5661091	2,923,385.54	0.5723777	0.00	0.0000000
January 2, 2017	13,003,455.19	0.5393027	3,029,433.76	0.5440216	0.00	0.0000000
July 2, 2017	13,269,592.08	0.5119475	3,105,072.28	0.5149574	0.00	0.0000000
January 2, 2018	13,380,914.13	0.4843629	3,121,915.74	0.4857355	0.00	0.0000000
July 2, 2018	5,578,454.04	0.4728630	3,175,131.12	0.4560156	0.00	0.0000000
January 2, 2019	15,270,547.46	0.4413829	3,573,908.40	0.4225630	0.00	0.0000000
July 2, 2019	9,927,520.73	0.4209174	45,144,515.36	0.0000000	0.00	0.0000000
January 2, 2020	15,501,525.89	0.3889612	0.00	0.0000000	0.00	0.0000000
July 2, 2020	16,262,620.45	0.3554359	0.00	0.0000000	0.00	0.0000000
January 2, 2021	16,202,374.88	0.3220349	0.00	0.0000000	0.00	0.0000000
July 2, 2021	21,227,558.35	0.2782745	0.00	0.0000000	0.00	0.0000000
January 2, 2022	19,815,184.75	0.2374257	0.00	0.0000000	0.00	0.0000000
July 2, 2022	115,171,874.85	0.0000000	0.00	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or a default in the payment of principal or interest in respect of one or more of the Equipment Notes held in such Trust. In the event of any such redemption, purchase or default, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the certificateholders of such Trust promptly after the occurrence of any event described above.

Reports to Certificateholders

On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to certificateholders of the related Trust a statement setting forth the following information (per $1,000 face amount of certificate for such Trust, as to (2) and (3) below):

(1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Providers;

(2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount, if any, Break Amount, if any, or Prepayment Premium, if any;

(3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

(4) the Pool Balance and the Pool Factor for such Trust; and

(5) Six-month LIBOR for the current and immediately preceding interest periods. (Section 4.03)

With respect to the certificates registered in the name of DTC or its nominee, on the Record Date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies to such DTC Participant for forwarding to holders of certificates. (Section 4.03(a))

In addition, within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the applicable Trustee will furnish to each certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the Trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a certificateholder shall reasonably request as necessary for the purpose of such certificateholder’s preparation of its U.S. federal income tax returns. (Section 4.03(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to owners of beneficial interests in the certificates in the manner described above. (Section 4.03(b))

Each Trustee will promptly provide the certificateholders of the related Trust with all material non-confidential information received by the Trustee of such Trust from United.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

A list of Indenture Events of Default can be found under “DESCRIPTION OF THE EQUIPMENT NOTES—General—Indenture Events of Default; Notice and Waiver.” Since the Equipment Notes issued under an Indenture will be held in each Trust, a continuing Indenture Event of Default under such Indenture would affect the related Equipment Notes held by such Trust. There are no cross-acceleration provisions in the

Indentures and the only cross-default provision in the Indentures is an event of default under each Indenture which occurs if (x) all amounts owing under any Equipment Note issued under any other Indenture are not paid in full on or before the Final Payment Date and (y) to the extent not prohibited by law, United has received not less than twenty (20) Business Days notice of the amounts due under such other Indenture. Consequently, prior to the triggering of the cross-default, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which no Indenture Event of Default has occurred and is continuing will continue to be made as originally scheduled and distributed to the holders of the certificates, subject to the Intercreditor Agreement. See “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions”.

Resignation of Trustee in the Event of a Conflict of Interest

In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

Consequence of Continuing Indenture Event of Default

Upon the occurrence and continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Loan Trustee thereunder to accelerate the Equipment Notes issued thereunder and thereafter direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of the Equipment Notes issued under such Indenture or foreclose and sell the collateral under such Indenture to any person, subject to certain limitations. See “DESCRIPTION OF INTERCREDITOR AGREEMENT—Intercreditor Rights—Sale of Equipment Notes or Aircraft.” The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the holders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited and there can be no assurance as to the price at which they could be sold. If any of the Series A, Series B or Series C Equipment Notes are sold for less than their outstanding principal amount, certain certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider, or any Trustee. Subject to certain conditions, notwithstanding the foregoing, if certificateholders have exercised their right to buy Equipment Notes with respect to an Indenture after the occurrence of an Equipment Note Buyout Event, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement and will be subject to the subordination provisions set forth therein. See “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions.” After such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. If any certificateholder has exercised its right to buy Equipment Notes with respect to an Indenture, the payments and/or proceeds distributable under such Indenture will first be distributed to the holder of the Equipment Notes so purchased to pay all principal and interest due on such Equipment Notes and all other amounts related thereto under such Indenture prior to the distribution of any amount to the Subordination Agent for distribution in accordance with the Intercreditor Agreement.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within ten Business Days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral (as defined in each Indenture) held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

Notice to Certificateholders of Default

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default, give to the certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, Make Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the best interests of such certificateholders. (Section 7.02) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

Trustee Entitled to Security or Indemnity

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust to be offered reasonable security or indemnity by the holders of the certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such certificateholders. (Section 7.03(e))

Rights of Certificateholders

Subject to certain qualifications set forth in the Pass Through Trust Agreements and in the Intercreditor Agreement, the certificateholders of each Trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee, unless any Class B or Class C certificateholder or holder of Additional Certificates has exercised its buyout right of the Equipment Notes issued under the related Indenture, in which case the Loan Trustee shall be instructed by the Instructing Holders, to waive any past Indenture Event of Default and its consequences, except the following defaults:

(1) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof;

(2) a default in payment of the principal, Make Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, or interest with respect to any of the Equipment Notes; and

(3) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each certificateholder of such Trust affected thereby. (Section 6.05)

Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party, or, if any Class B or Class C certificateholder or holder of Additional Certificates has exercised its buyout right of the Equipment Notes issued under the related Indenture, the Instructing Holders, will be entitled to waive any such past default or Indenture Event of Default.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each certificateholder of the same Class:

•	The Class B certificateholders will have the right to purchase all but not less than all of the Class A certificates on the third business day next following the expiry of such 15-day notice period.

•

The Class C certificateholders will have the right to purchase all but not less than all of the Class A and Class B certificates on the third business day next following the expiry of such 15-day notice period.

If any Additional Certificates are issued, the holders of Additional Certificates (other than United or any of its Affiliates) will have the right to purchase all of the Class A, Class B and Class C certificates and, if Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right to purchase certificates of the Class that they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of certificates plus accrued and unpaid interest thereon to the date of purchase, without Make-Whole Amount, Break Amount or Prepayment Premium, but including any other amounts then due and payable to the certificateholders of such Class or Classes. Such purchase right may be exercised by any certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other certificateholder of the same Class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the Trust held by each certificateholder. If United or any of its affiliates is a certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 3.01)

A “Certificate Buyout Event” means that a United Bankruptcy Event has occurred and is continuing and the following events in either clause (A) or (B) have occurred: (A)(i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any of the Aircraft.

PTC Event of Default

A “PTC Event of Default” is defined under the Intercreditor Agreement as the failure to pay within ten Business Days after the applicable Distribution Date either the outstanding Pool Balance of the applicable class of certificates on the Final Legal Distribution Date for such class or the interest scheduled for distribution on such class of certificates on any Distribution Date (unless, in the case of the Class A or Class B certificates, the Subordination Agent shall have made Interest Drawings, or a withdrawal from the Cash Collateral Account for such class of certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any class of certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such certificates. A PTC Event of Default with respect to the most senior outstanding class of certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

United will be prohibited from consolidating with or merging into any other person under circumstances in which United is not the surviving corporation or conveying, transferring or leasing substantially all of its assets as an entirety to any other person unless it meets all the following requirements:

(1) The surviving successor or transferee entity shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

(2) The surviving successor or transferee entity shall be a “citizen of the United States” (as defined in Title 49 of the United States Code (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code.

(3) the person formed by such consolidation or into which United is merged or the person which acquires by conveyance, transfer or lease substantially all of the assets of United as an entirety shall execute and deliver to the Trustees a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustees containing an assumption by such successor corporation or person of the due and punctual performance and observance of each covenant and condition of the Pass Through Trust Agreements and other financing documents to be performed or observed by United.

(4) United shall have delivered to the Trustees an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the terms of the Pass Through Trust Agreements and that all conditions precedent set forth therein relating to such transaction have been complied with (except that such opinion may rely, as to factual matters, on a certificate of an officer of United). (Section 5.02)

The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, and the Participation Agreements will not contain any covenants or provisions which may afford the applicable Trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of United, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the certificates of such Trust:

•	To provide for the formation of a trust, the issuance of a series of certificates and other matters specifically contemplated by the Pass Through Trust Agreement.

•

To evidence the succession of another corporation to United and the assumption by such corporation of the covenants in such Pass Through Trust Agreement or of United’s obligations under the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

•

To add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power conferred upon United in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

•

To correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or such Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility.

•	To comply with any requirement of the SEC, any applicable law, rule or regulation of any exchange or quotation system on which the certificates are listed, or any regulatory body.

•

To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement, Intercreditor Agreement, or Liquidity Facility (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

•

To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement.

•	To provide information to the Trustee as required under such Pass Through Trust Agreement.

•

To provide for the issuance of Additional Certificates or Refinancing Certificates and all matters incidental thereto subject to certain terms and conditions. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Any such amendment or supplement listed above may be made only if it does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements for the purposes of adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such certificateholders, or of modifying in any manner the rights and obligations of such certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity

Facility, except that no such amendment or supplement may, without the consent of the holder of each certificate so affected thereby:

(1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any certificate related to such Trust, or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

(2) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, any Trust Supplement or the Intercreditor Agreement or otherwise deprive any certificateholder of the benefit of the ownership of the applicable Equipment Notes;

(3) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of the certificateholders;

(4) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, which is required for any such supplemental trust agreement or reduce such specified percentage required for any waiver provided for in such Pass Through Trust Agreement;

(5) modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or supplement the agreements as provided in clauses (1), (2), (3), (4), (5) and (6) hereof;

(6) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes; or

(7) modify the UAL Guarantee in a manner materially adverse to the interests of the certificateholders. (Section 9.02)

Actions by Trustee Upon Receipt of Consent to Amend or Supplement Any Agreement

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, the Note Purchase Agreement, any Equipment Note, the UAL Guarantee or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each certificateholder of the relevant Trust as of the date of such notice. Such notice shall request direction from the certificateholders as to:

(1) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take;

(2) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party; and

(3) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), the Trustee shall act as follows: (1) if the Trustee is acting in a capacity other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amounts of all certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust; and (2) if the Trustee is acting in its capacity as the Controlling Party, the Trustee shall vote as directed in such certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a certificate shall have been “actually voted” if the holder of such certificate has delivered to the Trustee an instrument evidencing such holder’s consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Note Purchase Agreement, any relevant Equipment Note, the UAL Guarantee or any other related document, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to the aircraft on the Issuance Date, subject to the terms and conditions of the Note Purchase Agreement. On the Issuance Date, United will enter into a participation agreement (“Participation Agreement”) and an indenture (an “Indenture”) with respect to each aircraft and will issue the Equipment Notes with respect to each aircraft, subject to the terms of the Note Purchase Agreement.

Termination of the Trusts

The obligations and responsibilities of United and the applicable Trustee with respect to a Trust will terminate upon the distribution to certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any certificateholder of such Trust will be made only upon surrender of such certificateholder’s certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

The Trustees

The Trustee for each Trust will initially be Wilmington Trust Company.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the Intercreditor Agreement, the Equipment Notes, the Indentures, the Participation Agreements, the Note Purchase Agreements or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of certificates issued thereunder unless there shall have been offered to the Trustees reasonable security and indemnity against the cost, expenses and liabilities which might be incurred in compliance with such request. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold certificates issued thereunder and, subject to certain conditions, may otherwise deal with United, or with any Loan Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time after giving prior written notice to United and the Loan Trustee, in which event United will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, United may remove such Trustee or any holder of the certificates of such Trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor Trustee with respect to each Trust. All references in this prospectus supplement to the trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

Each Pass Through Trust Agreement provides that United will pay or cause to be paid the applicable Trustee’s fees and expenses. (Section 7.07)

Book-Entry; Delivery and Form

General

Upon issuance, each Class of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in such certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such certificates. Unless and until definitive certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•

any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC Participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest with respect to the certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, the certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the certificates and will be able to transfer their interests.

Unless and until physical certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Securities and Exchange Commission.

A Certificate Owner’s ability to pledge its certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither United nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

United will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. As long as the certificates of any Trust are registered in the name of DTC or its nominee, the applicable Trustee will pass through to DTC in immediately available funds all payments received from United, including the final distribution of principal with respect to the certificates of such Trust.

Any certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

Physical Certificates

Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

•

United advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and United is unable to locate a qualified successor;

•	United elects to terminate the book-entry system through DTC; or

•

after the occurrence of an “event of default” under the relevant Pass Through Trust Agreement (i.e. any Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by the related Trust were issued), certificateholders owning at least a majority in interest in such Trust advise the applicable Trustee, United and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificateholders’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable certificateholders through DTC Participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the certificates as physical certificates to the applicable certificateholders.

In the case of the physical certificates that are issued, the applicable Trustee will make distributions of principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the applicable Trustee will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee will make the final payment with respect to any certificate only upon presentation and surrender of the applicable certificate at the office or agency specified in the notice of final distribution to certificateholders.

Physical certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement, subject in the case of the Class B and Class C certificates to certain transfer restrictions. See “—Transfer Restrictions for Class B and Class C Certificates.” Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

Transfer Restrictions for Class B and Class C Certificates

The Class B and Class C certificates will be subject to transfer restrictions. They may be sold or otherwise transferred only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Each purchaser of Class B or Class C certificates (other than the Underwriters), by such purchase, will be deemed to:

1. Represent that it is purchasing such certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

2. Agree that any sale or other transfer by it of any such certificates will only be made to a QIB.

3. Agree that it will, and each subsequent transferee will be required to, deliver to each person to whom it transfers such certificates notice of these restrictions on transfer of such certificates.

4. Agree that no registration of the transfer of any such certificate will be made unless the transferee completes and submits to the relevant Trustee the form included on the reverse of such certificate in which it states that it is purchasing such certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

5. Understand that such certificates will bear a legend substantially to the following effect:

“THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE PASS THROUGH TRUSTEE. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

6. Acknowledge that United, the Class B Trustee, the Class C Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of such certificates is no longer accurate, it shall promptly notify United, the Class B Trustee or the Class C Trustee, as applicable, and the Underwriters. If it is acquiring any such certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

7. Acknowledge that the foregoing restrictions apply to holders of beneficial interests in such certificates as well as to registered holders of such certificates.

8. Acknowledge that the Class B Trustee or the Class C Trustee, as applicable, will not be required to accept for registration of transfer any such certificate unless evidence satisfactory to United and the Class B Trustee or the Class C Trustee, as applicable, that the restrictions on transfer set forth herein have been complied with is submitted to them.

DESCRIPTION OF THE LIQUIDITY FACILITIES FOR CLASS A AND CLASS B CERTIFICATES

The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and the Intercreditor Agreement. Upon request, copies of such agreements will be furnished to any prospective investor in the certificates. Requests for such agreements should be addressed to the Trustees.

Liquidity Facilities

General

The Liquidity Provider will enter into a separate revolving credit agreement (a “Liquidity Facility”) with the Subordination Agent with respect to the certificates of the Class A Trust and the Class B Trust (the “Class A Liquidity Facility” and “Class B Liquidity Facility”, respectively) pursuant to which the Liquidity Provider will make one or more advances (“Interest Drawings”) to the Subordination Agent to pay interest on such certificates subject to certain limitations. The Liquidity Facility for each of the Class A and Class B Trusts is intended to enhance the likelihood of timely receipt by the certificateholders of such Trust of the interest payable on the certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for either the Class A Trust or Class B Trust, the certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Morgan Stanley Senior Funding, Inc. (“MSSF”) is the initial Liquidity Provider for such Trusts, MSSF may be replaced by one or more other entities with respect to such Trusts under certain circumstances. Therefore, the Liquidity Provider for each such Trust may differ. The Class C certificates will not have the benefit of a liquidity facility.

Drawings

The initial amount available under the Liquidity Facilities for the Class A Trust and the Class B Trust will be $             and $            , respectively (the “Maximum Commitment” for each such Liquidity Facility). Except as otherwise provided below, the Liquidity Facility for each such Trust will enable the Subordination Agent to make Interest Drawings thereunder on or promptly after any Regular Distribution Date in an amount sufficient to pay interest then due and payable on the certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving affect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on certificates of such Trust will not exceed the Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” will be an amount equal to the then Maximum Commitment (as reduced from time to time) of such Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Liquidity Facility at such time; provided, however, that following a Downgrade Drawing, Non-Extension Drawing, Special Termination Drawing or a Final Drawing (each as defined below) under a Liquidity Facility, the Maximum Available Commitment thereunder shall be zero. The Liquidity Facility for any such Trust does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the certificates of such Trust or any interest on the certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than three successive semiannual installments of interest thereon or principal of or interest or Make-Whole Amount, Break Amount or Prepayment Premium on the certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5).

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any Class, for any day, the aggregate amount of interest, calculated at the rate per annum equal to the applicable

Stated Interest Rate for the related Class of certificates, that would be payable on such Class of certificates on each of the three successive Regular Distribution Dates immediately following such day, or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of certificates on such day and without regard to expected future distributions of principal on such Class of certificates.

Each Interest Drawing by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under the Liquidity Facility for any relevant Trust, upon reimbursement of the relevant Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by an amount equal to the amount of the Interest Drawing so reimbursed to an amount not to exceed the then Required Amount for such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated (x) at any time if a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (y) at any time after the making of a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing with respect to such Liquidity Facility or any Interest Drawing shall have been converted to a Final Advance. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. On each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the certificates of any relevant Trust, the Maximum Available Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time by an equal amount (as calculated by the Subordination Agent). (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j)).

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) under which United is a debtor, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) (the “Section 1110 Period”) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

If at any time (i) the short-term unsecured debt rating or short-term issuer credit rating of any Liquidity Provider, or in the case of the initial Liquidity Facility, the Liquidity Guarantor, for any Trust then issued by either Rating Agency is lower than the Threshold Rating for the relevant Class or (ii) in the case of the initial Liquidity Facility, the Liquidity Guarantor’s guarantee ceases to be in full force and effect or becomes invalid or unenforceable or the Liquidity Guarantor repudiates its liability thereunder (unless each Rating Agency shall have confirmed in writing on or prior to the date of such downgrading that such downgrading will not result in the downgrading, withdrawal or suspension of the ratings of the related Class of certificates), and such Liquidity Facility is not replaced with a Replacement Liquidity Facility within ten days of receiving notice of such downgrading or such guarantee becoming invalid or unenforceable (but not later than the expiration date of such Liquidity Facility) and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The proceeds of any Downgrade Drawing will be deposited in a cash collateral account (the “Cash Collateral Account”) for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Liquidity Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

A “Replacement Liquidity Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider (or Liquidity Guarantor, as the case may be) in a face amount (or in an aggregate face amount) equal to the Required Amount for such Liquidity Facility and issued by a Person having short-term unsecured debt ratings and short-term issuer credit ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating applicable to such Liquidity Facility. (Intercreditor Agreement, Section 1.1)

The Liquidity Facility for each applicable Trust provides that the relevant Liquidity Provider’s obligations thereunder will expire upon the making of a Downgrade Drawing, Non-Extension Drawing, Special Termination Drawing or Final Drawing or on the earliest of (i) the anniversary of the initial issuance date of the certificates immediately following the date of receipt by the Subordination Agent of a notice of non-extension of such Liquidity Facility from such Liquidity Provider; (ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such Trust have been paid in full or provision has been made for such payment or are otherwise no longer entitled to the benefits of the Liquidity Facility; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice or Special Termination Notice from such Liquidity Provider (see “—Termination of Liquidity Facilities” below); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any relevant Trust (other than a Liquidity Facility which expires no earlier than 15 days later than the Final Legal Distribution Date for the related class) in the event that prior to the 25th day immediately preceding any anniversary of the Issuance Date (the “Notice Date”) the relevant Liquidity Provider shall have advised the Subordination Agent that such Liquidity Facility will not be extended beyond such anniversary. In the event such Liquidity Facility is not so extended or replaced by the Notice Date, the Subordination Agent shall request the non-extension drawing in an amount equal to the then Maximum Available Commitment thereunder (the “Non-Extension Drawing”) and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, United may, at its option (with or without cause), arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, subject to certain conditions, if any Liquidity Provider shall determine not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then effective stated expiration date or (ii) at any time after a Non-Extension Drawing has been made. The Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility at any time after a Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in “—Termination of Liquidity Facilities” below), the Subordination Agent will request a final drawing (the “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(d) and (g); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(f))

Reimbursement of Drawings

Amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. With respect to the period from the date of its borrowing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue (x) with respect to any Interest Drawing or Final Drawing, at the Base Rate plus 1.75% per annum, and thereafter, at Liquidity Facility LIBOR for the applicable interest period plus 1.75% per annum and (y) with respect to any Special Termination Drawing (other than any portion thereof applied to the payment of interest on the certificates which shall accrue interest at the same rate as an Interest Drawing), in an amount equal to the investment earnings on the amounts deposited in the relevant Cash Collateral Account plus a specified margin per annum, provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

“Liquidity Facility LIBOR” means, with respect to any interest period, the interest rate per annum for deposits in United States dollars as indicated on Bloomberg L.P. page “BBAM” (or any successor or substitute therefor) or, if not so indicated, the average (rounded upwards to the nearest 1/16 of 1%), of such rates offered by the three banks of recognized standing selected by the Liquidity Provider in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two Business Days prior to the first day of such interest period for deposits of a duration comparable to such interest period in an amount approximately equal to the principal amount of the applicable LIBOR advance as of the first day of such interest period.

“Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%).

The amount drawn under any Liquidity Facility for any relevant Trust by reason of a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing will be treated as follows: (x) such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Required Amount; (y) any portion of such amount withdrawn from the Cash Collateral Account for such certificates to pay interest on such certificates will be treated in the same way as Interest Drawings; and (z) the balance of such amount will be invested in specified eligible investments. The Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the certificates) will bear interest, for any period, in an amount equal to the investment earnings on the amounts deposited in the relevant Cash Collateral Account plus a specified margin per annum; provided that, in each case, the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06) From and after the date, if any, on which any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing is converted into a Final Drawing as described under “—Termination of Liquidity Facilities” below, interest shall accrue on such Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or as described above, the Base Rate) plus 1.75% per annum.

Liquidity Events of Default

Events of Default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of: (i) the acceleration of all the Equipment Notes and (ii) the occurrence of a United Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of) at any time during the 18-month period prior to the Final Payment Date, the Liquidity Provider for such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The effect of the delivery of a Termination Notice with respect to a Liquidity Facility will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to request promptly, and the Liquidity Provider under such Liquidity Facility to make, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) in the case of a Final Drawing, any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iv) all amounts owing to such Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Priority of Distributions.” (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “DESCRIPTION OF THE INTERCREDITOR AGREEMENT—Intercreditor Rights—Controlling Party,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial liquidity provider will be Morgan Stanley Senior Funding, Inc., a Delaware corporation (the “Liquidity Provider”). The payment obligations of MSSF will be guaranteed by Morgan Stanley, its parent company (the “Liquidity Guarantor”). Morgan Stanley has a short-term unsecured debt rating of P-1 from Moody’s and short-term issuer credit rating of A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement, which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. Upon request, copies of the Intercreditor Agreement will be furnished to any prospective investor in the certificates. Requests for such agreement should be addressed to the Trustees.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees that hold the Equipment Notes issued under such Indenture as Trust Property of such Trust, to the extent constituting, in the aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below. See “DESCRIPTION OF THE CERTIFICATES—Indenture Event of Defaults and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” shall be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A certificates, the Class B Trustee.

•	Upon payment of Final Distributions to the holders of Class B certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or Special Termination Drawing that has been converted into a Final Drawing under such Liquidity Facility) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing on deposit in the relevant Cash Collateral Account up to the Required Amount as of such date shall have been withdrawn from such Cash Collateral Account to pay interest on the relevant Class of certificates and remain unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated, the Liquidity Provider with the highest outstanding amount of Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to elect to become the Controlling Party with respect to any Indenture.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C certificates have purchased the Series A Equipment Notes and Series B Equipment Notes or (c) if one or more holders of Additional Certificates has purchased the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, instead of the Controlling Party, shall be entitled to direct the Loan Trustee in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. Any Equipment Notes issued under such Indenture that have not been purchased by a certificateholder shall, during the continuance of an Indenture Event of Default under such Indenture, be subject to direction by the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the certificateholder (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by it as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all certificateholders. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s and Instructing Holder’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount, Break Amount or Prepayment Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount, Break Amount or Prepayment Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Equipment Note Buyout Right of Subordinated Certificateholders

Upon the occurrence and during the continuation of an Equipment Note Buyout Event:

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So long as no Class C certificateholder or holder of Additional Certificates has elected to exercise its right to purchase Equipment Notes issued under such Indentures as described below, any Class B certificateholders may, upon 15 days’ written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes issued under any one or more of the Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If prior to the end of such 15-day period, any other holder of the Class B Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all certificateholders of its Trust, including the purchasing Class B certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase such Series A Equipment Notes pro rata based on the interest in the Class B Trust held by each such certificate holder compared to such interests held by all participating certificateholders.

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Regardless of whether any Class B certificateholder has elected to exercise its right to purchase Equipment Notes, so long as no holder of Additional Certificates has elected to exercise its buyout right to purchase Equipment Notes issued under such Indentures as described below, any Class C certificateholder may, upon 15 days’ notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes and the Series B Equipment Notes issued under any one or more Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes and Series B Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If prior to the end of such 15-day period, any other holder of the Class C certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all certificateholders of its Trust, including the purchasing Class C certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other certificateholder may join the purchasing certificateholder to purchase such Series A Equipment Notes and Series B Equipment Notes pro rata based on the interest in the Class C Trust held by each such certificateholder compared to such interests held by all such participating certificateholders.

If any Additional Certificates are issued and an Equipment Note Buyout Event has occurred and is continuing, regardless of whether any Class B certificateholder or Class C certificateholder has elected to exercise its right to purchase Equipment Notes, any holder of such Additional Certificates upon 15 days’ notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under any one or more Indentures for a purchase price equal to the sum of the aggregate Note Target Price for such Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indentures. If any Refinancing Certificates are issued, the holders of such Refinancing Certificates may have the same right to purchase Equipment Notes as the Class they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

The right of any holder of certificates or Additional Certificates to purchase Equipment Notes as described above will be subject to such purchase being exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended, and in compliance with other applicable securities laws. Each purchaser will be required to provide to the Subordination Agent reasonably satisfactory evidence of compliance with such laws.

“Equipment Note Buyout Event” means the occurrence and continuation of (i) a Certificate Buyout Event or (ii) an Indenture Event of Default under any Indenture that has continued for a period of five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture.

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider under each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Non-Extension Drawing, Downgrade Drawing or Special Termination Drawing payable under each Liquidity Facility in excess of investment earnings on such drawings, multiplied by the fraction specified in clause (i) above, (iii) if any payment default by United exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the certificates) or Final

Drawing payable under each Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by United on the overdue scheduled interest on the Equipment Notes in respect of which such Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the certificates) or Final Drawing was made by the Liquidity Provider, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The fractions specified in this definition will be revised if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Note Target Price” means for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note).

The purchase price payable in connection with an exercise of the Equipment Note buyout right shall be paid to the Subordination Agent. The Subordination Agent shall distribute any such payment in the order of priority described in “—Priority of Distributions”.

After one or more Class B or Class C certificateholders, or one or more holders of Additional Certificates, as the case may be, have exercised their Equipment Note buyout right and purchased any Series A Equipment Notes (and, if applicable, Series B Equipment Notes and Series C Equipment Notes), (i) any proceeds or payments made with respect to such Equipment Notes will be paid directly to the holders of such Equipment Notes pro rata and will not be subject to the subordination provisions of the Intercreditor Agreement (but the holders of such Equipment Notes shall remain bound by the provisions in the Intercreditor Agreement relating to limitations on the exercise of remedies (see “—Limitation on Exercise of Remedies”)) and (ii) if and to the extent the Loan Trustee under the related Indenture receives any amounts with respect to Excess Liquidity Obligations under such Indenture or reimbursement of enforcement costs incurred by the Subordination Agent in respect of such Equipment Notes that, in each case, represent amounts previously paid by such certificateholders in connection with the purchase of such Equipment Notes, such Loan Trustee shall pay such amounts to the holders of such Equipment Notes pro rata. Any proceeds or payments made with respect to any Series of Equipment Notes issued under the related Indenture that has not been purchased pursuant to the buyout rights described above will continue to be paid to the Subordination Agent and be subject to the subordination provisions of the Intercreditor Agreement.

Each purchasing certificateholder will have to acknowledge, consent and agree that, notwithstanding the purchase of any Equipment Notes under any Indenture pursuant to the buyout rights described above, the cross-collateralization provisions of such Indenture will remain unchanged and in full force and effect and cannot be otherwise amended, modified or waived in any manner without the prior written consent of the Subordination Agent acting on the instructions of each Trustee.

Any taxes incurred by the relevant Loan Trustee, the Subordination Agent or the relevant Trustee in connection with the sale of any Equipment Note pursuant to the exercise by one or more certificateholders of the buyout right described above shall be paid by such purchasing certificateholders on a pro rata basis.

If United or any of its affiliates is an owner of a Class B Certificate or Class C Certificate (or an Additional Certificate), it will not be entitled to purchase Equipment Notes upon the occurrence of an Equipment Note Buyout Event.

Limitation of Exercise Remedies

So long as any certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes issued pursuant to any Indenture and (y) the occurrence of a United Bankruptcy Event, without the consent of each Trustee, no aircraft subject to the lien of such Indenture or related Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any aircraft or the Equipment Notes issued in respect of such aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued.

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the aircraft to any person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

The foregoing provisions apply whether the exercise of remedies under an Indenture is being directed by the Controlling Party or by the Instructing Holder.

If following a United Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all certificateholders (whether by posting on DTC’s internet board or otherwise). Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring shall have been made available to all certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any certificateholder gives irrevocable notice of the exercise of (i) its right to buy out any Equipment Notes (as described in “—Equipment Note Buyout Right of Subordinated Certificateholders”) or (ii) its right to purchase all (but not less than all) of the Class of certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), in either case, prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into (i) the case of such Equipment Note buyout, any such restructuring proposal with respect to the aircraft related to such Equipment Notes, or (ii) in the case of such purchase of certificates, any such restructuring proposal with respect to any of the aircraft, in either case, unless and until such certificateholder fails to purchase such Equipment Notes or Class of certificates, as applicable, on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the

Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received by the Subordination Agent on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

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To the Subordination Agent such amounts as shall be required to pay reasonable out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or any Liquidity Provider or to reimburse any certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

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To the Liquidity Provider (a) to the extent required to pay all accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•

To the Liquidity Provider (i) (a) to the extent required to pay the aggregate amount of accrued and unpaid interest on the Liquidity Obligations or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing.

•

To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any certificateholder to the extent required to pay certain taxes, expenses, fees, charges and other amounts payable.

•	To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or (b) in the case of an Equipment Note

Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•

To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•

To the Class C Trustee (a) to the extent required to pay accrued and unpaid Class C Adjusted Interest on Class C Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class C Adjusted Interest that is then due or if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•

To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•

To the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

If one or more Classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to the Additional Certificates may rank ahead of certain obligations with respect to the Certificate. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

(Intercreditor Agreement, Section 3.2)

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to a Liquidity Provider under its Liquidity Facility or certain other agreements.

“Liquidity Expenses” means all Liquidity Obligations other than (i) the principal amount of any drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Class C Adjusted Interest Rate for the Class C certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred C Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest Rate” means             % per annum.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the aircraft subject to the lien of the related Indenture and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the aircraft subject to the lien of the related Indenture and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Non-Performing Equipment Note” means an Equipment Note that is not a Performing Equipment Note.

“Expected Distributions” means, with respect to the certificates of any Trust on any Distribution Date, the difference between (x) the Pool Balance of such certificates as of the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such Trust) and (y) the Pool Balance of such certificates as of the current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payment has been distributed to the holders of such certificates.

For purposes of calculating Expected Distributions with respect to the certificates of any Trust, any Make-Whole Amount, Break Amount or Prepayment Premium paid on the Equipment Notes held in such Trust that has not been distributed to the certificateholders of such Trust (other than such Make-Whole Amount, Break Amount, Prepayment Premium or a portion thereof applied to the payment of interest on the certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case in respect of interest on the certificates of the Class A or Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any relevant Trust that are in excess of the applicable Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of any notice or for its consent to any amendment, modification, supplement, consent or waiver under such Equipment Note, the Indenture pursuant to which such Equipment Note was issued, or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights with respect to such Equipment Notes as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification or waiver shall, without the consent of each affected certificateholder and each Liquidity Provider, (i) reduce the amount of principal or interest payable by United under any Equipment Note or (ii) change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Event of Default the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, Liquidity Providers, Rating Agencies and United a statement setting forth the following information:

(i) after a bankruptcy of United, with respect to each aircraft, whether such aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by United under Section 1110(a) of the Bankruptcy Code; (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii) to the best of the Subordination Agent’s knowledge, after requesting such information from United, (A) whether the aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) location of the Engines (as defined in the Indentures). United has agreed to provide such information upon request of the Subordination Agent but no more frequently than every three months with respect to each Aircraft, so long as it is subject to the lien of an Indenture;

(iii) the current Pool Balance of the certificates, the Preferred B Pool Balance, the Preferred C Pool Balance and outstanding principal amount of all Equipment Notes;

(iv) the expected amount of interest which will have accrued on the Equipment Notes and on the certificates as of the next Regular Distribution Date;

(v) the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

(vi) details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and source of payment (by Aircraft and party);

(vii) if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

(viii) the amounts currently owed to any Liquidity Provider;

(ix) the amounts drawn under each Liquidity Facility; and

(x) after the occurrence of a United Bankruptcy Event, any operational reports filed by United with the Bankruptcy Court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance or the appointment and assumption of its obligations by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The aircraft consist of two 767-322ER aircraft, four 777-222 aircraft, four 777-222ER aircraft and three 747-422 aircraft. United has taken delivery of, and currently operates, the aircraft. The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

Boeing 767-322ER Aircraft

The Boeing 767-322ER aircraft is a medium-range aircraft with a seating capacity of approximately 244 passengers in United’s configuration. The engine type used on United’s 767-322ER aircraft is the Pratt & Whitney PW4052.

Boeing 777-222 Aircraft

The Boeing 777-222 aircraft is a long-range aircraft with a seating capacity of approximately 348 passengers in United’s configuration. The engine type used on United’s 777-222 aircraft is the Pratt & Whitney PW4077.

Boeing 777-222ER Aircraft

The Boeing 777-222ER aircraft is a long-range aircraft with a seating capacity of approximately 253 passengers in United’s configuration. The engine type used on United’s 777-222ER aircraft is the Pratt & Whitney PW4090.

Boeing 747-422 Aircraft

The Boeing 747-422 aircraft is a long-range aircraft with a seating capacity of approximately 347 passengers in United’s configuration. The engine type utilized on United’s 747-422 aircraft is the Pratt & Whitney PW4056.

The “ER” designation is provided by the manufacturer and is not a designation recognized by the FAA.

The Appraisals

Aircraft Type	Aircraft Registration Number	Manufacturer’s Serial Number	Original Delivery Date	Initial Appraiser’s Valuation			Appraised Base Value(1)
				AISI	BACK	MBA
Boeing 767-322ER	N672UA	30027	12/22/1999	$38,530,000	$53,460,000	$43,240,000	$43,240,000
Boeing 767-322ER	N677UA	30029	11/14/2001	44,850,000	58,590,000	49,560,000	49,560,000

Boeing 777-222	N211UA	30217	5/18/2000	69,320,000	60,830,000	64,580,000	64,580,000
Boeing 777-222	N212UA	30218	7/28/2000	69,320,000	61,950,000	65,430,000	65,430,000
Boeing 777-222	N213UA	30219	8/15/2000	69,320,000	62,510,000	65,860,000	65,860,000
Boeing 777-222	N214UA	30220	8/25/2000	69,320,000	62,510,000	65,860,000	65,860,000

Boeing 777-222ER	N216UA	30549	7/21/2000	89,260,000	75,480,000	87,680,000	84,140,000
Boeing 777-222ER	N217UA	30550	8/14/2000	89,260,000	75,810,000	88,100,000	84,390,000
Boeing 777-222ER	N228UA	30556	2/14/2002	99,760,000	81,800,000	95,980,000	92,513,333
Boeing 777-222ER	N229UA	30557	3/7/2002	99,760,000	82,150,000	96,440,000	92,783,333

Boeing 747-422	N104UA	26902	1/22/1998	63,870,000	70,000,000	78,770,000	70,000,000
Boeing 747-422	N107UA	26900	8/20/1998	63,870,000	72,470,000	82,360,000	72,470,000
Boeing 747-422c	N116UA	26908	12/29/1998	63,870,000	74,050,000	84,410,000	74,050,000

				$930,310,000	$891,610,000	$968,270,000	$924,876,667

(1)	The appraised base value of each aircraft is based on the lesser of the average and median base values of each aircraft, as appraised by each Initial Appraiser.

The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: Aircraft Information Services, Inc. (“AISI”), BACK Aviation Solutions (“BACK”) and Morten Beyer and Agnew, Inc. (“MBA”) (collectively, the “Initial Appraisers”). Each Initial Appraiser was asked to provide its opinion as to the appraised base value of each aircraft and such opinions were furnished setting forth the value of each aircraft as of May 15, 2007, May 23, 2007, and May 15, 2007, respectively. As part of this process, all three Initial Appraisers performed “desk-top” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, including, without limitation, an assumption as to the condition of the aircraft, and the assumptions and methodologies vary among the appraisals. The Initial Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters.

An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any aircraft may be less than the appraised value thereof. The value of the aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indentures and the Participation Agreement that may be applicable to each aircraft.

General

The Equipment Notes will be issued in three series with respect to each aircraft (the “Series A Equipment Notes,” the “Series B Equipment Notes” and the “Series C Equipment Notes,” and, collectively, the “Equipment Notes”). The Equipment Notes with respect to each aircraft will be issued under a separate Indenture between United and Wilmington Trust Company, as indenture trustee thereunder (each, a “Loan Trustee”). UAL Corporation will fully and unconditionally guarantee the payment obligations of United under the Equipment Notes pursuant to the UAL Guarantee.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•

Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C Equipment Notes.

•	Series C Equipment Notes issued in respect of an Aircraft will rank junior to the Series A and Series B Equipment Notes issued in respect of such Aircraft.

If United elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A, Series B and Series C Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

During the existence of an Indenture Event of Default, after payment in full of the Series A, Series B and Series C Equipment Notes (and any Additional Equipment Notes) with respect to an aircraft, any excess proceeds will be available to pay any shortfalls then due in respect of Equipment Notes issued with respect to the other aircraft in the following order of priority—Series A, Series B, Series C and Additional Equipment Notes—ratably as to each such series. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. See “—Security”.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the certificateholders of such Trust on the dates and at the Stated Interest Rate for the certificates issued by such Trust until the Final Expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the certificateholders of such Trust in scheduled amounts on the dates set forth herein until the Final Expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing on January 2, 2008. Interest on the Series A Equipment Notes and Series B Equipment Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and interest on the Series C Equipment Notes will be computed on the basis of a 360-day year and actual number of days elapsed. Overdue amounts of principal, interest, Make-Whole Amount, Break Amount or Prepayment Premium on any Equipment Note will bear interest at a rate of 2.00% per annum over the applicable rate on such series of Equipment Note.

Scheduled principal payments on the Equipment Notes will be made on January 2 and July 2 (each, a “Payment Date”) in certain years, commencing on or after January 2, 2008. See “Appendix III-Loan to Value Ratio Tables.”

If any date scheduled for any payment of principal, Make-Whole Amount (if any), Break Amount (if any), Prepayment Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment shall not be due on such scheduled date but shall be due on the next succeeding Business Day.

Redemption

If an Event of Loss occurs with respect to any aircraft and such aircraft is not replaced by United under the related Indenture, the Equipment Notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus Break Amount, if any, but without Make-Whole Amount or Prepayment Premium, and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement on a Special Distribution Date. (Indentures, Section 2.09)

All of the Equipment Notes issued with respect to an aircraft may be redeemed prior to maturity at any time subsequent to the No Call Date at the option of United, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus Make-Whole Amount, if any, Break Amount, if any, and Prepayment Premium, if any, and certain other amounts (Indentures, Section 2.10)

United may elect to redeem the Series B or Series C Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series at any time subsequent to the No Call Date. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in the case of such refinancing of Series B or Series C Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus Make-Whole Amount, if any, Break Amount, if any, and Prepayment Premium, if any, and certain other amounts.

Additionally, United may elect to redeem all of the Series C Equipment Notes with respect to all the aircraft at any time subsequent to the No Call Date; provided, that the Series C Equipment Notes may be so redeemed only if the Rating Agencies shall have provided a confirmation that such redemption will not result in a withdrawal, suspension or downgrading of the ratings on any class of certificates then rated by the Rating Agencies that will remain outstanding. The redemption price in the case of such optional redemption of the Series C Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus Break Amount, if any, and Prepayment Premium, if any, and certain other amounts. Such redemption of the Series C Equipment Notes may occur without the issuance of any new equipment notes.

Security

The Equipment Notes issued with respect to each aircraft will be secured by a mortgage in favor of the Loan Trustee of such aircraft and with respect to the Equipment Notes held by the Subordination Agent, each other aircraft with respect to which Equipment Notes are outstanding.

Funds, if any, held from time to time by the Loan Trustee with respect to any aircraft, including funds held as the result of an Event of Loss to such aircraft, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of United, in investments described in the related Indenture. (Indentures, Section 6.06)

The obligations under each Indenture will be cross-collateralized as each Indenture will secure all amounts owing under all the Indentures. As a result of the cross-collateralization, any proceeds from the exercise of remedies with respect to an aircraft in excess of the amounts due with respect to such aircraft will be available to cover any shortfalls then due under Equipment Notes then held by the Subordination Agent issued with respect to the other aircraft. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

The only cross-default in the Indentures is if (x) all amounts owing under any Equipment Note issued under another Indenture are not paid in full on or before the Final Payment Date and (y) to the extent not prohibited by law, United has received not less than 20 Business Days’ notice of the amounts due. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

So long as no Related Payment Default or an Indenture Event of Default under any other Indenture has occurred and is continuing, if (x) United exercises its right to redeem all the Equipment Notes under an Indenture or (y) in any other circumstance, all of the Equipment Notes under an Indenture are paid in full, the aircraft subject to the lien of such Indenture would be released. Once the lien on an aircraft is released, that aircraft will no longer secure the amounts owing under the other Indentures.

In addition, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies, the exercise by certificateholders of their right to buy Equipment Notes or otherwise), it will cease to be entitled to the benefits of cross-collateralization. After any exercise by certificateholders of their right to buy Equipment Notes under any Indenture, the remaining Equipment Notes issued under such Indenture that continue to be held by the Subordination Agent will continue to be entitled to the benefits of cross-collateralization.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III show the aggregate loan to aircraft value ratios for the Equipment Notes issued for each aircraft as of the issuance date and each Regular Distribution Date. The LTV ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the “Assumed Aircraft Value”) of the aircraft securing such Equipment Notes. The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment default shall have occurred and be continuing with respect to the Equipment Notes.

The tables in Appendix III are based on the assumption that the base value of each aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by approximately 3% of the initial appraised base value per year for the first 15 years after delivery of such aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

Limitation of Liability

The Equipment Notes issued with respect to the aircraft will be direct obligations of United and will be guaranteed by UAL.

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence.

Indenture Events of Default; Notice and Waiver

Indenture Events of Default under each Indenture will include: (i) the failure by United to pay any interest or principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest, Make-Whole Amount, Break Amount, Prepayment Premium and, in all other cases, twenty Business Days after United receives written demand from the related Loan Trustee or holder of an Equipment Note, (ii) any representation or warranty made by United in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee pursuant thereto being untrue or inaccurate in any material respect when made that continues to be material and remains unremedied after notice and specified cure periods, (iii) failure by United to perform or observe in any material respect any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (iv) the lapse or cancellation of insurance required under the Indenture subject to certain exceptions, (v) the occurrence of certain events of bankruptcy, reorganization or insolvency of United or (vi) if any amounts secured by any other Indenture that are due and payable on or before the Final Payment Date have not been paid in full on or before such date and, to the extent not prohibited by law, United has received not less than 20 Business Days notice of such outstanding amounts. (Indentures, Section 5.01) The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if (x) any amounts secured by any other Indenture that are due and payable on or before the Final Payment Date are not paid in full on or before such date and (y) to the extent not prohibited by law, United has received not less than 20 Business Days’ notice of such outstanding amounts. Consequently, prior to the triggering of the cross-default, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. Until the triggering of the cross-default, if the Equipment Notes issued with respect to one or more aircraft are in default and the Equipment Notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to the remaining aircraft.

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any aircraft, by notice to the Loan Trustee, may on behalf of all the holders (subject to the Intercreditor Agreement) waive any existing default and its consequences under the Indenture with respect to such aircraft, except a default in the payment of the principal of, or Make-Whole Amount, Break Amount or Prepayment Premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 5.06)

Remedies

Subject to the terms of the Intercreditor Agreement, if an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and Break Amount, if any. If certain events of bankruptcy, reorganization or insolvency occur with respect to United, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of the Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, Make-Whole Amount, if any, Break Amount, if any, and Prepayment Premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and events which with the giving of notice or lapse of time or both would become an Indenture Event of Default under such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

Until the triggering of the cross-default described in “—Indenture Events of Default; Notice and Waiver”, if the Equipment Notes issued in respect of one aircraft are in default, the Equipment Notes issued in respect of the other aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to “equipment” (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the equipment, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the equipment, in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor’s obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). “Equipment” is defined in Section 1110 of the Bankruptcy Code, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to the Trustee’s obligation to purchase Equipment Notes with respect to each aircraft that outside counsel to United, which is expected to be Vedder, Price, Kaufman & Kammholz, P.C., provide its opinion to the Loan Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such aircraft, in each case so long as United is, on the date the transactions contemplated by the Indentures with respect to such aircraft are entered into, a “citizen of the United States” as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Events of Default; Notice and Waiver” above.

The opinion of Vedder, Price, Kaufman & Kammholz, P.C. will not address the possible replacement of an aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is, subsequent to the delivery of such aircraft, a change in law or court interpretation that results in Section 1110 benefits not being available. See “—Certain Provisions of the Indentures—Events of Loss.”

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee, subject to certain limited exceptions, may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Subject to the provisions of the Intercreditor Agreement, without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture, or Participation Agreement may not be amended or modified, except to the extent indicated below.

Subject to certain limitations, certain provisions of any Indenture and any Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and each Liquidity Provider, no amendment or modification of such Indenture may among other things (i) reduce the principal amount of, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Amount, if any, Break Amount, if any, Prepayment Premium, if any, or interest is due and payable, (ii) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. In addition, without the consent of the Subordination Agent as holder of each Equipment Note outstanding under any other Indenture (“Other Equipment Note”) affected thereby and each Liquidity Provider, no amendment or modification of the Indenture may reduce the amount payable with respect to such Other Equipment Note, change the date on which any amount is payable with respect to such Other Equipment Note or deprive the holder of any such Other Equipment Note of the benefits of the lien of such Indenture, except as described in “—Security” above. (Indentures, Section 10.01(a)).

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series B or Series C Equipment Notes or the issuance thereunder of one or more additional series of equipment notes (and the re-issuance or issuance of equipment notes of the same designation under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))

Indemnification

United will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

United is obligated under each Indenture, among other things and at its expense, to keep each aircraft duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft so as to keep it in as good an operating condition as when delivered to United, ordinary wear and tear excepted, and without taking into consideration hours and cycles, and in such condition as required to maintain the airworthiness certificate for the aircraft in good standing at all times, subject to certain limited exceptions, including temporary storage or maintenance periods and the grounding of similar aircraft by the applicable aviation authority. (Indentures, Section 4.04)

Possession, Lease and Transfer

Each aircraft may be operated by United or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements with respect to any airframe or engine are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in countries that are listed in the applicable Participation Agreement, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001 (the “Cape Town Convention”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an aircraft were registered or located in a jurisdiction not a party to the Convention or Cape Town Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

Registration

Subject to the next paragraph, United is required to keep each aircraft duly registered under the Transportation Code with the FAA, and to record each Indenture and certain other documents under the Transportation Code. In addition, we will register the “international interests” created pursuant to the Indentures under the Cape Town Convention. (Indentures, Section 4.02(d)) Such recordation of the Indentures and other documents with respect to each aircraft and registration of the “international interests” is intended to give the relevant Loan Trustee a first priority perfected security interest in such aircraft under U.S. law. If such Aircraft is located outside the United States, the effect of such perfection and the priority of such security interest may be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

The Cape Town Convention provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Convention. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Convention, and the Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Convention in any jurisdiction and therefore it is unclear how the Cape Town Convention will be applied.

So long as no Indenture Event of Default exists, United has the right to register the aircraft subject to any Indenture in a country other than the United States at its own expense in connection with a permitted lease of such aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture continue as a first priority security interest in the applicable aircraft. (Participation Agreements, Section 5.4.5) (Indenture, Section 4.02(d))

Liens

United is required to maintain each aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes and United and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 60 days after expiration of such stay; (iv) insurers’ salvage rights; and (v) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the related Loan Trustee, as the case may be; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, destroyed, confiscated or rendered permanently unfit for use. United or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not impair the condition or airworthiness and does not materially diminish the value, utility, or, in regard to the airframe only, the remaining useful life (without regard to hours and cycles) of the related aircraft, airframe or engine. (Indentures, Sections 4.04(b) and 4.04(d))

Insurance

United is required to maintain or cause to be maintained, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than the sum of (i) 100% of the aggregate outstanding principal amount of the Series A and Series B Equipment Notes relating to such aircraft together with six months of interest accrued thereon and (ii) 105% of the aggregate outstanding principal amount of the Series C Equipment Notes relating to such aircraft (the “Agreed Value”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss not constituting an Event of Loss but involving insurance proceeds in excess of $5,000,000 per occurrence, if the insurers make payment to other than the repairer of such loss, such proceeds up to the Agreed Value of the relevant aircraft will be payable to the applicable Loan Trustee (or, in certain circumstances, the “contract parties” under such held insurances or to the entity effecting any repair), for so long as the relevant Indenture shall be in effect. In the event of a loss not constituting an Event of Loss but involving insurance proceeds not in excess of $5,000,000 such proceeds will be payable directly to United (or, in certain circumstances, the “contract parties” under such held insurances or to the entity effecting any repair) so long as an Indenture Event of Default does not exist with respect to the relevant Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06)

In addition, United is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger legal liability, bodily injury liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance) insurance with respect to each aircraft. Insurers or reinsurers of recognized responsibility, including, without limitation, any independent recognized commercial insurance company and any captive and/or industry managed insurance company, must underwrite such liability insurance. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by United of the same type and operating on similar routes as such aircraft. (Indentures, Section 4.06)

United is also required to maintain hull war-risk and allied perils insurance if United (or any permitted lessee) maintains such insurance with respect to other aircraft operated by United (or any permitted lessee) on the same routes on which the aircraft is operated. (Indentures, Section 4.06)

United may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in United’s fleet or 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which United carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case United may self-insure the aircraft to such higher level. In addition, United may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06)

In respect of each aircraft, United is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such aircraft. In addition, the insurance policies maintained under the Indentures will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not, except in very limited circumstances, be invalidated by any act or omission of United or any permitted lessee and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by United or any permitted lessee. (Indentures, Section 4.06)

Events of Loss

If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, United must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. If United elects to replace such aircraft, it must do so within 120 days after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the aircraft which suffered such Event of Loss determined immediately prior to such Event of Loss. If United elects to pay the outstanding principal amount of the Equipment Notes relating to such aircraft plus accrued and unpaid interest thereon and Break Amount, if any, or elects to replace such aircraft but fails to do so within the time periods specified thereof, United must make such payment on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss. (Indentures, Sections 2.09 and 4.05(a))

If United elects to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, it shall provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code (or comparable applicable law of the relevant jurisdiction of registration) and certain registrations made with the International Registry under the Cape Town Convention and (ii) such Trustee will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If United elects not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such aircraft, together with all additional amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the obligation of United thereafter to make the scheduled interest and principal payments with respect thereto shall cease and so long as no Related Payment Default or Indenture Event of Default under any other Indenture shall have occurred and be continuing, the lien of such Indenture shall be released. The payments made under the Indentures by United shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such aircraft will be distributed by such Loan Trustee to the Subordination Agent as holder of Equipment Notes issued under other Indentures to the extent there are any amounts due and owing with respect to such Equipment Notes, and then to United. (Indentures, Sections 2.09 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an engine alone, United will be required to replace such engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the engine to be replaced, or an improved model, suitable for installation and use on the airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the engine to be replaced, assuming that such engine had been maintained in accordance with the relevant Indentures immediately prior to the occurrence of the Event of Loss. (Indentures, Section 4.04(e)) United may, whether or not an Event of Loss shall have occurred with respect to any engine, replace such engine with a replacement engine satisfying the same conditions for a replacement engine following an Event of Loss. (Indentures, 4.04(e))

An “Event of Loss” with respect to an aircraft, airframe or any engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any government entity or purported government entity (other than requisition for use by the U.S. government or other government of registry) for a period exceeding 180 consecutive days; (v) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity of the government of registry, the use of such property in the normal course of United’s business of passenger air transportation is prohibited for 180 consecutive days, unless United, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of two consecutive years; provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to United’s entire U.S. fleet of similar property and United, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of three years; or (vi) the requisition for the use by any government of registry of the aircraft (other than the U.S. Government) or any instrumentality or agency thereof, which shall have occurred and shall have continued for more than 180 days. An Event of Loss with respect to an aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related airframe. (Indentures, Annex A)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES

AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

United may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) at any time and from time to time with respect to any Aircraft, which will be funded from sources other than this offering (the “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under such Indenture. United will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by one or more United Air Lines pass through trusts (each, an “Additional Trust”).

The Trustee of each Additional Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A certificates, the Class B certificates and the Class C certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to each class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class C Adjusted Interest) after Class C Adjusted Interest, but before Expected Distributions on the Class A certificates.

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of certificates.

Refinancing of Certificates

United may elect to redeem and re-issue Series B Equipment Notes or Series C Equipment Notes (or any series of Additional Equipment Notes) then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, United will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more United Air Lines pass through trusts (each, a “Refinancing Trust”). The Trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A certificates and, if applicable, the Class B certificates in the same manner that the corresponding class of refinanced certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of certificates that remains outstanding.

Additional Liquidity Facilities

The Additional Certificates and Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of certificates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes the principal U.S. federal income tax considerations to the pass through certificateholders of the purchase, ownership and disposition of the pass through certificates offered hereby. In the opinion of Vedder, Price, Kaufman & Kammholz, P.C., special tax counsel to United (“Tax Counsel”), the summary is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and to the extent inconsistent therewith replaces) the summary of U.S. federal income tax consequences set forth in the accompanying prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of pass through certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a court in the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust (“U.S. Persons”), that will hold the pass through certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold pass through certificates as part of a straddle with other investments or as part of a “synthetic security” or other integrated investment (including a “conversion transaction”) or holders that have a “functional currency” other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of certificateholders that do not acquire pass through certificates as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase pass through certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction in the United States or under the laws of any foreign country or taxing jurisdiction thereof.

For purposes of this summary, the term “certificateholder” refers to the holder of a beneficial interest in a pass through certificate and not to DTC as holder of the global certificates.

This summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the U.S. Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax consequences described below, and no assurance can be given that the IRS or a court will not disagree with the tax characterizations or the tax consequences described below. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the pass through certificates.

Tax Status of the Trusts

In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Trusts will be classified as a grantor trust. The Trusts, however, are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the certificateholders of such Trust. The discussion below assumes that the Trusts will be classified as grantor trusts and that each Trust will file U.S. federal income tax returns and report to certificateholders on the basis that it is a grantor trust.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes, the related Trust’s contractual rights and obligations under the Note Purchase Agreement and any other property held by such Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. A U.S. Certificateholder using a cash method of accounting must take into account its pro rata share of income as and when received by the Pass Through Trustee of the relevant Trust. A U.S. Certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee of the relevant Trust, whichever is earlier. Assuming the market discount rules described below do not apply, a portion of each payment to a U.S. Certificateholder that is allocable to principal will represent a recovery of capital, which will reduce the basis of the U.S. Certificateholder’s interest in the assets of the related Trust. A U.S. Certificateholder’s share of Break Amount and Prepayment Premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under a Liquidity Facility, Above-Cap Liquidity Facility or any Policy will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

It is anticipated that the Equipment Notes will not be issued with original issue discount for U.S. federal income tax purposes. Under certain aggregation rules set forth in the Treasury regulations promulgated under the Internal Revenue Code of 1986, both as in effect on the date of this prospectus supplement (“Treasury Regulations” and “Code,” respectively), if one investor purchases certificates issued by more than one Trust, certain of that investor’s interests in the Equipment Notes in those Trusts will in certain circumstances be treated as a single debt instrument with a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to such income, under a method that takes into account the compounding of interest income. Certificateholders should consult their own tax advisors regarding the aggregation rules.

In the case of a subsequent purchaser of a certificate, the purchase price for the certificate should be allocated among the assets held by the relevant Trust (including the Equipment Note) in accordance with their relative fair market values at the time of purchase.

A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutory defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. A U.S. Certificateholder may elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount, unless an election to include market discount on a current basis is made. A U.S. Certificateholder who purchases an interest in an Equipment Note at a premium may elect to amortize the premium (generally on a constant yield basis) as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury Regulations, with corresponding reductions in such certificateholder’s tax basis in the relevant Equipment Note. It is unclear how these rules apply to an Equipment Note when there is more than one possible redemption date and the amount of the redemption premium is uncertain. Certificateholders should consult their own tax advisors regarding the advisability and consequences of an election to amortize bond premium with respect to the Equipment Notes.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Sections 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Pass Through Trustee, the Policy Provider, the Liquidity Provider and the Above-Cap Liquidity Provider, will be borne by parties other than the certificateholders. It is possible that such fees and expenses will be treated as constructively received by a Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct or amortize its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination on Subordinated Certificateholders

In the event that any Trust (“Subordinated Trust” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the receipts of interest or principal paid with respect to the Equipment Notes held by it (any shortfall in such receipts being “Shortfall Amounts”) because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement or because of provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between certificates of equal seniority, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) probably would be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of such Shortfall Amount and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Taxable Disposition of the Certificates

Upon the sale, exchange or other taxable disposition of a certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust (possibly, not including the Deposits). Any gain or loss will be capital gain or loss if a certificate was held as a capital asset. In the case of individuals, estates and trusts, capital gains on certificates held (1) one year or less will be treated as short-term capital gains and taxed at ordinary income rates and (2) more than one year will be treated as long-term capital gains and, under the current law as in effect on the date of the prospectus supplement, will be taxed at a maximum rate of 15% for a taxable year that begins before December 31, 2008, and, a maximum rate of 20% for a taxable year that begins after December 31, 2008. Capital gains recognized by corporate taxpayers are subject to tax at ordinary income tax rates applicable to corporations.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes or with respect to the Deposits to, or on behalf of, any beneficial owner of a certificate that is not a U.S. Person (“Non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (1) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United entitled to vote, (2) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business and such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to United, and (3) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person, and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (“financial institution”) and holds the certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. In the event that a Non-U.S. Certificateholder is described in either clause (1) or (2) above, or fails to provide the certification or to satisfy the alternative procedure described in clause (3) above, withholding tax would apply at a rate of 30% or such lower rate as may be provided by an applicable income tax treaty. United has no obligation to indemnify any certificateholder with respect to any withholding taxes. Hence, any such withholding tax will reduce amounts otherwise distributable to a Non-U.S. Certificateholder.

Any capital gain realized upon the sale, exchange, retirement or other taxable disposition of a pass through certificate or upon receipt of Break Amount paid on an Equipment Note held by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (1) such gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Any interest or gain described in the preceding two paragraphs will be subject to the regular U.S. federal net income tax at graduated rates (and, in certain cases, a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Non-U.S. Certificateholders should consult their own tax advisors regarding the withholding, income and other tax consequences to them of the purchase, ownership and disposition of the pass through certificates under U.S. federal, state and local, and any other relevant, law in the light of their own particular circumstances.

Backup Withholding

Payments made on the certificates proceeds with respect to the sale of certificates will not be subject to a backup withholding tax, under the current law, at a rate that may be as high as 28%, unless, in general, the certificateholder fails to supply an accurate taxpayer identification number or otherwise fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code and the Treasury Regulations. Certain penalties may be imposed on a certificateholder who is required to supply information but who does not do so in a proper manner.

Backup withholding is not an additional tax. Any amount withheld under backup withholding rules may be refunded or credited against a certificateholder’s U.S. federal income tax liability, if any, provided that the required information is provided to the IRS.

The foregoing summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, purchasers of certificates should consult their own tax advisor as to the tax consequences of the purchase, ownership and disposition of the certificates, including the applicability and effect of any state, local and foreign tax laws, and of any proposed changes in applicable law.

CERTAIN DELAWARE TAXES

The Pass Through Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Pass Through Trustee, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a pass through certificate.

Neither the pass through trusts nor the certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of such pass through trust. In general, should a certificateholder or any pass through trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as in effect on the date of this prospectus supplement (“ERISA”), should consider the fiduciary responsibility requirements under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the certificates. Such fiduciary should determine whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and Section 4975 of the Code prohibit a wide range of transactions (“Prohibited Transactions”) involving an employee benefit plan (including any entity deemed to hold plan assets) or individual retirement account subject to ERISA and/or Section 4975 of the Code (“ERISA Plans”), and persons who have certain specified relationships to the ERISA Plan (“parties in interest,” within the meaning of ERISA and “disqualified persons,” within the meaning of the Code). Such transactions may require “correction” and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

Each of the Trustees, Loan Trustees, the Underwriters, the Liquidity Providers and United may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the certificates; therefore, the purchase by an ERISA Plan of the certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the certificates is or may be using the assets of, an ERISA Plan may acquire the certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person’s acquisition and holding of the certificates (or any interest therein).

Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan that is purchasing the certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding transactions effected by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of these exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)–(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates.

If an ERISA Plan acquires a certificate, the ERISA Plan’s assets may include both the certificate acquired and an undivided interest in the underlying assets of the related Trust, unless the actual investment by “benefit plan investors” in the certificates is not “significant” within the meaning of the DOL plan assets regulations. In this regard, the extent to which certificates issued by a particular Trust (or any interests therein) are held by, or on behalf of, “benefit plan investors” Plans will not be monitored.

Consequently, the Trust assets could be deemed to be “plan assets” of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such Prohibited Transactions, each investing ERISA Plan, by acquiring such certificates (or an interest therein), will be deemed to have directed the Trustee to invest in the assets held in such Trust. Any ERISA Plan purchasing the certificates should also ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the certificates also applies to such ERISA Plan’s indirect acquisition and holding of the assets of the Trust.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the certificates. Any fiduciary of such a governmental or church plan considering an acquisition of the certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its acquisition and holding of a certificate (or any interest therein), each certificateholder will be deemed to have represented and warranted that either (i) no assets of an ERISA Plan have been used to acquire and hold the certificate (or an interest therein), or (ii) the acquisition and holding of the certificate (or interest therein) by that person are exempt from the prohibited transaction restrictions of ERISA and the Code.

EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS LEGAL ADVISER CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to cause the Trusts to sell to each of the underwriters the following respective aggregate face amounts of the certificates:

Underwriters	Face Amount of Class A Certificates	Face Amount of Class B Certificates	Face Amount of Class C Certificates
Morgan Stanley & Co. Incorporated	$242,543,000	$53,418,000	$50,868,000
Credit Suisse Securities (USA) LLC	242,543,000	53,417,000	50,868,000

Total	$485,086,000	$106,835,000	$101,736,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the certificates if any certificates are purchased. If an underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the certificates may be terminated.

The aggregate proceeds from the sale of the certificates will be $693,657,000. We will pay the underwriters a commission of $            . We estimate that our out-of-pocket expenses for this offering, not including underwriting discounts and commissions, will be approximately $            .

The underwriters propose initially to offer the certificates at the public offering prices on the cover page of this prospectus supplement and to certain dealers at such prices less the concessions not in excess of the amounts set forth below. The underwriters and such dealers may allow discounts not in excess of the amounts set forth below on sales to other broker/dealers. After the initial public offering of the certificates, the public offering prices, concessions and discounts may change.

Certificates	Concession to Dealers		Discount to Broker/Dealers
Class A		%		%
Class B
Class C

The certificates are new securities for which there currently is no market. Neither we nor any Trust intends to apply for listing of the certificates on any securities exchange or otherwise. The underwriters have advised us that one or more of them currently intend to make a market in the certificates as permitted by applicable law. The underwriters are not obligated, however, to make a market in the certificates, and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the development or liquidity of any market for the certificates.

The underwriting agreement provides that United and UAL will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If United and UAL are unable to provide this indemnification, United and UAL will contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriting agreement also provides that between the date of this prospectus supplement and the closing date specified on the cover page of this prospectus supplement, United and UAL shall not, without Morgan Stanley & Co. Incorporated’s prior written consent, offer, sell or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by United or UAL (or rights relating thereto).

From time to time in the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates may engage in investment and commercial banking or other transactions of a financial nature with United and UAL, including the provision of certain advisory services and the making of loans to us and our affiliates. Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. Incorporated, will act as the Liquidity Provider. The payment obligations of Morgan Stanley Senior Funding, Inc. under the Liquidity Facilities will be fully and unconditionally guaranteed by its parent company, Morgan Stanley, which is also the parent company of Morgan Stanley & Co. Incorporated.

United expects that delivery of the certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the              business day following the date hereof (this settlement cycle being referred to as T+            ). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade certificates on the next              succeeding business days will be required, by virtue of the fact that the certificates initially will settle in T+            , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates. Specifically, the underwriters may sell more certificates than they are obligated to purchase under the underwriting agreement, creating a short position in the certificates for their own account. In addition, to cover their short positions or to stabilize the price of the certificates, the underwriters may bid for, and purchase, certificates in the open market. Finally, the underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing certificates in the offering, if the underwriters’ repurchaser previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In compliance with NASD guidelines, the maximum compensation to the underwriters in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the total public offering price to the public of the securities as set forth on the cover page of this prospectus supplement. It is anticipated that such maximum compensation will be significantly less than 8%.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the certificates in Canada is being made only on a private placement basis exempt from the requirement that United prepare and file a prospectus with the securities regulatory authorities in each province where trades of the certificates are made. Any resale of the certificates in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the certificates.

Representations of Purchasers

By purchasing certificates in Canada and accepting a purchase confirmation, a purchaser is representing to United and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the certificates without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under “Resale Restrictions”.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against United in the event that this prospectus supplement contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against United. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, United will have no liability. In the case of an action for damages, United will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of United’s directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon United for those persons. All or a substantial portion of the assets of United and those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Untied or those persons in Canada or to enforce a judgment obtained in Canadian courts against United or those persons outside of Canada.

Taxation and Eligibility of Investment

Canadian purchasers of certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the certificates in their particular circumstances and about the eligibility of the certificates for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the pass through certificates and certain federal income tax matters with respect to the pass through certificates will be passed upon for United by Vedder, Price, Kaufman & Kammholz, P.C., Chicago, Illinois and certain other legal matters will be passed upon for United by Cravath, Swaine & Moore LLP, New York, New York, and certain legal matters will be passed upon for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The references to AISI, BACK and MBA, and to their respective appraisal reports, are included in this prospectus supplement in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC to register the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this or any other prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us.

United Air Lines, Inc. Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

UAL Corporation Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 5, 2007 Filed on March 26, 2007 Filed on March 26, 2007 Filed on April 23, 2007 Filed on April 25, 2007

Proxy Statement on Schedule 14A	Filed on March 26, 2007

We also incorporate by reference additional documents that United or UAL may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering of securities under this prospectus supplement and the accompanying prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K), as well as proxy statements.

You may obtain any of the documents incorporated by reference through us or the SEC or its Internet website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference into this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from us at the following address:

UAL Corporation

77 West Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

APPENDIX I

GLOSSARY

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Collateral (as defined in the Indenture pursuant to which such Equipment Note was issued) securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

“Additional Certificates” has the meaning set forth on page S-124.

“Additional Equipment Notes” has the meaning set forth on page S-124.

“Additional Trust” has the meaning set forth on page S-124.

“Adjusted Interest” has the meaning set forth on page S-124.

“Administration Expenses” has the meaning set forth on page S-106.

“Agreed Value” has the meaning set forth on page S-121.

“Amortization Schedule has the meaning set forth on page S-83.

“Applicable Fraction” has the meaning set forth on page S-106.

“Appraisal” has the meaning set forth on page S-106.

“Appraised Current Market Value” has the meaning set forth on page S-106.

“Appraisers” means Aircraft Information Services, Inc., BACK Aviation Solutions and Morten Beyer and Agnew, Inc., or, so long as the person entitled or required to select such Appraisers acts reasonably, any other nationally recognized appraiser reasonably acceptable to the Subordination Agent and the Controlling Party.

“Assumed Aircraft Value” has the meaning set forth on page S-116.

“Average Life Date” means, for any Series A Equipment Note or Series B Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Series A Equipment Note or Series B Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

“Bankruptcy Code” has the meaning set forth on page S-97.

“Base Rate” has the meaning set forth on page S-99.

“Basic Agreement” has the meaning set forth on page S-79.

“Break Amount” means as of any date of redemption or acceleration for any Series C Equipment Note (the “Applicable Date”), an amount determined by the Loan Trustee on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below:

Break Amount = Z-Y

Where:

X = with respect to any applicable interest period, the sum of (i) the amount of the outstanding principal amount for such Series C Equipment Notes being accelerated or to be redeemed on the Applicable Date plus (ii) interest payable thereon during such entire interest period at then effective Six-Month LIBOR.

Y = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date using then effective Six-Month LIBOR as the discount rate.

Z = X, discounted to present value from the last day of the then applicable interest period to the Applicable Date using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the applicable interest period, determined by the Loan Trustee as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on, or in respect of, any Applicable Date that is a Payment Date.

“Business Day” has the meaning set forth on page S-82.

“Cape Town Convention” has the meaning set forth on page S-120.

“Cash Collateral Account” has the meaning set forth on page S-97.

“Certificate Account” has the meaning set forth on page S-82.

“Certificate Buyout Event” has the meaning set forth on page S-87.

“Certificate Owner” has the meaning set forth on page S-92.

“Class A certificate” has the meaning set forth on page S-79.

“Class A Liquidity Facility” has the meaning set forth on page S-96.

“Class A Trust” has the meaning set forth on page S-79.

“Class A Trustee” has the meaning set forth on page S-79.

“Class B Adjusted Interest” has the meaning on page S-108.

“Class B certificate” has the meaning set forth on page S-79.

“Class B Liquidity Facility” has the meaning set forth on page S-96.

“Class B Trust” has the meaning set forth on page S-79.

“Class B Trustee” has the meaning set forth on page S-79.

“Class C Adjusted Interest” has the meaning on page S-108.

“Class C Adjusted Interest Rate” has the meaning on page S-108.

“Class C certificate” has the meaning set forth on page S-79.

“Class C Trust” has the meaning set forth on page S-79.

“Class C Trustee” has the meaning set forth on page S-79.

“clearing agency” has the meaning set forth on page S-93.

“Code” has the meaning set forth on page S-126.

“Controlling Party” has the meaning set forth on page S-8.

“Convention” has the meaning set forth on page S-120.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

“Distribution Date” has the meaning set forth on page S-106.

“Downgrade Drawing” has the meaning set forth on page S-97.

“Drawing” means an Interest Drawing, a Final Drawing, a Non-Extension Drawing, a Special Termination Drawing or a Downgrade Drawing, as the case may be.

“DTC” has the meaning set forth on page S-92.

“DTC Participants” has the meaning set forth on page S-92.

“Equipment” has the meaning set forth on page S-118.

“Equipment Note Buyout Event” has the meaning set forth on page S-103.

“Equipment Notes” has the meaning set forth on page S-114.

“Equipment Note Special Payment” has the meaning set forth on page S-106.

“ERISA” has the meaning set forth on page S-130.

“ERISA Plans” has the meaning set forth on page S-130.

“Event of Loss” has the meaning set forth on page S-123.

“Excess Liquidity Obligations” has the meaning set forth on page S-103.

“Expected Distributions” has the meaning set forth on page S-109.

“Final Distributions” has the meaning set forth on page S-102.

“Final Drawing” has the meaning set forth on page S-98.

“Final Expected Regular Distribution Date” has the meaning set forth on page S-2.

“Final Legal Distribution Date” has the meaning set forth on page S-81.

“Final Payment Date” has the meaning set forth on page S-12.

“Final Termination Notice” has the meaning set forth on page S-100.

“Indenture” has the meaning set forth on page S-91.

“Indenture Events of Default” has the meaning set forth on page S-117.

“Indirect DTC Participants” has the meaning set forth on page S-92.

“Initial Appraisers” has the meaning set forth on page S-113.

“Instructing Holders” has the meaning set forth on page S-8.

“Intercreditor Agreement” has the meaning set forth on page S-101.

“Interest Drawings” has the meaning set forth on page S-96.

“IRS” has the meaning set forth on page S-76.

“Issuance Date” has the meaning set forth on page S-80.

“LIBOR Business Day” means any day on which dealings are carried on in the London interbank market.

“Liquidity Event of Default” has the meaning set forth on page S-100.

“Liquidity Expenses” has the meaning set forth on page S-108.

“Liquidity Facility” has the meaning set forth on page S-96.

“Liquidity Facility LIBOR” has the meaning set forth on page S-99.

“Liquidity Guarantor” has the meaning set forth on page S-100.

“Liquidity Obligations” has the meaning set forth on page S-108.

“Liquidity Provider” has the meaning set forth on page S-6.

“Loan Trustee” has the meaning set forth on page S-114.

“LTV ratios” has the meaning set forth on page S-4.

“Make-Whole Amount” has the meaning set forth on page S-11.

“Make-Whole Spread” has the meaning set forth on page S-12.

“Maximum Available Commitment” has the meaning set forth on page S-96.

“Maximum Commitment” has the meaning set forth on page S-96.

“Minimum Sale Price” has the meaning set forth on page S-105.

“Moody’s” has the meaning set forth on page S-14.

“MSSF” has the meaning set forth on page S-96.

“No Call Date” has the meaning set forth on page S-11

“Non-Extension Drawing” has the meaning set forth on page S-98.

“Non-Performing Equipment Note” has the meaning set forth on page S-109.

“Non-U.S. Certificateholder” has the meaning set forth on page S-128.

“Note Purchase Agreement” has the meaning set forth on page S-10.

“Note Target Price” has the meaning set forth on page S-104.

“Notice Date” has the meaning set forth on page S-98

“Offering” has the meaning set forth on page S-124.

“Participation Agreement” has the meaning set forth on page S-91.

“Pass Through Trust Agreements” has the meaning set forth on page S-79.

“Pass Through Trustee” has the meaning set forth on page S-6.

“Payment Date” has the meaning set forth on page S-115.

“Performing Equipment Note” has the meaning set forth on page S-97.

“Pool Balance” has the meaning ascribed to such term on page S-82.

“Pool Factor” has the meaning ascribed to such term on page S-82.

“Post Default Appraisal” has the meaning set forth on page S-106.

“Preferred B Pool Balance” has the meaning set forth on page S-108.

“Preferred C Pool Balance” has the meaning set forth on page S-109.

“Prepayment Premium” has the meaning set forth on page S-12.

“Prohibited Transactions” has the meaning set forth on page S-130.

“PTC Event of Default” has the meaning set forth on page S-88.

“Rating Agencies” has the meaning set forth on page S-14.

“Record Date” has the meaning set forth on page S-81.

“Refinancing Certificates” has the meaning set forth on page S-124.

“Refinancing Equipment Notes” has the meaning set forth on page S-124.

“Refinancing Trust” has the meaning set forth on page S-124.

“Regular Distribution Dates” has the meaning set forth on page S-2.

“Related Payment Default” means, with respect to an Indenture, the failure by United to pay (i) any amount of principal of or interest on any Equipment Note issued under any other related Indenture when due or (ii) any obligation(s) secured by any other Indenture (other than principal or interest on the Equipment Notes) in excess, either individually or in the aggregate, of $25,000 under any such Indenture when due.

“Replacement Liquidity Facility” has the meaning set forth on page S-97.

“Required Amount” has the meaning set forth on page S-96.

“Scheduled Payments” has the meaning set forth on page S-80.

“SEC” has the meaning set forth on page S-1.

“Section 1110 Period” has the meaning set forth on page S-97.

“Series A Equipment Notes” has the meaning set forth on page S-114.

“Series B Equipment Notes” has the meaning set forth on page S-114.

“Series C Equipment Notes” has the meaning set forth on page S-114.

“Shortfall Amounts” has the meaning set forth on page S-127.

“Six-Month LIBOR” means, with respect to each interest period, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on Bloomberg L.P. page “BBAM” (or any replacement page) or, if not so indicated, such rate as indicated on the Reuters Screen LIBOR 01 page (or any replacement page) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the relevant Loan Trustee, of such rates offered by four major reference banks in the London interbank market, as selected by the relevant Loan Trustee, to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day that is two LIBOR Business Days prior to the first day of such interest period (the “Six-Month LIBOR Reference Date”) for deposits for a period of six months in an amount substantially equal to the principal amount of the related Equipment Notes then outstanding. The relevant Loan Trustee will, if necessary, request that each of the reference banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded to the nearest 1/100%). If fewer than two quotations are provided, Six-Month LIBOR will be determined for the applicable Six-Month LIBOR Reference Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Six-Month LIBOR Reference Date, by three major banks in New York City, as selected by the relevant Loan Trustee, for loans in U.S. dollars to leading European banks, for a period of six months, commencing on that Six-Month LIBOR Reference Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the relevant Loan Trustee are not quoting as mentioned above, the rate will be Six-Month LIBOR for the immediately preceding interest period.

“60-Day Period” has the meaning set forth on page S-87.

“Special Distribution Date” has the meaning set forth on page S-81.

“Special Payment” has the meaning set forth on page S-81.

“Special Payments Account” has the meaning set forth on page S-82.

“Special Termination Drawing” has the meaning set forth on page S-98.

“Special Termination Notice” has the meaning set forth on page S-100.

“Standard & Poor’s” has the meaning set forth on page S-14.

“Stated Interest Rate” means, for each interest period (i) with respect to the Class A certificates,             % per annum, (ii) with respect to the Class B certificates,             % per annum and (iii) with respect to the Class C certificates, Six-Month LIBOR plus             % per annum.

“Subordinated Certificateholders” has the meaning set forth on page S-127.

“Subordinated Certificates” has the meaning set forth on page S-127.

“Subordinated Trust” has the meaning set forth on page S-127.

“Subordination Agent” has the meaning set forth on page S-101.

“Tax Counsel” has the meaning set forth on page S-125.

“Termination Notice” has the meaning set forth on page S-100.

“Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and short-term issuer credit rating of A-1 by Standard & Poor’s.

“Transportation Code” has the meaning set forth on page S-88.

“Treasury Regulations” has the meaning set forth on page S-126.

“Treasury Yield” means, at the date of determination with respect to any Series A Equipment Note or Series B Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Triggering Event” means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) the occurrence of a United Bankruptcy Event.

“Trust Property” has the meaning set forth on page S-79.

“Trust Supplement” has the meaning set forth on page S-79.

“Trustee” has the meaning set forth on page S-79.

“Trust” has the meaning set forth on page S-79.

“Trusts” has the meaning set forth on page S-79.

“UAL Guarantee” has the meaning set forth on page S-7.

“United Bankruptcy Event” means the occurrence and continuation of any of the following:

(a) United shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or United shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or United shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against United in any such case, or United shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or United shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or United’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

(b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of United, a receiver, trustee or liquidator of United or of substantially all of its property, or substantially all of the property of United shall be sequestered, or granting any other relief in respect of United as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

(c) a petition against United in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to United, any court of competent jurisdiction assumes jurisdiction, custody or control of United or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

“U.S. Certificateholders” has the meaning set forth on page S-125.

“U.S. Persons” has the meaning set forth on page S-125.

APPENDIX II

APPRAISALS

United Air Lines, Inc.

77 West Wacker Drive

Chicago, IL 60601

Sight Unseen Half Life Base Value Opinion

13 Aircraft Fleet

AISI File No.: A7S028BVO

Report Date: 06 June 2007

Values as of: 15 May 2007

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888    FAX: 949-582-8887    E-MAIL: mail@AISI.aero

06 June 2007

Mr. Stephen Lieberman

Vice President and Treasurer

United Air Lines, Inc.

77 West Wacker Drive

Chicago, IL 60601

Subject:                     Sight Unseen Half Life Base Value Opinion for 13 Aircraft Fleet

                                  AISI File number: A7S028BVO

Dear Mr. Lieberman:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life base value opinion as of 15 May 2007 for a portfolio of 13 Aircraft as identified and defined in Table I (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888    FAX: 949-582-8887    E-MAIL: mail@AISI.aero

06 June 2007

AISI File No. A7S028BVO

Page - 2 -

Note that a stored aircraft is not an “average” aircraft. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

06 June 2007

AISI File No. A7S028BVO

Page - 3 -

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

It is our considered opinion that the sight unseen half life base values as of 15 May 2007 of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

06 June 2007

AISI File No. A7S028BVO

Page - 4 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisals report dated 06 June 2007 with values as of 15 May 2007 in the Prospectus and the reference to AISI’s name in the Prospectus under the caption “Experts.”

This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

John D. McNicol
President

May 23, 2007

United Air Lines Inc.

Attn. Stephen Lieberman

Vice President and Treasurer

77 West Wacker Drive

Chicago, IL 60601

Dear Mr. Lieberman:

CBM/BACK LLC, dba BACK Aviation Solutions, “BACK”, is pleased to provide its opinion on the base values as of May 23, 2007 of Two (2) Boeing 767-322ER, Four (4) Boeing 777-222, Four (4) Boeing 777-222ER, and Three (3) Boeing 747-422 aircraft (collectively, the “Aircraft”). A list of the Aircraft, along with their registration, serial number, delivery dates, engine types, and Maximum Take-off Weights (MTOW) is provided as Attachment 1 of this document.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

Base Value

Base value (BV) is the appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Appraisal Methodology

The method employed by BACK to appraise the base value of aircraft and associated equipment addresses the factors that influence the value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

The variability of the data used by BACK to determine the base value implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, BACK cannot reject the hypothesis that it is a reasonable representation of the market situation.

Limiting Conditions and Assumptions

In order to conduct this valuation, BACK is primarily relying on information supplied by United Air Lines, Inc. (the “Client”) and from data within BACK’s own database. In determining the base values of the Aircraft, the following assumptions have been researched and determined:

1.  BACK has not inspected these Aircraft or their maintenance records; accordingly, BACK cannot attest to their specific location or condition.

2.  The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

3.  All mandatory inspections and Airworthiness Directives have been complied with.

4.  The Aircraft have no damage history.

5.  The Aircraft are in good condition.

6.  BACK considers the economic useful life of these aircraft to be at least 32 years.

Based upon the above methodology, considerations and assumptions, it is BACK’s opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE & CONSENT

This appraisal report represents the opinion of BACK and is intended to be advisory in nature. Therefore, BACK assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the Aircraft. By accepting this report, the

Client agrees that BACK shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without BACK’s express consent.

BACK hereby states that this valuation report has been independently prepared and fairly represents the Aircraft and BACK’s opinion of their values. BACK further states that it has no present or contemplated future interest or association with the Aircraft.

BACK hereby consents to the inclusion of our report dated March 23, 2007 in the Prospectus and to the reference to our firm’s names in the Prospectus under the caption “Experts.”

Signed,

Gueric Dechavanne
Director, Valuation Services

Attachment 1

Desktop Appraisal of:

13 Various Aircraft

Client:

Mr. Stephen Lieberman

Vice President and Treasurer

United Air Lines Inc.

77 West Wacker Drive

Chicago, IL 60601

Date:

May 15, 2007

Washington D.C.	www.mba.aero
2107 Wilson Boulevard
Suite 750
Arlington, Virginia 22201
Tel: 17032763200
Fax: 17032763201
New York
245 Park Avenue
24th Floor
New York, New York 10167
Tel: 12123728966
Fax: 12127924001
Frankfurt
Frankfurt Trianon
Mainzer Landstrasse 16
60325 Frankfurt
Germany
Tel: 49(0)6997168436
Tokyo
3 - 1 6 - 16 Higashiooi Shinagawa - ku Tokyo 140 - 0011 Japan Tel/Fax: 81137636845

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction
II.	Value Definitions/Terminology
III.	Current Market Conditions
IV.	Valuation
V.	Covenants

Morten Beyer & Agnew (mba) has been retained by United Air Lines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Half-Time Base Values of thirteen (13) aircraft as they relate to the United Air Lines 2007-1 EETC offering, as of May 15, 2007. These aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication mba Future Aircraft Values – Jet Transport (FAV).

Based on the information set forth in this report, it is our opinion that the total Half-Time Base Values of the aircraft in this portfolio are as follows and as more fully set forth in Section IV.

Half-Time Base Value ($US)
United Air Lines
2007-1	$968,270,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one that does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

Base Value

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

United Air Lines, Inc. Job File #07171_BV Page 2 of 13

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba employs three ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains office in Washington, New York, Paris, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft. mba also publishes the mba International Aviation Oracle (Oracle), a monthly newsletter update of value and lease rate changes for aircraft and a commentary of events affecting aircraft values.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

United Air Lines, Inc. Job File #07171_BV Page 3 of 13

III.	Current Market Conditions

General Market Observation

The demand for and value of new and used jet transport aircraft is primarily driven by the state of the world economy. In periods of strong prosperity, traffic grows at high single digit rates limiting slack capacity. Over the years, we have observed that traffic growth is closely correlated to growth in regional and world domestic product. However, over the long term, the trend has been toward traffic lagging domestic product growth, with lower peaks, and deeper declines indicating maturity in the airline industry.

In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Eventually, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

Commencing in late 2000, the majority of global economies began a slip into recession with slowing traffic growth, a trend that was accelerated by the terrorist attacks on September 11, 2001. The destruction of economic value and loss of consumer confidence, combined with continued military conflict in the Middle East and the SARS epidemic of 2003, slowed the pace of recovery and stifled the demand for new aircraft.

However, 2005 saw renewed optimism within the industry, with passenger levels finally climbing back to pre-September 11th levels. This helped both Airbus & Boeing to reach record levels for new orders with Airbus claiming 1,1111 new orders in 2005 and Boeing reporting 1,0282, for a total of 2,139 aircraft.

For 2006, the count was 7901 and 1,0442, respectively, for a total of 1,834 aircraft. This continued high order count can be attributed to high fuel prices forcing carriers to retire the less fuel-efficient aircraft in their fleet, as well as the fleet replacement cycle. The continued strength of the 787 with 160 additional orders (total program 514 – highest total orders before roll-out of any commercial aircraft program) plus 72 orders for 747s – the highest total for the 747 program since 1990 and fifth highest in the history of the program. The re-emergence of the A350 as the A350XWB has also contributed to the strong order cycle with Airbus claiming 104 orders for the A350/A350XWB program. This strong demand for new airframes has continued in 2007 with year to date new orders for Airbus at 1581 and Boeing at 3252 as of April 30.

With the dramatic increase in new orders, both manufacturers can be expected to increase production levels to meet the demand. Large backlogs of A320 and 737NG family aircraft, along with the impending entry into service of the A350 & 787 will force both Airbus and Boeing to deliver aircraft at record levels. mba expects the previous high of 957 deliveries in 2002 to be eclipsed by 2009.

As deliveries ramp-up, more middle-aged A320, 737-300/-400, 757, 767 and MD-80 aircraft will be placed on the market. Current financial trends among established carriers do not give much encouragement that surpluses will be meaningfully reduced once the newer deliveries commence (mid-2008). Although traffic has returned, yields and pricing power have not kept pace. Add the current high cost of jet fuel, continued uncertainties in the Middle East and the future still holds many hurdles.

[1]	Source: www.airbus.com
[2]	Source: www.boeing.com

United Air Lines, Inc. Job File #07171_BV Page 4 of 13

Asia remains the most active geographical aircraft market, with India being seen as a strong number two. Aircraft ten years and newer are prime targets for migration to Asia, and lease rates for relatively new widebody aircraft are continuing to increase. Crude oil prices have reached historic highs but have now retrenched to the low-$60s per barrel. This has been attributed to the mild winter in the US Northeast, and the flow of hedge fund money into other sectors.

United Air Lines, Inc. Job File #07171_BV Page 5 of 13

Boeing 767 Family

The twin-aisle wide body Boeing 767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, increasing payload and range. The initial model, the Boeing 767-200, offered a Maximum Takeoff Weight (MTOW) of 280,000 pounds. Early development of an “ER” model extended the weight and range of the -200, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a suitable landing place. But when the FAA and international authorities approved the 767 and its operators for Extended Range Twin-Engine Operations (ETOPS), more direct routes became possible.

Orders for the 767–200ER slowed considerably following the introduction of the 767-300/-300ER. The last significant order was from UPS, who ordered 27 Boeing 767-300ERs in February 2007. This ensures the line will remain open for at least 12 more months when transition to the USAF KC-767 Tanker program is expected to begin.

The 767-300, which first entered service with JAL in 1986 is a lengthened version of the 767-200, featuring a 21 feet stretch consisting of fuselage plugs forward and behind the wing center section. One hundred and four 767-300s have being delivered to date. The 767-300ER was launched in 1985 as an Extended Range and higher gross weight variant (MGTOW is 412,000lbs), building upon the moderate success of the 767-300. The 767-300ER received no orders until 1987 when American Airlines ordered 15, but the aircraft got over its slow start to be very successful during the 1990’s. Much of the success of the 767–300ER and the 767 family in general can be attributed to its Extended Range Twin-Engine Operations (ETOPS) capability that allowed it to become the dominant aircraft on the trans-atlantic route, displacing older three and four engine widebodies. However, after the 2001 terrorist attacks and the subsequent industry downturn, lease rates plummeted and reduced the value of the aircraft.

As the industry has recovered, the 767 family has returned in popularity as any available aircraft on the market are placed quickly and the demand continues to grow. However, this demand might only be seen as interim capacity growth until the 787 enters service in 2008, making older 767-300s and 767-300ERs prime candidates for freighter conversion. IAI Bedek Aviation Group offers 767-300 conversions for approximately $11 million with a down time of 100 days. Aeronavali and

United Air Lines, Inc. Job File #07171_BV Page 6 of 13

ST Aerospace’s Aviation Services Company (SASCO) were selected by Boeing Airplane Services to perform passenger to freighter conversions under the 767-300 Boeing Converted Freighters (BCF) program. ANA launched the 767-300BCF program in 2005 and currently has a firm order with SASCO for conversions of five 767-300ERs and a further option for two more. The 767-300BCF will have similar cargo capabilities to the production model 767-300F, carrying 50 tons structural payload at a range of approximately 3,000nm and 412,000lbs MTOW.

According to Back Aviation Solutions as of April 2007, there are currently six Boeing 767-300ERs available for sale or lease.

United Air Lines, Inc. Job File #07171_BV Page 7 of 13

Boeing 777-200ER

The very large 777-200ER is the extended range version of the 777-200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. Because it is still limited by ETOPS operations, this aircraft does not serve the Pacific routes as well, but that has not stopped large Asian carriers from ordering. The new technology and operating economics of the 777 have made it one of the most popular widebody aircraft of all times.

The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC-10-30s and in many cases the MD-11. It competes head-to-head with the Airbus A330/A340 on range and capacity. Recently the 777 family has dominated the widebody market for orders as high fuel prices have hindered the economics of four-engined A340s. In 2006, all models of the 777 received a total of 76 orders compared to eight for the Airbus A340 family.

The future market for the 777-200ER remains strong as it further solidifies its position as a popular widebody aircraft both with operators and passengers alike. However, with Airbus launching the new A350XWB and Boeing likely to launch the 787-10, the 777-200ER may soon face some stiff competition. With entry into service of these types expected no earlier than 2013, demand for the 777-200ER will remain high as it offers both the necessary operating economics and the flexibility to handle many different types of routes. The question will become whether operators will order the 777-200ER or the longer range 777-200LR.

According to Back Aviation Solutions, as of April 2007 there are currently two 777-200As and zero 777-200ERs available for sale or lease.

United Air Lines, Inc. Job File #07171_BV Page 8 of 13

Boeing 747-400

The 747-400 followed the success of the previous 747 variants in providing a low cost long-range service. Entering service in 1989 with Northwest Airlines, the 747-400 fleet has since flown over 18 million cumulative hours. The aircraft incorporates all of the design improvements developed over the life of the 747 family including an extended upper deck, new glass cockpit, the addition of winglets to reduce drag and an increased maximum take-off weight of 875,000 pounds. In addition, it requires only a two-man cockpit crew.

New orders for passenger models of the 747-400 have now ceased with the launch of the 747-8I. With its stretched fuselage, the 747-8I will carry two extra freight pallets and around 50 more passengers than the 747-400. Since its launch in November 2005, orders for the 747-8I have being slow, coming in mainly from the business jet market. However, the recent announcement for 20 orders with another 20 options from Lufthansa has been a major boost to the program.

Source: AvSoft ACAS Database, April 2007

The 747-400 is vulnerable in times of economic recession and was one of the hardest hit in the last downturn in the market. Usually the last to be added and the first to go when times get tough, the 747-400 sees more flux in market value than most aircraft types. Further pressure is being put on the 400 series with increased interest in Boeing’s own 777 and the future Entry Into Service (EIS) of the A380, 747-8I and even the 787. The size of the 747-400 and greater use of point-to-point services will limit the routes that the aircraft will operate on, as operators will move to smaller more efficient aircraft such as the 787.

A positive aspect of the 747-400 is the emergence of a secondary market for the aircraft due to the strength of the cargo sector. The market value of the older 747-400s is reaching the point where the type is being considered for a dedicated freight role and both Boeing and Israel Aircraft Industries have launched passenger to freighter modification programs. The first converted 747-400BCF was redelivered to Cathay Pacific Cargo and entered service on December 19, 2005. To date, there have being 10 conversions redelivered to 5 operators

United Air Lines, Inc. Job File #07171_BV Page 9 of 13

According to Back Aviation Solutions, as of April 2007, there is one Boeing 747-400 available for sale or lease.

United Air Lines, Inc. Job File #07171_BV Page 10 of 13

IV.	Valuation

In developing the Base Value of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

United Air Lines, Inc. Job File #07171_BV Page 11 of 13

United Air Lines, Inc. Job File #07171_BV Page 12 of 13

This report has been prepared for the exclusive use of United Air Lines, Inc. and shall not be provided to other parties by mba without the express consent of United Air Lines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Half-Time Base Values as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject aircraft or similar aircraft and engines.

This report represents the opinion of mba as to the Half-Time Base Value of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by United Air Lines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

mba consents to the inclusion of this appraisal report dated May 15, 2007 in the Prospectus and to the reference to mba’s name in the Prospectus under the caption “Experts.”

Sincerely,
Morten Beyer & Agnew, Inc.

May 15, 2007	Stephen P. Rehrmann, ATP/FE
Vice President – Appraisal Group
Morten Beyer & Agnew, Inc.
ISTAT Certified Appraiser

United Air Lines, Inc. Job File #07171_BV Page 13 of 13

APPENDIX III

LOAN TO VALUE RATIO TABLES

The following tables set forth loan to aircraft value ratios for the Equipment Notes issued in respect of each of the aircraft as of the Issuance Date and each Regular Distribution Date thereafter. The LTV ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value of the aircraft securing such Equipment Notes, subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each aircraft depreciates by approximately 3% of the initial appraised base value per year for the first 15 years after delivery of such aircraft by the manufacturer, by approximately 4% per year thereafter for the next 5 years and by approximately 5% each year after that. Other rates or methods of depreciation may result in materially different loan to aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

Boeing 767-322ER
N672UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$43,240,000.00	$22,678,827.61	$4,994,772.11	$4,756,399.93	52.4%	64.0%	75.0%
January 2, 2008	42,403,636.36	22,056,820.15	4,602,839.14	4,481,054.52	52.0	62.9	73.4
July 2, 2008	41,567,272.73	21,566,972.30	4,516,491.08	4,337,868.71	51.9	62.7	73.2
January 2, 2009	40,730,909.09	21,098,217.73	4,440,062.03	4,215,776.18	51.8	62.7	73.1
July 2, 2009	39,894,545.45	20,621,523.20	4,363,965.71	4,085,743.70	51.7	62.6	72.9
January 2, 2010	39,058,181.82	20,146,022.54	4,265,340.88	3,956,905.08	51.6	62.5	72.6
July 2, 2010	38,221,818.18	19,671,676.88	4,178,737.46	3,829,221.46	51.5	62.4	72.4
January 2, 2011	37,385,454.55	19,197,609.89	4,093,528.09	3,701,816.52	51.4	62.3	72.2
July 2, 2011	36,549,090.91	18,117,594.45	4,018,999.54	3,565,403.49	49.6	60.6	70.3
January 2, 2012	35,712,727.27	17,625,147.30	3,922,501.05	3,416,920.40	49.4	60.3	69.9
July 2, 2012	34,876,363.64	17,140,419.03	3,823,367.33	3,256,886.15	49.1	60.1	69.4
January 2, 2013	34,040,000.00	16,669,735.27	3,728,843.14	3,107,830.03	49.0	59.9	69.1
July 2, 2013	33,203,636.36	16,191,856.30	3,617,918.94	2,964,311.94	48.8	59.7	68.6
January 2, 2014	32,367,272.73	15,665,604.24	3,546,731.33	2,766,470.20	48.4	59.4	67.9
July 2, 2014	31,530,909.09	14,876,135.10	3,421,164.51	0.00	47.2	58.0	N/A
January 2, 2015	30,694,545.45	14,406,358.36	3,268,986.51	0.00	46.9	57.6	N/A
July 2, 2015	29,579,393.94	13,937,012.10	3,136,712.65	0.00	47.1	57.7	N/A
January 2, 2016	28,464,242.42	13,323,560.97	2,970,698.07	0.00	46.8	57.2	N/A
July 2, 2016	27,349,090.91	12,691,047.06	2,826,020.45	0.00	46.4	56.7	N/A
January 2, 2017	26,233,939.39	12,047,965.90	2,676,656.14	0.00	45.9	56.1	N/A
July 2, 2017	25,118,787.88	11,422,948.15	2,530,575.91	0.00	45.5	55.6	N/A
January 2, 2018	24,003,636.36	10,793,116.30	2,383,807.69	0.00	45.0	54.9	N/A
July 2, 2018	22,888,484.85	10,531,861.83	2,236,891.49	0.00	46.0	55.8	N/A
January 2, 2019	21,773,333.33	9,835,862.98	2,073,881.14	0.00	45.2	54.7	N/A
July 2, 2019	20,658,181.82	9,395,628.53	0.00	0.00	45.5	N/A	N/A
January 2, 2020	19,543,030.30	8,698,656.12	0.00	0.00	44.5	N/A	N/A
July 2, 2020	18,149,090.91	7,850,695.11	0.00	0.00	43.3	N/A	N/A
January 2, 2021	16,755,151.52	7,063,399.09	0.00	0.00	42.2	N/A	N/A
July 2, 2021	15,361,212.12	6,053,748.64	0.00	0.00	39.4	N/A	N/A
January 2, 2022	13,967,272.73	5,115,009.63	0.00	0.00	36.6	N/A	N/A
July 2, 2022	12,573,333.33	0.00	0.00	0.00	N/A	N/A	N/A

III-1

Boeing 767-322ER
N677UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$49,560,000.00	$25,993,586.93	$5,724,812.83	$5,451,599.92	52.4%	64.0%	75.0%
January 2, 2008	48,670,233.39	25,316,474.70	5,283,067.10	5,143,284.58	52.0	62.9	73.4
July 2, 2008	47,780,466.79	24,790,657.13	5,191,585.56	4,986,263.91	51.9	62.7	73.2
January 2, 2009	46,890,700.18	24,288,930.10	5,111,538.70	4,853,333.78	51.8	62.7	73.1
July 2, 2009	46,000,933.57	23,777,920.27	5,031,928.42	4,711,120.84	51.7	62.6	72.9
January 2, 2010	45,111,166.97	23,268,123.25	4,926,355.91	4,570,120.71	51.6	62.5	72.6
July 2, 2010	44,221,400.36	22,759,490.32	4,834,663.32	4,430,284.67	51.5	62.4	72.4
January 2, 2011	43,331,633.75	22,251,001.43	4,744,606.22	4,290,592.68	51.4	62.3	72.2
July 2, 2011	42,441,867.15	21,038,677.55	4,666,979.14	4,140,250.21	49.6	60.6	70.3
January 2, 2012	41,552,100.54	20,507,027.89	4,563,867.59	3,975,619.64	49.4	60.3	69.9
July 2, 2012	40,662,333.93	19,984,005.53	4,457,661.96	3,797,201.84	49.1	60.1	69.4
January 2, 2013	39,772,567.32	19,477,032.02	4,356,805.68	3,631,209.73	49.0	59.9	69.1
July 2, 2013	38,882,800.72	18,961,318.46	4,236,729.38	3,471,329.14	48.8	59.7	68.6
January 2, 2014	37,993,034.11	18,388,445.72	4,163,189.34	3,247,310.88	48.4	59.4	67.9
July 2, 2014	37,103,267.50	17,505,147.72	4,025,776.17	0.00	47.2	58.0	N/A
January 2, 2015	36,213,500.90	16,996,657.38	3,856,758.42	0.00	46.9	57.6	N/A
July 2, 2015	35,323,734.29	16,643,590.28	3,745,864.61	0.00	47.1	57.7	N/A
January 2, 2016	34,433,967.68	16,117,873.86	3,593,734.22	0.00	46.8	57.2	N/A
July 2, 2016	33,544,201.08	15,565,820.33	3,466,170.01	0.00	46.4	56.7	N/A
January 2, 2017	32,654,434.47	14,996,585.44	3,331,741.05	0.00	45.9	56.1	N/A
July 2, 2017	31,468,078.99	14,310,333.64	3,170,231.11	0.00	45.5	55.6	N/A
January 2, 2018	30,281,723.52	13,616,027.13	3,007,286.25	0.00	45.0	54.9	N/A
July 2, 2018	29,095,368.04	13,387,884.71	2,843,490.16	0.00	46.0	55.8	N/A
January 2, 2019	27,909,012.57	12,607,588.35	2,658,296.46	0.00	45.2	54.7	N/A
July 2, 2019	26,722,657.09	12,153,836.27	0.00	0.00	45.5	N/A	N/A
January 2, 2020	25,536,301.62	11,366,277.53	0.00	0.00	44.5	N/A	N/A
July 2, 2020	24,349,946.14	10,532,979.53	0.00	0.00	43.3	N/A	N/A
January 2, 2021	23,163,590.66	9,764,977.95	0.00	0.00	42.2	N/A	N/A
July 2, 2021	21,977,235.19	8,661,078.08	0.00	0.00	39.4	N/A	N/A
January 2, 2022	20,790,879.71	7,613,909.46	0.00	0.00	36.6	N/A	N/A
July 2, 2022	19,307,935.37	0.00	0.00	0.00	N/A	N/A	N/A

III-2

Boeing 777-222
N211UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$64,580,000.00	$33,871,385.09	$7,459,814.61	$7,103,799.92	52.4%	64.0%	75.0%
January 2, 2008	63,354,573.06	32,954,730.95	6,877,025.99	6,695,069.60	52.0	62.9	73.4
July 2, 2008	62,129,146.11	32,235,397.92	6,750,640.98	6,483,660.39	51.9	62.7	73.2
January 2, 2009	60,903,719.17	31,547,538.70	6,639,092.95	6,303,724.99	51.8	62.7	73.1
July 2, 2009	59,678,292.22	30,847,758.18	6,528,060.87	6,111,868.29	51.7	62.6	72.9
January 2, 2010	58,452,865.28	30,149,707.17	6,383,333.39	5,921,741.09	51.6	62.5	72.6
July 2, 2010	57,227,438.33	29,453,326.18	6,256,595.11	5,733,283.92	51.5	62.4	72.4
January 2, 2011	56,002,011.39	28,757,301.02	6,131,951.85	5,545,182.58	51.4	62.3	72.2
July 2, 2011	54,776,584.44	27,153,067.83	6,023,325.41	5,343,515.28	49.6	60.6	70.3
January 2, 2012	53,551,157.50	26,428,870.41	5,881,781.87	5,123,664.77	49.4	60.3	69.9
July 2, 2012	52,325,730.55	25,716,125.65	5,736,277.18	4,886,373.73	49.1	60.1	69.4
January 2, 2013	51,100,303.61	25,024,340.05	5,597,679.70	4,665,424.74	49.0	59.9	69.1
July 2, 2013	49,874,876.66	24,321,638.41	5,434,442.77	4,452,665.69	48.8	59.7	68.6
January 2, 2014	48,649,449.72	23,546,099.59	5,330,894.87	4,158,127.69	48.4	59.4	67.9
July 2, 2014	47,424,022.77	22,374,431.67	5,145,598.05	0.00	47.2	58.0	N/A
January 2, 2015	46,198,595.83	21,683,120.52	4,920,176.70	0.00	46.9	57.6	N/A
July 2, 2015	44,973,168.88	21,190,143.43	4,769,127.75	0.00	47.1	57.7	N/A
January 2, 2016	43,339,266.29	20,286,271.78	4,523,144.28	0.00	46.8	57.2	N/A
July 2, 2016	41,705,363.69	19,352,918.75	4,309,474.54	0.00	46.4	56.7	N/A
January 2, 2017	40,071,461.10	18,402,863.19	4,088,502.34	0.00	45.9	56.1	N/A
July 2, 2017	38,437,558.51	17,479,754.22	3,872,366.78	0.00	45.5	55.6	N/A
January 2, 2018	36,803,655.91	16,548,581.76	3,654,981.14	0.00	45.0	54.9	N/A
July 2, 2018	35,169,753.32	16,182,940.26	3,437,139.80	0.00	46.0	55.8	N/A
January 2, 2019	33,535,850.73	15,149,450.38	3,194,245.34	0.00	45.2	54.7	N/A
July 2, 2019	31,901,948.13	14,509,449.90	0.00	0.00	45.5	N/A	N/A
January 2, 2020	30,268,045.54	13,472,389.66	0.00	0.00	44.5	N/A	N/A
July 2, 2020	28,634,142.95	12,386,181.05	0.00	0.00	43.3	N/A	N/A
January 2, 2021	26,591,764.71	11,210,178.93	0.00	0.00	42.2	N/A	N/A
July 2, 2021	24,549,386.46	9,674,745.31	0.00	0.00	39.4	N/A	N/A
January 2, 2022	22,507,008.22	8,242,379.60	0.00	0.00	36.6	N/A	N/A
July 2, 2022	20,464,629.98	0.00	0.00	0.00	N/A	N/A	N/A

III-3

Boeing 777-222
N212UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$65,430,000.00	$34,317,199.23	$7,558,000.50	$7,197,299.93	52.4%	64.0%	75.0%
January 2, 2008	64,188,444.02	33,388,480.12	6,967,541.23	6,783,189.91	52.0	62.9	73.4
July 2, 2008	62,946,888.05	32,659,679.25	6,839,492.74	6,568,998.14	51.9	62.7	73.2
January 2, 2009	61,705,332.07	31,962,766.44	6,726,476.51	6,386,694.43	51.8	62.7	73.1
July 2, 2009	60,463,776.09	31,253,775.43	6,613,983.03	6,192,312.52	51.7	62.6	72.9
January 2, 2010	59,222,220.11	30,546,536.69	6,467,350.65	5,999,682.88	51.6	62.5	72.6
July 2, 2010	57,980,664.14	29,840,989.96	6,338,944.24	5,808,745.24	51.5	62.4	72.4
January 2, 2011	56,739,108.16	29,135,803.74	6,212,660.43	5,618,168.12	51.4	62.3	72.2
July 2, 2011	55,497,552.18	27,510,455.68	6,102,604.25	5,413,846.48	49.6	60.6	70.3
January 2, 2012	54,255,996.20	26,776,726.40	5,959,197.72	5,191,102.30	49.4	60.3	69.9
July 2, 2012	53,014,440.23	26,054,600.51	5,811,777.90	4,950,688.04	49.1	60.1	69.4
January 2, 2013	51,772,884.25	25,353,709.65	5,671,356.20	4,726,830.92	49.0	59.9	69.1
July 2, 2013	50,531,328.27	24,641,759.07	5,505,970.75	4,511,271.54	48.8	59.7	68.6
January 2, 2014	49,289,772.30	23,856,012.63	5,401,059.95	4,212,856.84	48.4	59.4	67.9
July 2, 2014	48,048,216.32	22,668,923.25	5,213,324.26	0.00	47.2	58.0	N/A
January 2, 2015	46,806,660.34	21,968,513.08	4,984,935.92	0.00	46.9	57.6	N/A
July 2, 2015	45,565,104.36	21,469,047.44	4,831,898.87	0.00	47.1	57.7	N/A
January 2, 2016	43,909,696.39	20,553,279.06	4,582,677.77	0.00	46.8	57.2	N/A
July 2, 2016	42,254,288.43	19,607,641.26	4,366,195.72	0.00	46.4	56.7	N/A
January 2, 2017	40,598,880.46	18,645,081.10	4,142,315.09	0.00	45.9	56.1	N/A
July 2, 2017	38,943,472.49	17,709,822.20	3,923,334.76	0.00	45.5	55.6	N/A
January 2, 2018	37,288,064.52	16,766,393.68	3,703,087.89	0.00	45.0	54.9	N/A
July 2, 2018	35,632,656.55	16,395,939.62	3,482,379.33	0.00	46.0	55.8	N/A
January 2, 2019	33,977,248.58	15,348,846.98	3,236,287.90	0.00	45.2	54.7	N/A
July 2, 2019	32,321,840.61	14,700,422.84	0.00	0.00	45.5	N/A	N/A
January 2, 2020	30,666,432.64	13,649,712.85	0.00	0.00	44.5	N/A	N/A
July 2, 2020	29,011,024.67	12,549,207.59	0.00	0.00	43.3	N/A	N/A
January 2, 2021	26,941,764.71	11,357,726.97	0.00	0.00	42.2	N/A	N/A
July 2, 2021	24,872,504.74	9,802,084.02	0.00	0.00	39.4	N/A	N/A
January 2, 2022	22,803,244.78	8,350,865.56	0.00	0.00	36.6	N/A	N/A
July 2, 2022	20,733,984.82	0.00	0.00	0.00	N/A	N/A	N/A

III-4

Boeing 777-222
N213UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$65,860,000.00	$34,542,728.73	$7,607,671.00	$7,244,599.93	52.4%	64.0%	75.0%
January 2, 2008	64,610,284.63	33,607,906.16	7,013,331.29	6,827,768.42	52.0	62.9	73.4
July 2, 2008	63,360,569.26	32,874,315.68	6,884,441.28	6,612,169.00	51.9	62.7	73.2
January 2, 2009	62,110,853.89	32,172,822.83	6,770,682.32	6,428,667.21	51.8	62.7	73.1
July 2, 2009	60,861,138.52	31,459,172.40	6,657,449.54	6,233,007.84	51.7	62.6	72.9
January 2, 2010	59,611,423.15	30,747,285.75	6,509,853.50	6,039,112.25	51.6	62.5	72.6
July 2, 2010	58,361,707.78	30,037,102.23	6,380,603.22	5,846,919.79	51.5	62.4	72.4
January 2, 2011	57,111,992.41	29,327,281.59	6,253,489.49	5,655,090.21	51.4	62.3	72.2
July 2, 2011	55,862,277.04	27,691,251.89	6,142,710.03	5,449,425.78	49.6	60.6	70.3
January 2, 2012	54,612,561.67	26,952,700.61	5,998,361.05	5,225,217.75	49.4	60.3	69.9
July 2, 2012	53,362,846.30	26,225,828.98	5,849,972.40	4,983,223.51	49.1	60.1	69.4
January 2, 2013	52,113,130.93	25,520,331.93	5,708,627.86	4,757,895.23	49.0	59.9	69.1
July 2, 2013	50,863,415.56	24,803,702.48	5,542,155.51	4,540,919.22	48.8	59.7	68.6
January 2, 2014	49,613,700.19	24,012,792.19	5,436,555.25	4,240,543.36	48.4	59.4	67.9
July 2, 2014	48,363,984.82	22,817,901.37	5,247,585.78	0.00	47.2	58.0	N/A
January 2, 2015	47,114,269.45	22,112,888.17	5,017,696.49	0.00	46.9	57.6	N/A
July 2, 2015	45,864,554.08	21,610,140.09	4,863,653.69	0.00	47.1	57.7	N/A
January 2, 2016	44,198,266.92	20,688,353.36	4,612,794.73	0.00	46.8	57.2	N/A
July 2, 2016	42,531,979.76	19,736,500.92	4,394,889.97	0.00	46.4	56.7	N/A
January 2, 2017	40,865,692.60	18,767,614.90	4,169,538.01	0.00	45.9	56.1	N/A
July 2, 2017	39,199,405.44	17,826,209.56	3,949,118.56	0.00	45.5	55.6	N/A
January 2, 2018	37,533,118.28	16,876,580.91	3,727,424.25	0.00	45.0	54.9	N/A
July 2, 2018	35,866,831.12	16,503,692.26	3,505,265.21	0.00	46.0	55.8	N/A
January 2, 2019	34,200,543.96	15,449,718.22	3,257,556.49	0.00	45.2	54.7	N/A
July 2, 2019	32,534,256.80	14,797,032.69	0.00	0.00	45.5	N/A	N/A
January 2, 2020	30,867,969.64	13,739,417.53	0.00	0.00	44.5	N/A	N/A
July 2, 2020	29,201,682.48	12,631,679.85	0.00	0.00	43.3	N/A	N/A
January 2, 2021	27,118,823.53	11,432,368.92	0.00	0.00	42.2	N/A	N/A
July 2, 2021	25,035,964.58	9,866,502.42	0.00	0.00	39.4	N/A	N/A
January 2, 2022	22,953,105.63	8,405,746.68	0.00	0.00	36.6	N/A	N/A
July 2, 2022	20,870,246.68	0.00	0.00	0.00	N/A	N/A	N/A

III-5

Boeing 777-222
N214UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$65,860,000.00	$34,542,728.73	$7,607,671.00	$7,244,599.93	52.4%	64.0%	75.0%
January 2, 2008	64,610,284.63	33,607,906.16	7,013,331.29	6,827,768.42	52.0	62.9	73.4
July 2, 2008	63,360,569.26	32,874,315.68	6,884,441.28	6,612,169.00	51.9	62.7	73.2
January 2, 2009	62,110,853.89	32,172,822.83	6,770,682.32	6,428,667.21	51.8	62.7	73.1
July 2, 2009	60,861,138.52	31,459,172.40	6,657,449.54	6,233,007.84	51.7	62.6	72.9
January 2, 2010	59,611,423.15	30,747,285.75	6,509,853.50	6,039,112.25	51.6	62.5	72.6
July 2, 2010	58,361,707.78	30,037,102.23	6,380,603.22	5,846,919.79	51.5	62.4	72.4
January 2, 2011	57,111,992.41	29,327,281.59	6,253,489.49	5,655,090.21	51.4	62.3	72.2
July 2, 2011	55,862,277.04	27,691,251.89	6,142,710.03	5,449,425.78	49.6	60.6	70.3
January 2, 2012	54,612,561.67	26,952,700.61	5,998,361.05	5,225,217.75	49.4	60.3	69.9
July 2, 2012	53,362,846.30	26,225,828.98	5,849,972.40	4,983,223.51	49.1	60.1	69.4
January 2, 2013	52,113,130.93	25,520,331.93	5,708,627.86	4,757,895.23	49.0	59.9	69.1
July 2, 2013	50,863,415.56	24,803,702.48	5,542,155.51	4,540,919.22	48.8	59.7	68.6
January 2, 2014	49,613,700.19	24,012,792.19	5,436,555.25	4,240,543.36	48.4	59.4	67.9
July 2, 2014	48,363,984.82	22,817,901.37	5,247,585.78	0.00	47.2	58.0	N/A
January 2, 2015	47,114,269.45	22,112,888.17	5,017,696.49	0.00	46.9	57.6	N/A
July 2, 2015	45,864,554.08	21,610,140.09	4,863,653.69	0.00	47.1	57.7	N/A
January 2, 2016	44,198,266.92	20,688,353.36	4,612,794.73	0.00	46.8	57.2	N/A
July 2, 2016	42,531,979.76	19,736,500.92	4,394,889.97	0.00	46.4	56.7	N/A
January 2, 2017	40,865,692.60	18,767,614.90	4,169,538.01	0.00	45.9	56.1	N/A
July 2, 2017	39,199,405.44	17,826,209.56	3,949,118.56	0.00	45.5	55.6	N/A
January 2, 2018	37,533,118.28	16,876,580.91	3,727,424.25	0.00	45.0	54.9	N/A
July 2, 2018	35,866,831.12	16,503,692.26	3,505,265.21	0.00	46.0	55.8	N/A
January 2, 2019	34,200,543.96	15,449,718.22	3,257,556.49	0.00	45.2	54.7	N/A
July 2, 2019	32,534,256.80	14,797,032.69	0.00	0.00	45.5	N/A	N/A
January 2, 2020	30,867,969.64	13,739,417.53	0.00	0.00	44.5	N/A	N/A
July 2, 2020	29,201,682.48	12,631,679.85	0.00	0.00	43.3	N/A	N/A
January 2, 2021	27,118,823.53	11,432,368.92	0.00	0.00	42.2	N/A	N/A
July 2, 2021	25,035,964.58	9,866,502.42	0.00	0.00	39.4	N/A	N/A
January 2, 2022	22,953,105.63	8,405,746.68	0.00	0.00	36.6	N/A	N/A
July 2, 2022	20,870,246.68	0.00	0.00	0.00	N/A	N/A	N/A

III-6

Boeing 777-222ER
N216UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$84,140,000.00	$44,130,355.29	$9,719,244.43	$9,255,399.94	52.4%	64.0%	75.0%
January 2, 2008	82,543,415.56	42,936,064.81	8,959,940.70	8,722,873.32	52.0	62.9	73.4
July 2, 2008	80,946,831.12	41,998,860.09	8,795,276.18	8,447,432.46	51.9	62.7	73.2
January 2, 2009	79,350,246.68	41,102,661.96	8,649,942.46	8,212,998.19	51.8	62.7	73.1
July 2, 2009	77,753,662.24	40,190,931.81	8,505,280.96	7,963,031.90	51.7	62.6	72.9
January 2, 2010	76,157,077.80	39,281,455.00	8,316,718.39	7,715,318.95	51.6	62.5	72.6
July 2, 2010	74,560,493.36	38,374,154.03	8,151,593.60	7,469,781.84	51.5	62.4	72.4
January 2, 2011	72,963,908.92	37,467,316.67	7,989,198.37	7,224,708.34	51.4	62.3	72.2
July 2, 2011	71,367,324.48	35,377,193.09	7,847,671.14	6,961,960.01	49.6	60.6	70.3
January 2, 2012	69,770,740.04	34,433,650.65	7,663,256.87	6,675,521.14	49.4	60.3	69.9
July 2, 2012	68,174,155.60	33,505,029.65	7,473,681.70	6,366,359.35	49.1	60.1	69.4
January 2, 2013	66,577,571.16	32,603,715.92	7,293,105.79	6,078,489.29	49.0	59.9	69.1
July 2, 2013	64,980,986.72	31,688,179.90	7,080,427.63	5,801,289.75	48.8	59.7	68.6
January 2, 2014	63,384,402.28	30,677,745.77	6,945,517.12	5,417,542.03	48.4	59.4	67.9
July 2, 2014	61,787,817.84	29,151,202.89	6,704,097.57	0.00	47.2	58.0	N/A
January 2, 2015	60,191,233.40	28,250,507.31	6,410,400.57	0.00	46.9	57.6	N/A
July 2, 2015	58,594,648.96	27,608,217.24	6,213,601.89	0.00	47.1	57.7	N/A
January 2, 2016	56,465,869.70	26,430,580.81	5,893,114.90	0.00	46.8	57.2	N/A
July 2, 2016	54,337,090.45	25,214,533.67	5,614,728.84	0.00	46.4	56.7	N/A
January 2, 2017	52,208,311.20	23,976,725.14	5,326,828.54	0.00	45.9	56.1	N/A
July 2, 2017	50,079,531.94	22,774,024.79	5,045,229.81	0.00	45.5	55.6	N/A
January 2, 2018	47,950,752.69	21,560,818.68	4,762,002.37	0.00	45.0	54.9	N/A
July 2, 2018	45,821,973.43	21,084,431.63	4,478,181.21	0.00	46.0	55.8	N/A
January 2, 2019	43,693,194.18	19,737,918.19	4,161,718.84	0.00	45.2	54.7	N/A
July 2, 2019	41,564,414.93	18,904,074.27	0.00	0.00	45.5	N/A	N/A
January 2, 2020	39,435,635.67	17,552,909.07	0.00	0.00	44.5	N/A	N/A
July 2, 2020	37,306,856.42	16,137,709.43	0.00	0.00	43.3	N/A	N/A
January 2, 2021	34,645,882.35	14,605,519.61	0.00	0.00	42.2	N/A	N/A
July 2, 2021	31,984,908.29	12,605,033.62	0.00	0.00	39.4	N/A	N/A
January 2, 2022	29,323,934.22	10,738,832.77	0.00	0.00	36.6	N/A	N/A
July 2, 2022	26,662,960.15	0.00	0.00	0.00	N/A	N/A	N/A

III-7

Boeing 777-222ER
N217UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$84,390,000.00	$44,261,477.11	$9,748,122.64	$9,282,899.93	52.4%	64.0%	75.0%
January 2, 2008	82,788,671.73	43,063,638.11	8,986,562.84	8,748,791.04	52.0	62.9	73.4
July 2, 2008	81,187,343.45	42,123,648.73	8,821,409.06	8,472,531.78	51.9	62.7	73.2
January 2, 2009	79,586,015.18	41,224,787.78	8,675,643.52	8,237,400.95	51.8	62.7	73.1
July 2, 2009	77,984,686.91	40,310,348.67	8,530,552.20	7,986,691.96	51.7	62.6	72.9
January 2, 2010	76,383,358.63	39,398,169.59	8,341,429.37	7,738,243.00	51.6	62.5	72.6
July 2, 2010	74,782,030.36	38,488,172.81	8,175,813.95	7,491,976.34	51.5	62.4	72.4
January 2, 2011	73,180,702.09	37,578,641.02	8,012,936.21	7,246,174.66	51.4	62.3	72.2
July 2, 2011	71,579,373.81	35,482,307.18	7,870,988.47	6,982,645.64	49.6	60.6	70.3
January 2, 2012	69,978,045.54	34,535,961.25	7,686,026.27	6,695,355.70	49.4	60.3	69.9
July 2, 2012	68,376,717.27	33,604,581.09	7,495,887.82	6,385,275.32	49.1	60.1	69.4
January 2, 2013	66,775,388.99	32,700,589.34	7,314,775.37	6,096,549.93	49.0	59.9	69.1
July 2, 2013	65,174,060.72	31,782,333.04	7,101,465.29	5,818,526.76	48.8	59.7	68.6
January 2, 2014	63,572,732.45	30,768,896.67	6,966,153.93	5,433,638.84	48.4	59.4	67.9
July 2, 2014	61,971,404.17	29,237,818.07	6,724,017.06	0.00	47.2	58.0	N/A
January 2, 2015	60,370,075.90	28,334,446.31	6,429,447.41	0.00	46.9	57.6	N/A
July 2, 2015	58,768,747.63	27,690,247.85	6,232,063.99	0.00	47.1	57.7	N/A
January 2, 2016	56,633,643.26	26,509,112.38	5,910,624.76	0.00	46.8	57.2	N/A
July 2, 2016	54,498,538.90	25,289,452.07	5,631,411.54	0.00	46.4	56.7	N/A
January 2, 2017	52,363,434.54	24,047,965.72	5,342,655.82	0.00	45.9	56.1	N/A
July 2, 2017	50,228,330.17	22,841,691.86	5,060,220.39	0.00	45.5	55.6	N/A
January 2, 2018	48,093,225.81	21,624,881.02	4,776,151.41	0.00	45.0	54.9	N/A
July 2, 2018	45,958,121.44	21,147,078.51	4,491,486.95	0.00	46.0	55.8	N/A
January 2, 2019	43,823,017.08	19,796,564.25	4,174,084.30	0.00	45.2	54.7	N/A
July 2, 2019	41,687,912.71	18,960,242.78	0.00	0.00	45.5	N/A	N/A
January 2, 2020	39,552,808.35	17,605,062.95	0.00	0.00	44.5	N/A	N/A
July 2, 2020	37,417,703.98	16,185,658.41	0.00	0.00	43.3	N/A	N/A
January 2, 2021	34,748,823.53	14,648,916.09	0.00	0.00	42.2	N/A	N/A
July 2, 2021	32,079,943.07	12,642,486.18	0.00	0.00	39.4	N/A	N/A
January 2, 2022	29,411,062.62	10,770,740.40	0.00	0.00	36.6	N/A	N/A
July 2, 2022	26,742,182.16	0.00	0.00	0.00	N/A	N/A	N/A

III-8

Boeing 777-222ER
N228UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$92,513,333.33	$48,522,061.71	$10,686,471.38	$10,176,466.60	52.4%	64.0%	75.0%
January 2, 2008	90,852,411.73	47,258,100.66	9,861,867.46	9,600,936.34	52.0	62.9	73.4
July 2, 2008	89,191,490.13	46,276,560.38	9,691,099.45	9,307,826.85	51.9	62.7	73.2
January 2, 2009	87,530,568.52	45,339,989.76	9,541,676.49	9,059,687.02	51.8	62.7	73.1
July 2, 2009	85,869,646.92	44,386,090.99	9,393,068.49	8,794,219.04	51.7	62.6	72.9
January 2, 2010	84,208,725.31	43,434,456.16	9,195,996.96	8,531,015.00	51.6	62.5	72.6
July 2, 2010	82,547,803.71	42,484,994.33	9,024,835.00	8,269,983.96	51.5	62.4	72.4
January 2, 2011	80,886,882.11	41,535,801.38	8,856,725.99	8,009,221.81	51.4	62.3	72.2
July 2, 2011	79,225,960.50	39,272,764.18	8,711,820.01	7,728,578.48	49.6	60.6	70.3
January 2, 2012	77,565,038.90	38,280,337.18	8,519,342.33	7,421,263.65	49.4	60.3	69.9
July 2, 2012	75,904,117.30	37,304,014.69	8,321,088.96	7,088,212.28	49.1	60.1	69.4
January 2, 2013	74,243,195.69	36,357,650.49	8,132,821.19	6,778,355.87	49.0	59.9	69.1
July 2, 2013	72,582,274.09	35,394,971.30	7,908,675.53	6,479,907.80	48.8	59.7	68.6
January 2, 2014	70,921,352.48	34,325,593.43	7,771,398.81	6,061,734.34	48.4	59.4	67.9
July 2, 2014	69,260,430.88	32,676,746.72	7,514,890.52	0.00	47.2	58.0	N/A
January 2, 2015	67,599,509.28	31,727,551.08	7,199,386.16	0.00	46.9	57.6	N/A
July 2, 2015	65,938,587.67	31,068,482.99	6,992,381.39	0.00	47.1	57.7	N/A
January 2, 2016	64,277,666.07	30,087,131.53	6,708,400.56	0.00	46.8	57.2	N/A
July 2, 2016	62,616,744.46	29,056,616.76	6,470,277.27	0.00	46.4	56.7	N/A
January 2, 2017	60,955,822.86	27,994,029.65	6,219,339.60	0.00	45.9	56.1	N/A
July 2, 2017	58,741,260.72	26,713,007.83	5,917,850.04	0.00	45.5	55.6	N/A
January 2, 2018	56,526,698.58	25,416,950.33	5,613,681.91	0.00	45.0	54.9	N/A
July 2, 2018	54,312,136.45	24,991,078.34	5,307,924.80	0.00	46.0	55.8	N/A
January 2, 2019	52,097,574.31	23,534,504.14	4,962,224.91	0.00	45.2	54.7	N/A
July 2, 2019	49,883,012.17	22,687,488.04	0.00	0.00	45.5	N/A	N/A
January 2, 2020	47,668,450.03	21,217,357.21	0.00	0.00	44.5	N/A	N/A
July 2, 2020	45,453,887.89	19,661,845.18	0.00	0.00	43.3	N/A	N/A
January 2, 2021	43,239,325.75	18,228,221.57	0.00	0.00	42.2	N/A	N/A
July 2, 2021	41,024,763.61	16,167,578.78	0.00	0.00	39.4	N/A	N/A
January 2, 2022	38,810,201.48	14,212,835.84	0.00	0.00	36.6	N/A	N/A
July 2, 2022	36,041,998.80	0.00	0.00	0.00	N/A	N/A	N/A

III-9

Boeing 777-222ER
N229UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$92,783,333.33	$48,663,673.23	$10,717,659.81	$10,206,166.61	52.4%	64.0%	75.0%
January 2, 2008	91,117,564.33	47,396,023.31	9,890,649.29	9,628,956.67	52.0	62.9	73.4
July 2, 2008	89,451,795.33	46,411,618.41	9,719,382.90	9,334,991.74	51.9	62.7	73.2
January 2, 2009	87,786,026.33	45,472,314.41	9,569,523.85	9,086,127.72	51.8	62.7	73.1
July 2, 2009	86,120,257.33	44,515,631.69	9,420,482.14	8,819,884.97	51.7	62.6	72.9
January 2, 2010	84,454,488.33	43,561,219.52	9,222,835.46	8,555,912.77	51.6	62.5	72.6
July 2, 2010	82,788,719.33	42,608,986.68	9,051,173.96	8,294,119.91	51.5	62.4	72.4
January 2, 2011	81,122,950.33	41,657,023.52	8,882,574.33	8,032,596.72	51.4	62.3	72.2
July 2, 2011	79,457,181.33	39,387,381.65	8,737,245.44	7,751,134.33	49.6	60.6	70.3
January 2, 2012	77,791,412.33	38,392,058.26	8,544,206.02	7,442,922.60	49.4	60.3	69.9
July 2, 2012	76,125,643.33	37,412,886.38	8,345,374.05	7,108,899.22	49.1	60.1	69.4
January 2, 2013	74,459,874.33	36,463,760.22	8,156,556.82	6,798,138.49	49.0	59.9	69.1
July 2, 2013	72,794,105.33	35,498,271.45	7,931,756.99	6,498,819.40	48.8	59.7	68.6
January 2, 2014	71,128,336.33	34,425,772.60	7,794,079.63	6,079,425.50	48.4	59.4	67.9
July 2, 2014	69,462,567.32	32,772,113.74	7,536,822.73	0.00	47.2	58.0	N/A
January 2, 2015	67,796,798.32	31,820,147.87	7,220,397.57	0.00	46.9	57.6	N/A
July 2, 2015	66,131,029.32	31,159,156.29	7,012,788.65	0.00	47.1	57.7	N/A
January 2, 2016	64,465,260.32	30,174,940.76	6,727,979.02	0.00	46.8	57.2	N/A
July 2, 2016	62,799,491.32	29,141,418.43	6,489,160.76	0.00	46.4	56.7	N/A
January 2, 2017	61,133,722.32	28,075,730.16	6,237,490.73	0.00	45.9	56.1	N/A
July 2, 2017	58,912,696.99	26,790,969.68	5,935,121.27	0.00	45.5	55.6	N/A
January 2, 2018	56,691,671.65	25,491,129.64	5,630,065.43	0.00	45.0	54.9	N/A
July 2, 2018	54,470,646.32	25,064,014.75	5,323,415.97	0.00	46.0	55.8	N/A
January 2, 2019	52,249,620.99	23,603,189.55	4,976,707.16	0.00	45.2	54.7	N/A
July 2, 2019	50,028,595.65	22,753,701.44	0.00	0.00	45.5	N/A	N/A
January 2, 2020	47,807,570.32	21,279,280.03	0.00	0.00	44.5	N/A	N/A
July 2, 2020	45,586,544.98	19,719,228.24	0.00	0.00	43.3	N/A	N/A
January 2, 2021	43,365,519.65	18,281,420.60	0.00	0.00	42.2	N/A	N/A
July 2, 2021	41,144,494.31	16,214,763.83	0.00	0.00	39.4	N/A	N/A
January 2, 2022	38,923,468.98	14,254,315.98	0.00	0.00	36.6	N/A	N/A
July 2, 2022	36,147,187.31	0.00	0.00	0.00	N/A	N/A	N/A

III-10

Boeing 747-422
N104UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$70,000,000.00	$36,714,105.90	$8,085,893.86	$7,699,999.94	52.4%	64.0%	75.0%
January 2, 2008	68,532,494.76	35,648,096.42	7,439,080.20	7,242,252.64	52.0	62.9	73.4
July 2, 2008	67,064,989.52	34,796,335.73	7,286,944.97	6,998,754.13	51.9	62.7	73.2
January 2, 2009	65,597,484.28	33,978,863.77	7,150,758.66	6,789,544.35	51.8	62.7	73.1
July 2, 2009	64,129,979.04	33,148,838.79	7,015,019.91	6,567,781.55	51.7	62.6	72.9
January 2, 2010	62,662,473.79	32,321,003.07	6,843,042.86	6,348,208.01	51.6	62.5	72.6
July 2, 2010	61,194,968.55	31,495,300.58	6,690,359.61	6,130,767.71	51.5	62.4	72.4
January 2, 2011	59,727,463.31	30,670,338.46	6,539,871.00	5,914,067.77	51.4	62.3	72.2
July 2, 2011	58,259,958.07	28,879,796.20	6,406,363.06	5,683,322.18	49.6	60.6	70.3
January 2, 2012	56,792,452.83	28,028,532.87	6,237,788.99	5,433,785.27	49.4	60.3	69.9
July 2, 2012	55,324,947.59	27,190,127.89	6,065,070.32	5,166,451.92	49.1	60.1	69.4
January 2, 2013	53,857,442.35	26,374,539.05	5,899,704.92	4,917,149.74	49.0	59.9	69.1
July 2, 2013	51,900,768.69	25,309,570.97	5,655,187.07	4,633,530.71	48.8	59.7	68.6
January 2, 2014	49,944,095.04	24,172,701.72	5,472,759.13	4,268,782.61	48.4	59.4	67.9
July 2, 2014	47,987,421.38	22,640,240.51	5,206,727.89	0.00	47.2	58.0	N/A
January 2, 2015	46,030,747.73	21,604,341.72	4,902,300.78	0.00	46.9	57.6	N/A
July 2, 2015	44,074,074.07	20,766,514.23	4,673,784.28	0.00	47.1	57.7	N/A
January 2, 2016	42,117,400.42	19,714,340.02	4,395,623.07	0.00	46.8	57.2	N/A
July 2, 2016	40,160,726.76	18,636,146.85	4,149,865.01	0.00	46.4	56.7	N/A
January 2, 2017	38,204,053.11	17,545,253.99	3,897,970.18	0.00	45.9	56.1	N/A
July 2, 2017	36,247,379.45	16,483,754.66	3,651,718.62	0.00	45.5	55.6	N/A
January 2, 2018	34,290,705.80	15,418,646.18	3,405,419.37	0.00	45.0	54.9	N/A
July 2, 2018	31,844,863.73	14,653,032.19	3,112,198.35	0.00	46.0	55.8	N/A
January 2, 2019	29,399,021.66	13,280,683.52	2,800,217.85	0.00	45.2	54.7	N/A
July 2, 2019	26,953,179.59	12,258,681.12	0.00	0.00	45.5	N/A	N/A
January 2, 2020	24,507,337.53	10,908,282.82	0.00	0.00	44.5	N/A	N/A
July 2, 2020	22,061,495.46	9,543,071.63	0.00	0.00	43.3	N/A	N/A
January 2, 2021	19,615,653.39	8,269,288.89	0.00	0.00	42.2	N/A	N/A
July 2, 2021	17,169,811.32	6,766,505.22	0.00	0.00	39.4	N/A	N/A
January 2, 2022	14,723,969.25	5,392,122.43	0.00	0.00	36.6	N/A	N/A
July 2, 2022	12,278,127.18	0.00	0.00	0.00	N/A	N/A	N/A

III-11

Boeing 747-422
N107UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$72,470,000.00	$38,009,589.31	$8,371,210.39	$7,971,699.93	52.4%	64.0%	75.0%
January 2, 2008	70,981,909.65	36,922,192.39	7,704,959.82	7,501,097.45	52.0	62.9	73.4
July 2, 2008	69,493,819.30	36,056,521.92	7,550,849.42	7,252,221.42	51.9	62.7	73.2
January 2, 2009	68,005,728.95	35,226,311.23	7,413,280.57	7,038,805.17	51.8	62.7	73.1
July 2, 2009	66,517,638.60	34,383,021.94	7,276,200.10	6,812,310.33	51.7	62.6	72.9
January 2, 2010	65,029,548.25	33,541,928.67	7,101,538.76	6,588,011.50	51.6	62.5	72.6
July 2, 2010	63,541,457.91	32,702,971.52	6,946,897.99	6,365,848.80	51.5	62.4	72.4
January 2, 2011	62,053,367.56	31,864,701.40	6,794,546.38	6,144,373.12	51.4	62.3	72.2
July 2, 2011	60,565,277.21	30,022,556.12	6,659,859.84	5,908,208.55	49.6	60.6	70.3
January 2, 2012	59,077,186.86	29,156,107.71	6,488,732.36	5,652,383.92	49.4	60.3	69.9
July 2, 2012	57,589,096.51	28,302,871.77	6,313,280.65	5,377,886.67	49.1	60.1	69.4
January 2, 2013	56,101,006.16	27,473,235.11	6,145,471.61	5,121,985.66	49.0	59.9	69.1
July 2, 2013	54,612,915.81	26,632,157.90	5,950,706.78	4,875,662.32	48.8	59.7	68.6
January 2, 2014	52,628,795.35	25,472,083.72	5,766,942.44	4,498,247.21	48.4	59.4	67.9
July 2, 2014	50,644,674.88	23,893,920.23	5,495,045.04	0.00	47.2	58.0	N/A
January 2, 2015	48,660,554.41	22,838,630.62	5,182,376.70	0.00	46.9	57.6	N/A
July 2, 2015	46,676,433.95	21,992,675.95	4,949,748.54	0.00	47.1	57.7	N/A
January 2, 2016	44,692,313.48	20,919,606.98	4,664,356.36	0.00	46.8	57.2	N/A
July 2, 2016	42,708,193.02	19,818,270.74	4,413,098.33	0.00	46.4	56.7	N/A
January 2, 2017	40,724,072.55	18,702,575.72	4,155,088.47	0.00	45.9	56.1	N/A
July 2, 2017	38,739,952.09	17,617,269.85	3,902,831.23	0.00	45.5	55.6	N/A
January 2, 2018	36,755,831.62	16,527,077.80	3,650,231.70	0.00	45.0	54.9	N/A
July 2, 2018	34,771,711.16	15,999,785.93	3,398,239.14	0.00	46.0	55.8	N/A
January 2, 2019	32,291,560.57	14,587,356.04	3,075,728.35	0.00	45.2	54.7	N/A
July 2, 2019	29,811,409.99	13,558,644.07	0.00	0.00	45.5	N/A	N/A
January 2, 2020	27,331,259.41	12,165,218.15	0.00	0.00	44.5	N/A	N/A
July 2, 2020	24,851,108.83	10,749,765.90	0.00	0.00	43.3	N/A	N/A
January 2, 2021	22,370,958.25	9,430,831.23	0.00	0.00	42.2	N/A	N/A
July 2, 2021	19,890,807.67	7,838,831.27	0.00	0.00	39.4	N/A	N/A
January 2, 2022	17,410,657.08	6,376,024.90	0.00	0.00	36.6	N/A	N/A
July 2, 2022	14,930,506.50	0.00	0.00	0.00	N/A	N/A	N/A

III-12

Boeing 747-422
N116UA
		Outstanding Value			Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes	Series A Equipment Notes	Series B Equipment Notes	Series C Equipment Notes
At Issuance	$74,050,000.00	$38,838,281.13	$8,553,655.44	$8,145,067.49	52.4%	64.0%	75.0%
January 2, 2008	72,560,060.36	37,743,090.65	7,876,200.14	7,667,437.96	52.0	62.9	73.4
July 2, 2008	71,070,120.72	36,874,380.06	7,722,057.29	7,416,288.32	51.9	62.7	73.2
January 2, 2009	69,580,181.09	36,041,864.23	7,584,845.91	7,201,333.45	51.8	62.7	73.0
July 2, 2009	68,090,241.45	35,195,903.63	7,448,158.10	6,972,933.81	51.7	62.6	72.9
January 2, 2010	66,600,301.81	34,352,117.80	7,273,007.45	6,746,708.93	51.6	62.5	72.6
July 2, 2010	65,110,362.17	33,510,443.68	7,118,358.95	6,522,595.76	51.5	62.4	72.4
January 2, 2011	63,620,422.54	32,669,393.63	6,966,066.26	6,299,106.66	51.4	62.3	72.2
July 2, 2011	62,130,482.90	30,798,439.57	6,831,907.36	6,060,463.64	49.6	60.6	70.3
January 2, 2012	60,640,543.26	29,927,666.21	6,660,378.20	5,801,530.22	49.4	60.3	69.9
July 2, 2012	59,150,603.62	29,070,295.70	6,484,397.79	5,523,273.65	49.1	60.1	69.4
January 2, 2013	57,660,663.98	28,237,017.46	6,316,256.05	5,263,948.98	49.0	59.9	69.1
July 2, 2013	56,170,724.35	27,391,830.07	6,120,382.85	5,014,305.93	48.8	59.7	68.6
January 2, 2014	54,680,784.71	26,465,238.70	5,991,729.59	4,673,200.80	48.4	59.4	67.9
July 2, 2014	52,694,198.52	24,860,877.88	5,717,357.19	0.00	47.2	58.0	N/A
January 2, 2015	50,707,612.34	23,799,410.82	5,400,324.41	0.00	46.9	57.6	N/A
July 2, 2015	48,721,026.16	22,956,034.61	5,166,499.83	0.00	47.1	57.7	N/A
January 2, 2016	46,734,439.97	21,875,488.85	4,877,419.73	0.00	46.8	57.2	N/A
July 2, 2016	44,747,853.79	20,764,755.04	4,623,794.25	0.00	46.4	56.7	N/A
January 2, 2017	42,761,267.61	19,638,161.80	4,362,878.92	0.00	45.9	56.1	N/A
July 2, 2017	40,774,681.42	18,542,579.53	4,107,753.58	0.00	45.5	55.5	N/A
January 2, 2018	38,788,095.24	17,440,877.06	3,851,991.22	0.00	45.0	54.9	N/A
July 2, 2018	36,801,509.05	16,933,775.07	3,596,546.14	0.00	46.0	55.8	N/A
January 2, 2019	34,814,922.87	15,727,259.08	3,316,010.13	0.00	45.2	54.7	N/A
July 2, 2019	32,331,690.14	14,704,904.53	0.00	0.00	45.5	N/A	N/A
January 2, 2020	29,848,457.41	13,285,631.83	0.00	0.00	44.5	N/A	N/A
July 2, 2020	27,365,224.68	11,837,291.06	0.00	0.00	43.3	N/A	N/A
January 2, 2021	24,881,991.95	10,489,399.18	0.00	0.00	42.2	N/A	N/A
July 2, 2021	22,398,759.22	8,827,199.81	0.00	0.00	39.4	N/A	N/A
January 2, 2022	19,915,526.49	7,293,344.92	0.00	0.00	36.6	N/A	N/A
July 2, 2022	17,432,293.76	0.00	0.00	0.00	N/A	N/A	N/A

III-13

PROSPECTUS

United Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts formed by United Air Lines, Inc., which we refer to as United, with a national or state bank or trust company, as trustee, which may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. The property of a trust will include equipment notes issued by:

•	United to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by United; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to United.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. Payment obligations under equipment notes issued by United to any trust and payment obligations under any leases to which United is a party may be fully and unconditionally guaranteed by UAL Corporation, which we refer to as “UAL”, the parent corporation of United. Equipment notes issued by any owner trustee will be without recourse to United or UAL.

We will describe the specific terms of any offering of these securities in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2007.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “United” or the “Company” refer to United Air Lines, Inc. and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information”, and any additional information you may need to make your investment decision.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking and thus reflect United’s and UAL’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to United’s and UAL’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this prospectus are based upon information available to us on the date of this prospectus and all forward-looking statements in any accompanying prospectus supplement are based upon information available to us on the date of such prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

United’s and UAL’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: their ability to comply with the terms of United’s credit facility and other financing arrangements; the costs and availability of financing; their ability to execute their business plan; their ability to realize benefits from the resource optimization efforts and cost reduction initiatives; their ability to utilize net operating losses; their ability to attract, motivate and/or retain key employees; their ability to attract and retain customers; demand for transportation in the markets in which they operate; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); their ability to cost-effectively hedge against increases in the price of aviation fuel; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom they have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of United and/or competitors; U.S. or foreign governmental legislation, regulation and other actions, including “open skies” agreements; their ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by their labor groups; weather conditions; and other risks and uncertainties, including those stated in the SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by United or UAL that such matters will be realized.

WHERE YOU CAN FIND MORE INFORMATION

United files annual, quarterly and current reports and other information with the SEC. UAL files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that United or UAL files at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov. Copies of documents filed by us with the SEC are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC to register the securities offered by this prospectus. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

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The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that United or UAL have previously filed with the SEC. These documents contain important information about us.

United Air Lines, Inc. Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

UAL Corporation Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 5, 2007 Filed on March 26, 2007 Filed on March 26, 2007 Filed on April 23, 2007 Filed on April 25, 2007

Proxy Statement on Schedule 14A	Filed on March 26, 2007

We also incorporate by reference additional documents that United or UAL may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K), as well as proxy statements.

You may obtain any of the documents incorporated by reference through us or the SEC or its Internet website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

UAL Corporation

77 West Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth United’s consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Successor		Predecessor
	Three months ended March 31, 2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006		2005	2004	2003	2002
Ratio of earnings to fixed charges	(a)	1.05	354.45	(b)	(a)	(a)	(a)	(a)

(a)	Earnings were inadequate to cover fixed charges by $234 million for the three months ended March 31, 2007, $21.0 billion in 2005, $1.7 billion in 2004, $2.8 billion in 2003 and $3.1 billion in 2002.
(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.7 billion.

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Successor		Predecessor
	Three months ended March 31, 2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006		2005	2004	2003	2002
Ratio of earnings to fixed charges	(a)	1.03	363.65	(b)	(a)	(a)	(a)	(a)

(a)	Earnings were inadequate to cover fixed charges by $242 million for the three months ended March 31, 2007, $21.2 billion in 2005, $1.7 billion in 2004, $2.8 billion in 2003 and $3.2 billion in 2002.
(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.9 billion.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and in conformity with accounting principles generally accepted in the U.S. “Successor” refers to United or UAL, as applicable, on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. “Predecessor” refers to United or UAL, as applicable, prior to February 1, 2006.

“Earnings” were calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Vedder, Price, Kaufman & Kammholz, P.C. will render an opinion with respect to the validity of the securities being offered by such prospectus supplement. Cravath, Swaine & Moore LLP will also represent us with respect to certain matters in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K have been audited by

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Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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